Exhibit 10.2

CREDIT AND SECURITY AGREEMENT

between

MEMRY CORPORATION

as Borrower

and

WEBSTER BUSINESS CREDIT CORPORATION,

as Lender

Signing Date: November 9, 2004

CREDIT AND SECURITY AGREEMENT

PREAMBLE. This Credit and Security Agreement (herein, together with all schedules and exhibits hereto, and as it may be amended or modified from time to time, called this “Agreement”), dated as of November 9, 2004 (the “Signing Date”), is made between (i) MEMRY CORPORATION, a Delaware corporation (herein sometimes called “Initial Borrower”), and together with each other Person which, on or subsequent to the Closing Date, agrees in writing to become a “borrower” hereunder, herein called, individually, a “Borrower” and, collectively, the “Borrowers,” and pending the inclusion by written agreement of any other such Person, besides each Initial Borrower, as a “Borrower” hereunder, all references herein to “Borrowers,” “each Borrower,” the “applicable Borrower,” “such Borrower” or any similar variations thereof (whether singular or plural) shall all mean and refer to the Initial Borrower or each one of them collectively); and (ii) WEBSTER BUSINESS CREDIT CORPORATION, a corporation organized under the laws of the State of New York (“WBCC”), individually, as lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (WBCC, acting in both such capacities, herein called “Lender”).

STATEMENT OF THE TRANSACTION. Capitalized terms used in this statement of the transaction shall have the meanings ascribed to such terms in Annex One. Initial Borrower has applied to WBCC for financing to retire the Existing Loans, to pay closing costs associated herewith, and to supplement its working capital needs on an ongoing basis. WBCC, as Lender hereunder, has agreed to provide this financing, subject, however, to the terms, covenants and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and undertakings herein contained, each Initial Borrower and Lender, each intending to be legally bound hereby, hereby covenant and agree as follows:

I.	DEFINITIONS.

1.1. Accounting Terms. As used in this Agreement, any Note, or any certificate, report or Other Document, accounting terms not defined in Annex One or elsewhere in this Agreement and accounting terms partly defined in Annex One (to the extent not defined) shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the Historical Financial Statements. Certain other definitions, used in the calculation of the Financial Covenants, are set forth in Section 8.1.

1.2. General Terms. Certain other terms which are capitalized hereinbelow, but not expressly defined hereinbelow, shall have the meanings given to such terms in Annex One.

1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein. Without limitation of the foregoing, the terms “accounts,” “chattel paper,” “instruments,” “general intangibles,” “payment intangibles,” “securities,” “investment property,”

“documents,” “supporting obligations,” “deposit accounts,” “payment intangibles,”, “commercial tort claims”, “software,” “letter of credit rights,” “inventory,” “equipment” and “fixtures,” as and when used in the description of Collateral, shall have the meanings given to such terms in Articles 8 or 9 (as applicable) of the Uniform Commercial Code.

II.	ADVANCES, PAYMENTS.

2.1. Revolving Advances; Term Loans and Capital Expenditure Loan.

(a) Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances and, subject to the terms of Annex Two, Letters of Credit available to Borrowers in aggregate amounts outstanding at any time equal to the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base. The Revolving Advances shall be evidenced by a secured promissory note issued to Lender in a principal amount equal to the Maximum Revolving Amount (the “Revolving Credit Note”), substantially in the form attached hereto as Exhibit 2.1(a).

(b) Subject to the terms and conditions of this Agreement, Lender will make available to Borrowers Term Loan A. Term Loan A shall be advanced on the Closing Date and shall be, with respect to principal, payable in consecutive monthly installments, each equal in amount to $31,666.00, due and payable beginning on December 9, 2004, and continuing on the same day of each succeeding calendar month, with the entire remaining principal balance thereof being due and payable, in full, in a balloon payment on the expiration of the Term; subject, however, to acceleration upon (or following) the occurrence of an Event of Default under this Agreement or earlier termination of this Agreement, as provided hereinbelow. Term Loan A shall be evidenced by a secured promissory note issued to Lender equal in principal amount to Term Loan A (the “Term Loan A Note”) in substantially the form attached hereto as Exhibit 2.1(b). Term Loan A shall be subject to mandatory prepayment as provided in Section 2.10. Term Loan A may be voluntarily prepaid, in whole or in part, at any time or from time to time, without premium or penalty subject to Section 2.2(e) and the payment, as appropriate, of any Early Termination Fee then due if such prepayment is made in connection with a termination of this Agreement; provided, however, that: (i) Lender receives at least five (5) Business Days advance written notice of any intended prepayment; (ii) any partial prepayments shall be made (A) only on a date prescribed above for the payment of principal installments of Term Loan A, and (B) only in an amount equal to the principal installment amount for Term Loan A prescribed hereinabove (or integral multiples thereof); (iii) any partial prepayments shall be applied to the principal installments of Term Loan A then remaining to be repaid in the reverse order of their respective maturities; and (iv) any full prepayments of the principal balance of Term Loan A shall be accompanied by the payment of accrued interest thereon through the date of prepayment.

(c) Subject to the terms and conditions of this Agreement, Lender will make available to Borrowers Term Loan B. Term Loan B shall be advanced on the Closing Date and shall be, with respect to principal, payable in thirty-six consecutive monthly installments, each equal in amount to Sixty-Nine Thousand Four Hundred Forty-Five Dollars ($69,445), due and payable beginning on December 9, 2004, and continuing on the same day of each succeeding

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calendar month, with the entire remaining principal balance thereof being due and payable, in full, on Term Loan B Maturity Date; subject, however, to acceleration upon (or following) the occurrence of an Event of Default under this Agreement or earlier termination of this Agreement, as provided hereinbelow. Term Loan B shall be evidenced by a secured promissory note issued to Lender equal in principal amount to Term Loan B (the “Term Loan B Note”) in substantially the form attached hereto as Exhibit 2.1(c). Term Loan B shall be subject to mandatory prepayment as provided in Section 2.10. Term Loan B may be voluntarily prepaid, in whole or in part, at any time or from time to time, without premium or penalty subject to Section 2.2(e) and the payment, as appropriate, of any Early Termination Fee then due if such prepayment is made in connection with a termination of this Agreement; provided, however, that: (i) Lender receives at least five (5) Business Days advance written notice of any intended prepayment; (ii) any partial prepayments shall be made (A) only on a date prescribed above for the payment of principal installments of Term Loan B, and (B) only in an amount equal to the principal installment amount for Term Loan B prescribed hereinabove (or integral multiples thereof); (iii) any partial prepayments shall be applied to the principal installments of Term Loan B then remaining to be repaid in the reverse order of their respective maturities; and (iv) any full prepayments of the principal balance of Term Loan B shall be accompanied by the payment of accrued interest thereon through the date of prepayment.

(d) Subject to the terms and conditions of this Agreement, Lender will make available to Borrowers the Capital Expenditure Loan commencing on the Closing Date through the Capital Expenditure Loan Conversion Date (the “Capital Expenditure Loan Period”), until terminated as provided below, in principal amounts not exceeding in the aggregate at any one time outstanding the Capital Expenditure Loan Borrowing Base, it being agreed and understood that at no time shall the maximum aggregate principal amount of the Capital Expenditure Loans made by Lender exceed the Capital Expenditure Loan Borrowing Base. The Capital Expenditure Loans shall be evidenced by a secured promissory note issued to Lender (the “Capital Expenditure Loan Note”), in substantially the form attached hereto as Exhibit 2.1(d). The Capital Expenditure Loan shall be subject to mandatory prepayment as provided in Section 2.10. The Capital Expenditure Loan may be voluntarily prepaid, in whole or in part, at any time or from time to time, without premium or penalty subject to Section 2.2(e) and the payment, as appropriate, of any Early Termination Fee then due if such prepayment is made in connection with a termination of this Agreement; provided, however, that: (i) Lender receives at least five (5) Business Days advance written notice of any intended prepayment; (ii) any partial prepayments shall be made (A) only on a date prescribed above for the payment of principal installments of the Capital Expenditure Loans and (B) only in an amount equal to the principal installment amount for the Capital Expenditure Loan prescribed hereinabove (or integral multiples thereof); (iii) any partial prepayments shall be applied to the principal installments of the Capital Expenditure Loan then remaining to be repaid in the reverse order of their respective maturities; and (iv) any full prepayments of the principal balance of the Capital Expenditure Loan shall be accompanied by the payment of accrued interest thereon through the date of prepayment.

2.2. Procedure for Borrowing.

(a) (i) Borrowing Representative, on behalf of any Borrowers, may notify Lender prior to 11:00 a.m. on a Business Day of a Borrower’s request to incur, on that

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day, a Revolving Advance hereunder. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with any Lender Party, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with any Lender Party, and such request shall be irrevocable. Lender shall cause the proceeds of such Revolving Advance to be paid to such Person. If requested by Lender, each notice of borrowing shall be made (or confirmed after telephonic notice) in writing in such form as may be required or approved by Lender from time to time.

(ii) Borrowing Representative, on behalf of any Borrowers, may request borrowings (but in any event, no more than four times during the Capital Expenditure Loan Period) and repay BUT NOT REBORROW Capital Expenditure Loans. To be eligible to obtain Capital Expenditure Loan, Borrower must submit to Lender at least three (3) Business Days prior to the date on which Borrower requests Lender to make such Capital Expenditure Loan, enforceable at the sole option of Lender: (a) copies of invoices which reflect the actual cost of the Eligible Equipment being purchased with the proceeds of such Capital Expenditure Loan, including, if any, installation and other services and costs associated therewith; (b) evidence satisfactory to Lender that upon payment of the purchase price therefor, the Eligible Equipment shall be in the Borrower’s physical possession and that (1) the Borrower has acquired good title to such Eligible Equipment, and (2) such Eligible Equipment is not subject to any pledge, lien, lease, encumbrance or charge of any kind whatsoever, other than in favor of Lender. Whenever Borrower desires an advance, Borrower shall notify Lender (which notice shall be irrevocable) by telecopy or telephone of the proposed borrowing. Such notice (each, a “Notice of Capital Expenditure Loan Borrowing”) shall specify (i) the proposed funding date of such Capital Expenditure Loan requested, (ii) the principal amount of the Capital Expenditure Loan requested, (iii) the Interest Period for such Equipment Loan (if applicable), and (iv) the Type of such Equipment Loan. Each Notice of Capital Expenditure Loan Borrowing must be received by Lender (a) no later than 11:00 a.m. on the Business Day of the proposed funding of any Domestic Rate Loan and (b) not less than three (3) Business Days prior to the proposed funding date of any Eurodollar Rate Loan.

(iii) Notwithstanding anything to the contrary contained herein, so long as Borrowers are in compliance with all of the terms and conditions of this Agreement and no Default or Event of Default shall have occurred and be continuing, on the Capital Expenditure Loan Conversion Date the then outstanding principal balance of the Capital Expenditure Loans shall convert into term indebtedness, continuing to bear interest at a rate determined in accordance with Section 3.1 hereof, and be payable in substantially equal, consecutive monthly payments of principal in accordance with an eighty-four (84) month amortization schedule, due and payable beginning on December 9, 2005, and continuing on the same day of each succeeding calendar month, with the entire remaining principal balance thereof being due and payable, in a balloon payment upon expiration of the Term. On and after the Capital Expenditure Loan Conversion Date, Borrower shall

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have no ability to request, and Lender shall have no obligation to make, any further Capital Expenditure Loans.

(b) Notwithstanding the provisions of subsection (a) above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Representative shall give Lender at least three (3) Business Days’ prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be an integral multiple of Five Hundred Thousand Dollars ($500,000), and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one (1), two (2), three (3) or six (6) months. Notwithstanding the foregoing, however, unless otherwise approved by Lender, no Eurodollar Rate Loan shall be made available to Borrowers until thirty (30) days after the Closing Date, or, in any event, during the continuance of a Default or Event of Default. There shall not be outstanding at any time more than three (3) Eurodollar Rate Loans. Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Representative may elect as set forth in clause (iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term. Borrowing Representative shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Lender pursuant to Section 2.2(a) or by its notice of conversion given to Lender pursuant to this subsection (b), as the case may be. Borrowing Representative shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Lender does not receive timely notice of the Interest Period elected by Borrowing Representative, Borrowers shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(c) hereinbelow.

(c) Provided that no Default or Event of Default shall have occurred and be continuing, any Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such Loan into a Loan of another type, provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If a Borrower desires to convert a Loan, Borrowing Representative shall give Lender not less than three (3) Business Days’ prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day’s prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than three (3) Eurodollar Rate Loans, in the aggregate.

(d) At its option and upon three (3) Business Days’ prior written notice, any Borrower may prepay the Eurodollar Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment. In the event that any prepayment

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of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Lender therefor in accordance with Section 2.2(e) hereof.

(e) Each Borrower shall indemnify Lender and hold Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Lender to any lender of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowing Representative shall be conclusive absent manifest error.

(f) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection (f), the term “Lender” shall include Lender and the office or branch where Lender or any corporation or the Bank makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lender to make Eurodollar Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Lender, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Lender, upon Lender’s request, such amount or amounts as may be necessary to compensate Lender for any loss or expense sustained or incurred by Lender in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by Lender to a lender of funds obtained by Lender in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrowing Representative shall be conclusive absent manifest error.

2.3. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers’ Account on Lender’s books. During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowers or deemed to have been requested by Borrowers under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower’s operating account at the Bank or such other bank as Borrowing Representative may designate following notification to Lender, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

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2.4. Maximum Revolving Advances. The aggregate balance of all Revolving Advances and any Letters of Credit outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Amount or (b) the Borrowing Base, in any event.

2.5. Repayment of Advances.

(a) All Advances shall be due and payable in full on the last day of the Term, subject to earlier prepayment, in whole or in part, as provided in this Agreement or in any Other Document.

(b) All payments of principal, interest fees and other amounts payable hereunder, or under any of the Other Documents shall be made to Lender at the Payment Office not later than 1:00 p.m. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers’ Account or by making Revolving Advances as provided in Section 2.2(a) hereof.

(c) Borrowers shall be obliged to pay principal, interest, fees and all other amounts payable hereunder, or under any Other Documents as and when due, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

2.6. Repayment of Overadvances. The aggregate balance of Advances (other than the Term Loans and the Capital Expenditure Loan) outstanding at any time in excess of the maximum amount of Advances (other than the Term Loans and the Capital Expenditure Loan) permitted to be hereunder, i.e. any “overadvances,” shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.7. Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account (“Borrowers’ Account”) in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, that the failure by Lender to record the date and amount of any Advance shall not adversely affect Lender. Each month, Lender shall send to Borrowing Representative a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lender and Borrowers unless Lender receives a written statement of Borrowers’ specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Representative. The records of Lender with respect to the Borrowers’ Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.8. Additional Payments. Any sums expended by Lender due to any Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document, may be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

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2.9. Manner of Payment. Except as otherwise may be expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made to Lender at the Payment Office, in each case on or prior to 1:00 P.M., in Dollars and in immediately available funds.

2.10. Mandatory Prepayments.

(a) When any Borrower sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, or when any Borrower suffers an insured loss in respect of any Collateral, then, except as otherwise provided in Section 4.11, Borrowers shall repay the Advances in an amount equal to the net proceeds derived from such sale or other disposition or received as any loss recovery from insurance, i.e., gross proceeds thereof less any reasonable costs incurred by such Borrower in connection with the receipt of such proceeds, such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Lender. The foregoing shall not be deemed to be an implied consent to any such sale or disposition otherwise prohibited by the terms and conditions hereof. Such proceeds shall be applied, if derived from other than the sale of Inventory or Receivables, first to Term Loan B, in the reverse order of the respective installment maturities thereof (beginning with the last payment) until Term Loan B is paid in full, then to Term Loan A, in the reverse order of the respective installment maturities thereof (beginning with the last payment) until Term Loan A is paid in full, then to the Capital Expenditure Loan (if converted into term indebtedness as provided for herein), in the inverse order of the respective installment maturities thereof (beginning with the last payment) until the Capital Expenditure Loan is paid in full, but otherwise all such proceeds shall be applied to Revolving Advances without reduction, however, in Borrowers’ ability to reborrow Revolving Advances in accordance with the terms hereof.

(b) Borrowers shall prepay the outstanding amount of the Term B Loan in an amount equal to fifty percent (50%) of Excess Cash Flow (as hereinafter defined) for each Fiscal Year ending subsequent to the Closing Date, payable upon delivery of the financial statements to Lender referred to in and required by Section 10.7 for such Fiscal Year but in any event not later than ninety (90) days after the end of each such Fiscal Year, such delivery of payment to be accompanied by the Excess Cash Flow Certificate attached hereto as Exhibit 2.10(b). This prepayment shall be made without premium or penalty, except as provided in Section 2.2(e) hereof. This payment of Excess Cash Flow shall be applied to the outstanding principal installments of the Term Loan B in the reverse order of the respective installment maturities thereof (beginning with the last payment). In the event that the aforesaid financial statement is not so delivered, then a calculation based upon estimated amounts shall be made by Lender upon which calculation Borrowers shall make the prepayment required by this Section, subject to adjustment when the financial statement is delivered to Lender as required hereby. The calculation made by Lender shall not be deemed a waiver of any rights Lender or may have as a result of the failure by Borrowers to deliver such financial statement. “Excess Cash Flow,” as used herein, shall mean an amount equal to: (i) EBITDA, as defined in Article VIII, minus, the sum of (a) Unfinanced Capital Expenditures, as defined in Article VIII, (b) Fixed Charges, as defined in Article VIII, and (c) voluntary principal prepayments by the Borrower of the Term Loans or the Capital Expenditure Loan; in each case, for each covered Fiscal Year of Borrowers.

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2.11. Use of Proceeds. Borrowers shall apply the proceeds of (i) any Revolving Advances, the Term Loans and the Capital Expenditure Loan made on the Closing Date to retire the Existing Loans and to pay closing costs and expenses associated with this transaction, (ii) the Term Loans to acquire substantially all of the assets of Putnam Plastics, Inc. pursuant to the Putnam Acquisition Agreement and related costs and expenses, (iii) Revolving Advances made on and after the Closing Date to provide for their respective working capital needs, and (iv) Capital Expenditure Loans to acquire Eligible Equipment.

III.	INTEREST AND FEES.

3.1. Interest. Interest on Advances shall be payable to Lender in arrears on the first day of each month, commencing on the first day of the calendar month immediately following the Closing Date with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for Eurodollar Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three (3) months’ anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the “Monthly Advances”) at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate, and (ii) with respect to Term Loan A, the applicable Term Loan A Rate, (iii) with respect to Term Loan B, the applicable Term Loan B Rate, and (iv) with respect to the Capital Expenditure Loan, the applicable Capital Expenditure Loan Rate (as applicable, the “Contract Rate”). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the otherwise applicable Contract Rate plus an additional two (2%) percent per annum (as applicable, the “Default Rate”).

3.2. Closing Fee; Unused Line Fee.

(a) On the Closing Date, Borrower shall pay to Lender a fully earned, nonrefundable closing fee equal in amount to One Hundred Thirty-Five Thousand Dollars ($135,000), less any portion thereof theretofore remitted to Lender in partial payment thereof as a commitment fee, if so provided prior to or upon its payment in any applicable Commitment Letter.

(b) If, for any calendar month (or portion thereof) during the Term, the average daily unpaid balance of Revolving Advances and Letters of Credit outstanding for each day of such monthly period does not equal or exceed $4,000,000, then Borrowers agree to pay Lender a fully earned, non-refundable fee at a rate equal to one-half of one percent (0.50%) per annum on the amount by which $4,000,000 exceeds such average daily unpaid balance for such monthly period. Such fee shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month following the Closing Date, and continuing thereafter on the first day of each succeeding calendar month through the end of the Term. The initial fee shall be determined based on the period from the Closing Date to the end of the calendar month containing the Closing Date.

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3.3. Collateral Monitoring Fee. Monthly, commencing on the first day of the first calendar month following the Closing Date, and continuing on the same day of each succeeding calendar month until this Agreement is terminated, Borrowers shall pay to Lender a fully earned, nonrefundable collateral monitoring fee equal in amount to One Thousand Five Hundred Dollars ($1,500) per month.

3.4. Audit Fees. Borrower shall pay to Lender audit fees in connection with each field audit conducted by Lender equal in amount to Lender’s customary per diem charges therefor (which as of the Closing Date, equal Seven Hundred Fifty Dollars ($750) per diem per auditor, subject to change from time to time thereafter) plus usual and customary out-of-pocket expenses for internal auditors, and the usual and customary fees and charges (including out-of-pocket expenses) of external auditors.

3.5. Computation of Interest and Fees; Collection Days. Interest and per annum fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension; provided, however, that the foregoing extension shall not be considered when determining Borrowers’ ongoing compliance with Financial Covenants that concern or include scheduled principal payments within specified dates. For purposes of computing interest and any fees based on the amount of Revolving Advances outstanding from time to time, one (1) additional collection day shall be charged, effective from the Application Date.

3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes hereof, the term “Lender” shall include Lender and any corporation or bank controlling Lender) and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Lender any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the jurisdiction in which it maintains its principal office);

(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or

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loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document; and the result of any of the foregoing is to increase the cost to Lender making, renewing or maintaining its Advances hereunder by an amount that Lender or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender or such Lender deems to be material, then, each and any such case.

(d) Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Lender shall certify the amount of such additional cost or reduced amount to Borrowers, and such certification shall be conclusive absent manifest error.

3.8. Capital Adequacy. In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section, the term “Lender” shall include Lender and each other Lender Party) and the office or branch where Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrowers shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to this Section when delivered to Borrowing Representative shall be conclusive absent manifest error.

3.9. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that either: (a) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan; then, Lender shall give Borrowing Representative prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Representative shall notify Lender no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request

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for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Representative shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Representative shall notify Lender, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lender shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

IV.	COLLATERAL; GENERAL TERMS.

4.1. Security Interest in the Collateral. To secure the prompt payment and performance to each Lender Party of all Obligations, each Borrower hereby assigns, pledges and grants to Lender, in its capacity as Lender and as agent for the ratable benefit of each Lender Party, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Lender’s security interest in the Collateral and shall cause its financial statements to reflect such security interest.

4.2. Perfection of Security Interest. Borrowers shall take all action that may be necessary or desirable, or that Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords’, warehouse operators’, bailees’ or mortgagees’ lien waivers and related agreements, (iii) delivering to Lender, endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Lender, (v) executing (as appropriate) and delivering authorizations for the recording of financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Lender, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest under the Uniform Commercial Code or other applicable law; (vi) obtaining acknowledgments, in form and substance satisfactory to Lender, from any bailee having possession of any Collateral at any time, stating that the bailee holds such Collateral on behalf of Lender, (vii) obtaining “control” of any investment property, deposit account, letter-of-credit right or electronic chattel paper (the term “control” as used in respect of the foregoing types of Collateral having the meaning set forth in Articles 8 and 9 of the UCC), with any agreements

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establishing such “control” to be in form and substance satisfactory to Lender, and (viii) if a Borrower at any time has or acquires a commercial tort claim, such Borrower shall promptly notify Lender thereof, in writing, and grant a specific collateral assignment of such claim to Lender as additional Collateral. Without limiting the generality of the foregoing, in the specific case of in-transit Inventory, unless and except to the extent otherwise required or approved by Lender from time to time, each Borrower shall (i) deliver (or cause to be delivered) to Lender copies of all invoices, manifests and documents of title pertaining to such Inventory promptly upon such Borrower’s receipt thereof, but in any event not later than five (5) Business Days after receipt, (ii) cause all such documents of title to be issued in the Lender’s name, or to its order (or, if negotiable in form, Borrower may, instead, cause such documents of title to be endorsed to Lender, or in “blank”); (iii) provide Lender with evidence of appropriate marine or like insurance in respect of the transit of such Inventory to Borrower, and (iv) as necessary, provide Lender with access custodianship and similar agreements of Lender’s selection from warehouse operators, consolidators, customs house operators, custom brokers and other third parties to facilitate Lender’s control over, access to and/or repossession of, such in-transit Inventory, including, without limitation, as and where requested by Lender, a customs agent agreement. Lender is hereby authorized to file financing statements in accordance with the applicable provisions of the UCC, including, without limitation financing statements that describe the Collateral covered thereby as “all personal property”, “all assets” or words of similar effect (subject, however, to any limitations thereon set forth in the definition of “Collateral”), at any time or from time to time hereafter, in any jurisdiction; and Borrowers hereby ratify, approve and affirm the filing of any such financing statements heretofore filed by Lender in respect of any Borrower (including any predecessor-in-interest thereof). All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations, or, at Lender’s option, shall be paid to the Lender immediately upon demand.

4.3. Disposition of Collateral. Each Borrower will safeguard and protect all Collateral for Lender’s general account and make no disposition thereof whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business.

4.4. Preservation of Collateral. Following the occurrence of an Event of Default and the demand by Lender for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 12.1 hereof, Lender: (a) may at any time take such steps as Lender deems necessary to protect Lender’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Lender may deem appropriate; (b) may employ and maintain at any Borrower’s premises a custodian who shall have full authority to do all acts necessary to protect Lender’s interests in the Collateral; (c) may lease warehouse facilities to which Lender may move all or part of the Collateral; (d) may use any Borrower’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Borrower’s owned or leased property to obtain such Collateral. Each Borrower shall cooperate fully with all of Lender’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Lender may direct. All of Lender’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations.

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4.5. Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Lender’s security interest: (a) each Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Borrower or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Borrower that appear on such documents and agreements shall be genuine and each Borrower shall have full capacity to execute same; and (d) each Borrower’s Equipment and Inventory shall be located as set forth on Schedule 4.5 or at such other locations within the United States of America as Lender may receive notice of, and approve, from time to time pursuant to Section 10.12 (all such locations herein called, collectively, the “Collateral Locations” and, individually, a “Collateral Location”); and shall not be removed from such Collateral Locations without the prior written consent of Lender except with respect to the sale of Inventory in the ordinary course of business and Equipment to the extent permitted in Section 4.3 hereof, and except for Equipment that is moved from one such Collateral Location of a Borrower to another such Collateral Location of another Borrower.

4.6. Defense of Lender’s Interests. Unless and until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender’s security interests in the Collateral shall continue in full force and effect. During such period no Borrower shall, without Lender’s prior written consent, pledge, sell (except Inventory in the ordinary course of business and other transfers to the extent permitted in Section 7.2 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Borrower shall defend Lender’s security interest in the Collateral against any and all Persons whatsoever. At any time following the occurrence and during the continuance of an Event of Default, Lender shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Lender exercises this right to take possession of the Collateral, Borrowers shall, upon demand, assemble it in the best manner possible and make it available to Lender at each Collateral Location. In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. During any period that an Event of Default exists, each Borrower shall, and Lender may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender and/or subject to Lender’s order and if they shall come into Borrower’s possession, they, and each of them, shall be held by such Borrower in trust as Lender’s trustee, and Borrower will immediately deliver them to Lender in their original form together with any necessary endorsement.

4.7. Books and Records. Each Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for

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premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants.

4.8. Financial and Other Disclosure. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by such Borrower at any time during the Term to exhibit and deliver to Lender copies of any of the Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Lender any information such accountants may have concerning such Borrower’s financial status and business operations, but only to the extent the accountants and auditors can do so in accordance with law and all applicable professional standards. In respect of the foregoing, Borrowing Representative shall execute and deliver to its accountants and auditors employed on the Closing Date and, if such accountants and auditors are changed by Borrowers subsequent to the Closing Date, a letter directly authorizing them to act in the manner so provided hereinabove when requested by Lender, such letter to be substantially in the form of Exhibit 4.8, it being agreed and understood that Borrower has been informed that, upon its receipt of such a letter, its auditors will respond by sending a letter in substantially the form of Exhibit 4.8(b). Each Borrower hereby authorizes all federal, state and municipal authorities, to the extent permitted by applicable law, to furnish to Lender copies of reports or examinations relating to such Borrower, whether made by such Borrower or otherwise; however, Lender will attempt to obtain such information or materials directly from such Borrower prior to obtaining such information or materials from such accountants or such authorities.

4.9. Compliance with Laws. Each Borrower shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Borrower’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Borrower. Each Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender’s Lien on or security interest in the Collateral.

4.10. Inspection of Premises. At all reasonable times, Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Borrower’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Borrower’s business from time to time in Lender’s sole credit judgment. Lender may also enter upon any of Borrower’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Borrower’s business which, initially is intended by Lender to occur at least quarterly (if not more frequently).

4.11. Insurance. Each Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Borrower’s own cost and expense in amounts and with carriers reasonably acceptable to Lender, each Borrower shall (a) keep all its insurable properties and properties in which each Borrower has an interest insured against the hazards of

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fire, flood (if any property is in a special flood hazard area and flood insurance is available in such area), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Borrower’s including, without limitation, products liability insurance and business interruption insurance; (b) maintain a bond or other surety in such amounts as is customary in the case of companies engaged in businesses similar to such Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (e) furnish Lender with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as a co-insured (with respect to liability insurance) and loss payee (with respect to casualty insurance and business interruption insurance) as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, to the extent affecting or relating to Collateral and providing (A) that all proceeds thereunder shall be payable to Lender, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Lender. In the event of any loss thereunder, the carriers named therein hereby are directed by Lender and the applicable Borrower to make payment for such loss to Lender and not to such Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to any Borrower and Lender jointly, Lender may endorse such Borrower’s name thereon and do such other things as Lender may deem advisable to reduce the same to cash. If no Event of Default then exists, the Borrower shall have the right to adjust or compromise the applicable insurance claim, but if the loss or damage relates to insurance coverage under clause (a) or (b) above, and is equal to or more than the Materiality Threshold, no such adjustment or compromise shall be made without the prior written consent of the Lender, such consent not to be unreasonably withheld or delayed. If an Event of Default then exists, the Lender shall have the right and the Lender is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Lender upon any such insurance shall either be paid over to Borrowers or applied by the Lender as follows: (i) if no Event of Default then exists, and the loss recovery so received by Lender is less than or equal to the Materiality Threshold, then, Lender shall remit such loss recovery to the Borrowers for use in the repair, replacement or restoration of the insured property which was the subject of the insured loss, provided, that, in the case business interruption proceeds same shall be applied by the Borrower to its working capital needs or to the payment of the Obligations; (ii) if no Event of Default then exists, and the loss recovery received by Lender is more than the Materiality Threshold, then, Lender shall apply such loss recovery to the Revolving Advances(without a reduction in Borrower’s ability to re-borrow Revolving Advances) (anything contained in Section 2.10(a) to the contrary notwithstanding), provided, that, in the case of business interruption insurance proceeds, the same shall be applied by the Borrower to its working capital needs or to the payment of the

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Obligations; and (iii) if any Event of Default then exists, then Lender shall, at its complete discretion, anything contained in Section 2.10 to the contrary notwithstanding, receive and apply such loss recovery to the Obligations in such order as Lender, in its sole discretion, shall determine or to such repair, replacement or restoration. Any surplus of such proceeds remaining after such application shall be paid by Lender to Borrowers or applied as may be otherwise required by law. If, at the applicable time, a Default but not an Event of Default then exists, no adjustment or compromise of the applicable claim shall be made and the Lender shall have the right to hold all insurance proceeds until such time as the event or condition constituting such Default is either timely cured or waived in accordance the terms and provisions hereof or becomes an Event of Default, as the case may be, so as to be able to determine which of the procedures with respect to settlement, compromise and application of insurance proceeds set forth above shall be used. Anything hereinabove to the contrary notwithstanding, Lender shall not be obligated to remit any insurance proceeds to Borrowers unless Borrowers shall have provided Lender with evidence reasonably satisfactory to Lender that the insurance proceeds will be used by Borrowers to repair, replace or restore the insured property which was the subject of the insured loss. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrowers’ Account, and charge Borrowers’ Account therefor and such expenses so paid shall be part of the Obligations.

4.12. Payment of Taxes. Each Borrower will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Borrower or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Borrower and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Lender’s opinion, may possibly create a valid Lien on the Collateral, Lender may, unless the Borrowers have done so within five (5) Business Days after the Borrowing Representative receives written notice from the Lender that they do so, pay the taxes, assessments or other Charges and each Borrower hereby indemnifies and holds Lender and each Lender harmless in respect thereof. Lender will not pay any taxes, assessments or Charges to the extent that any Borrower has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Lender to protect Lender’s security interest in or Lien on the Collateral. The amount of any payment by Lender under this Section shall be charged to Borrowers’ Account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrowers’ credit and Lender shall retain its security interest in any and all Collateral held by Lender.

4.13. Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise

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comply, in all material respects, with all other material terms of such leases and, at Lender’s request, will provide evidence of having done so.

4.14. Receivables.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of a Borrower, or work, labor or services theretofore rendered by a Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Borrower’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrowers to Lender.

(b) Each Customer, to the best of each Borrower’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of any Borrower who are not solvent such Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Each Borrower’s chief executive office is located at the address set forth on Schedule 4.14(c) hereto. Until written notice is given to Lender by Borrowing Representative of any other office at which any Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) On the Closing Date, each Borrower and MPAV shall establish a lock-box account (the “Lock-Box Account”) pursuant to a lock-box agreement, to be in form and substance satisfactory to Lender (the “Lock-Box Agreement”) with the Bank, any Lender or any other financial institution as is acceptable to the Lender (a “Lock-Box Bank”) in which all Customers shall be directed by the Borrower and MPAV to directly remit all payments on their Receivables. All available amounts on deposit in each Lock-Box Account first be used to pay the principal of all outstanding Revolving Advances with any remaining balance to be transferred on a daily basis by wire transfer of immediately available funds to any Pledged Account (as defined below) with the Bank and designated by the Borrowers, provided, that, during the continuance of any Event of Default the Lender shall have the right to send a notice to the Bank that an Event of Default exists and to instruct the Bank to follow the instructions of the Lender as to the disposition of all of the funds in the Lock-Box Account and upon giving such notice the Lender shall have the right to apply all funds in the Lock-Box Account to the Obligations in such manner as the Lender shall elect. Unless otherwise agreed to by the Lender, the Lock-Box Bank shall acknowledge and agree, pursuant to its respective Lock-Box Agreement, that all payments and deposits made to the Lock-Box Account of such Lock-Box Bank are the sole and exclusive property of Lender, for the benefit of itself, the Bank, the Issuers and the Lender, that each of such Lock-Box Bank a has no right to setoff against its Lock-Box Account, as the case may be, except as expressly provided in its respective Lock-Box Agreement, and that such Lock-Box Bank will apply and disburse the available funds in the Lock-Box Account as aforesaid. Each Borrower agrees that all payments, whether by cash, check, wire transfer or any other instrument on deposit in the Lock-Box Account shall be the

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sole and exclusive property of the Lender, for the benefit of itself, the Bank, the Issuers and the Lender, and the Borrowers shall not have any right, title or interest therein or in any Lock-Box Account. None of the Bank, Lender, any Issuer or any Lender assumes any responsibility for such Lock Box Account (unless such Person shall also be the applicable Lock-Box Bank and in such event only as set forth in the applicable Lockbox Account Agreement), including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Each Borrower shall notify all Customers of such Borrowers to remit directly all payments constituting proceeds of Collateral to an applicable Lock-Box Account in the form received. All such payments, whether by cash, check, wire transfer or other instrument, made to each Lock-Box Account, shall be the exclusive property of the Lender, for the benefit of itself, the Bank, the Issuers and the Lender, and the Borrowers shall not have any right, title or interest therein. Except for deposit accounts, which, in the aggregate do not contain more than $100,000 at any given time, the Borrowers shall not, without obtaining the prior consent of the Lender, establish any deposit accounts, other than the Lock-Box Accounts, pursuant to which payments on account of Receivables are made to or on behalf of any of the Borrowers. In addition, the Borrowers shall not modify in any respect, without the prior consent of the Lender, any Lock-Box Agreement or other arrangement relating to the Lock-Box Account.

(e) In addition to the requirements set forth in subsection (d) above, not later than the Closing Date, each Borrower shall have caused all Deposit Accounts (other than deposit accounts, which, in the aggregate do not contain more than $100,000 at any given time) existing on the Closing Date other than any constituting a Lockbox Account (herein, a “Pledged Account”), to be made the subject of a tri-party agreement among such Borrower, the bank having such Pledged Account and Lender, to be in form and substance satisfactory to Lender (a “Pledged Account Agreement”), pursuant to which the pledge of such Pledged Account and all funds on deposit therein to Lender as security for the payment and performance of all Obligations shall be established and confirmed. The Borrower shall have the right to withdraw funds and otherwise give instructions to such Pledged Accounts provided that such tri-party agreements shall provide that the Lender shall have the right to send a notice to such bank, pursuant to such tri-party agreement, that an Event of Default exists and to instruct such bank to follow the instructions of the Lender as to the disposition of the funds in the Pledged Account and upon giving such notice the Lender shall have the right to apply all funds in such Pledged Account to the Obligations in such manner as the Lender shall elect. In addition to any other rights provided for herein, the Lender shall have the right to have monies in any Pledged Account with the Bank applied to the payment of any Obligations then due and payable.

(f) Notwithstanding terms of subsection (d) above, but in addition thereto, if and to the extent that (i) Customers remit any payments on account of the Receivables of the Borrowers directly to any of them or (ii) any Customer is prohibited by law to remit payments to a given Lock-Box Account (due to such Lock-Box Account’s location outside the state where such Customer is located or otherwise), or (iii) any Customer pays cash to Borrower for any Inventory or other Collateral, then, such payments shall be held by the Borrowers in trust for the Lender, on behalf of itself, the Bank, the Issuers and the Lender, and shall, promptly upon receipt thereof, be sent via overnight delivery service for deposit in the same form received into the Lock-Box Account.

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(g) All available amounts deposited in the Lock-Box Account from time to time shall be applied to the principal amount of the Revolving Advances (nothing contained in this sentence shall be interpreted or construed to limit the right of the Lender to apply the said amounts to all of the Obligations if an Event of Default then exists). Each prepayment of a Revolving Advance pursuant to this Section shall be applied, first, to the payment of Domestic Rate Loans and second, to the payment of Eurodollar Rate Loans. If sufficient funds are not available to fund all payments then to be made in respect of any Obligations, the available funds being applied with respect to such Obligations shall be allocated to the payment of such Obligations ratably, in such order and manner as Lender shall elect, and Borrowers shall continue to be liable for any deficiency.

(h) If at any time Lender determines that any funds held in the Lock-Box Account are subject to the Lien of any Person, other than the Lender as herein provided, (a) Borrowers agree, forthwith upon demand by Lender, to pay to Lender as additional funds to be deposited and held in a Pledged Account, an amount equal to the amount of funds subject to such Lien, or (b) if no such payment is made, Lender shall establish sufficient reserves in the amount of such funds.

(i) At any time following the occurrence and during the continuance of an Event of Default, Lender shall have the right to send notice of the assignment of, and Lender’s security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Lender shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Lender’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers’ Account and added to the Obligations.

(j) Lender shall have the right to receive, endorse, assign and/or deliver in the name of Lender or any Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Borrower hereby constitutes Lender or Lender’s designee as such Borrower’s attorney with power at any time hereafter (i) to endorse such Borrower’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Borrower’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) in Lender’s Credit judgment, to send verifications of Receivables to any Customer; and (iv) to sign such Borrower’s name on any documents or instruments deemed necessary or appropriate by Lender to preserve, protect, or perfect Lender’s interest in the Collateral and to file same. Following the occurrence and during the continuance of an Event of Default, and during its continuation, each Borrower shall hereby constitute Lender or Lender’s designee as such Borrower’s attorney with additional power (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Borrowers’ rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; and (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or

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commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Lender shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Borrower to such address as Lender may designate and to receive, open and dispose of all mail addressed to any Borrower.

(k) Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for any such errors or omissions or delays of any kind determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from Lender’s gross (not mere) negligence or willful misconduct. Following the occurrence and during the continuance of an Event of Default, Lender may, without notice or consent from any Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Lender is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Receivables, without notice to or consent by any Borrower, all without discharging or in any way affecting any Borrower’s liability hereunder.

(l) No Borrower will, without Lender’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Borrower.

(m) Notwithstanding the fact that MPAV is not a signatory to this Agreement, Sections 4.14 and 4.15 shall apply to MPAV (and references to the Borrower in such Sections shall be deemed to include MPAV as well), as if they were a party hereto, and MPAV, by execution of its Guaranty, shall be deemed to have made the same representations and warranties made by the Borrowers hereunder relating to such sections.

4.15. Inventory. To the extent Inventory held for sale or lease has been produced by any Borrower, it has been and will be produced by such Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.

4.16. Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Borrower shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.17. Exculpation of Lender. Nothing herein contained shall be construed to constitute Lender as any Borrower’s agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral

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wherever the same may be located and regardless of the cause thereof. Lender shall not, whether by anything herein or in any assignment or otherwise, assume any Borrower’s obligations under any contract or agreement assigned to Lender, and Lender shall not be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

4.18. Environmental Matters.

(a) Borrowers shall ensure that the Real Property remains in compliance with all Environmental Laws, and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as not prohibited by applicable law or appropriate governmental authorities, except in either case to the extent failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) Borrowers shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

(c) Borrowers shall (i) employ in connection with the use of the Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Borrowers shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Borrowers in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Borrower’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrowing Representative shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which any Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect its security interest in the Real Property and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

(e) Borrowers shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Borrower to dispose of Hazardous Substances and shall continue to

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forward copies of correspondence between any Borrower and the Authority regarding such claims to Lender until the claim is settled. Borrowers shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge at the Real Property that any Borrower is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender’s security interest in the Real Property and the Collateral.

(f) Borrowers shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, within thirty (30) days after the Borrowing Representative receives written notice from the Lender that it do so, Lender on behalf of Lender may, but without the obligation to do so, for the sole purpose of protecting Lender’s interest in Collateral: (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender and (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate shall be paid upon demand by Borrowers, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Lender, any Lender and any Borrower.

(g) Promptly upon the written request of Lender from time to time, which may be made at any time following (1) the discovery of any Hazardous Discharge or (2) the filing of any Environmental Complaint, Borrowers shall provide Lender, at Borrowers’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Lender, to assess with a reasonable degree of certainty the existence of any Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property. Any report or investigation of any Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Lender. If such estimates, individually or in the aggregate, exceed the Materiality Threshold Lender shall have the right to require Borrowers to post a bond, letter of credit or other security reasonably satisfactory to Lender to secure payment of these costs and expenses.

(h) Borrowers shall defend and indemnify each Lender Party and hold each Lender Party, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by such Lender Party under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the

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Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of a Lender Party. Borrowers’ obligations under this Section shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Borrowers’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.19. No Other Financing Statements. Except as respects the financing statements filed by Lender and financing statements giving notice of otherwise Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file on the date hereof in any public office.

4.20. Intellectual Property. Borrowers shall execute and deliver to Lender for the benefit of all Lender Parties, immediately, either (i) on the Closing Date with respect to any trademarks, patents or copyrights, registered, or to be registered, with the applicable federal Governmental Body as of the Closing Date, or (ii) upon the creation or acquisition by Borrower of any trademarks, patents or copyrights, registered, or to be registered, with the applicable federal Governmental Body subsequent to the Closing Date, security agreements with respect thereto, in registrable form and otherwise to be in form and substance satisfactory to Lender.

V.	REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1. Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Borrower’s corporate (or other organizational) powers, have been duly authorized, are not in contravention of law or the terms of such Borrower’s Organic Documents or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien (except Permitted Encumbrances) upon any asset of such Borrower under the provisions of any Organic Document or other instrument to which such Borrower or its property is a party or by which it may be bound.

5.2. Formation and Qualification.

(a) Each Borrower is duly organized and in good standing under the laws of the state or other jurisdiction listed on Schedule 5.2 and is qualified to do business and is in good standing in the states or other jurisdictions listed on Schedule 5.2 which constitute all states in which qualification and good standing are necessary for such Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a

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Material Adverse Effect on such Borrower. Each Borrower has delivered to Lender true and complete copies of its Organic Documents and will promptly notify Lender of any amendment or changes thereto.

(b) Each Borrower’s identification number (if any) assigned to it by the appropriate Governing Body of the state of its organization, if any, is set forth on Schedule 5.2.

(c) The Subsidiaries (if any) of each Borrower as of the Signing Date are as set forth in Schedule 5.2.

(d) The Equity Interests of each Borrower which are authorized, issued and outstanding on the Signing Date are set forth and described in Schedule 5.2.

(e) This Agreement is, and each Other Document executed by a Borrower constitutes, the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.3. Tax Returns. Each Borrower’s federal tax identification number is set forth on Schedule 5.3. Each Borrower has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, excepting therefrom, (i) any such charges which are being contested by Borrowers in good faith in appropriate proceedings after the posting of adequate reserves on the Borrowers’ books to cover the costs thereof and (ii) any such charges and reports, of which the failure to pay or file respectively would not have a Material Adverse Effect. Federal, state and local income tax returns of each Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all Fiscal Years prior to the current Fiscal Year. The provision for taxes on the books of each Borrower are adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and no Borrower has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

5.4. Financial Statements.

(a) The historical audited financial statements of Borrowers and their Subsidiaries on a consolidated basis for its most recently completed Fiscal Year, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the annual fiscal period ended on such date, all accompanied by reports thereon containing opinions without qualification by the Accountants, and the historical unaudited financial statements of Borrowers and their Subsidiaries on a consolidated and consolidating basis for that portion of their current Fiscal Year ended with their most recently completed Fiscal Quarter and Fiscal Month for which financial statements have been reported and the related statements of income, changes in stockholder’s equity and changes in cash flow for the fiscal periods ended on such date, (collectively, the “Historical Financial Statements”), copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes

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in application in which such Accountants have concurred) and present fairly the financial position of the Borrowers and their respective Subsidiaries on a consolidated and, as appropriate, consolidating basis at such dates and the results of their operations for such periods. Since the last day of the Borrowers’ most recently completed Fiscal Year, there has been no change in the condition, financial or otherwise, of either of the Borrowers as shown on the balance sheet of each as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by them, except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect.

(b) The one (1) year cash flow projections (presented on a monthly basis) of the Borrowers and their Subsidiaries on a consolidated and consolidated basis and their projected balance sheets as of the Closing Date, furnished to Lender on the Signing Date (the “Initial Projections”), were prepared by the chief financial officer of Borrowing Representative, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Borrowers’ collective judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

5.5. Name. No Borrower has been known by any other organization name in the five (5) years preceding the Closing Date and does not sell Inventory under any other name except as set forth on Schedule 5.5; nor has any Borrower been the surviving organization of a merger or consolidation or acquired all or substantially all of the assets of any Person during the five (5) years preceding the Closing Date.

5.6. OSHA and Environmental Compliance. Except as may be set forth on Schedule 5.6:

(a) Each Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations except for those that could not reasonably be expected to have a Material Adverse Effect.

(b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws except for those licenses, certificates or permits, which, if not obtained, could not be reasonably be expected to have a Material Adverse Effect.

(c) (i) There are no visible signs, in any material amounts of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Borrower which do not comply in all material respects with all applicable Environmental Laws in respect thereof; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Borrower; (iii) to the best of each Borrower’s knowledge, neither the Real Property nor any premises leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present, in

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any material amounts on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Borrower or of its tenants.

5.7. Solvency.

(a) The Initial Projections are based on underlying assumptions which provide a reasonable basis for the Initial Projections and which reflect the Borrowers’ judgment, based on present circumstances, of a reasonably likely set of conditions and the Borrowers’ reasonably likely course of action for the period projected.

(b) The Initial Projections demonstrate that the Borrowers on a consolidated basis will have sufficient cash flow to enable them to pay their debts as they mature.

(c) Immediately following the execution of this Agreement and the consummation of the transactions contemplated hereby, (i) the assets of the Borrowers, on a consolidated basis, at a fair valuation and at their present fair saleable value, will be in excess of the total amount of their liabilities (including contingent and unmatured liabilities), (ii) the Borrowers will be able to pay their Indebtedness as it becomes due and (iii) the Borrowers on a consolidated basis will not have unreasonably small capital to carry on their business.

(d) All material undisputed Indebtedness owing to third parties by the Borrowers are current and not past due.

(e) This Agreement is, and all Other Documents will be, executed and delivered by the Borrowers, as applicable, to Lender in good faith and in exchange for reasonably equivalent value and fair consideration.

5.8. Litigation. Except as may be disclosed in Schedule 5.8, no Borrower has to its knowledge, any pending or threatened litigation, arbitration, actions or proceedings which, if determined adversely to it, would be reasonably expected to have a Material Adverse Effect.

5.9. No Indebtedness. Except as may be disclosed on Schedule 5.9, no Borrower has any Indebtedness for borrowed funds on the Closing Date.

5.10. No Violations. Except as may be disclosed on Schedule 5.10, no Borrower is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is any Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal.

5.11. Plans. No Borrower nor any member of the Controlled Group maintains or contributes to any Plan (or has assumed any liability in respect of any Plan) other than those (if any) listed on Schedule 5.11 hereto. Except as set forth in Schedule 5.11, (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under

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Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code or is entitled to rely on a prototype or volume submitter plan sponsor’s favorable letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code, and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan, (vi) no Borrower or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Benefit Plan, to the extent that such breach would reasonably be expected to result in a material liability to any Borrower (vii) no Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code that would reasonably be expected to result in a material liability to any Borrower, and no fact exists which could give rise to any such liability, (viii) no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a non-exempt “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code that would reasonably be expected to result in a material liability of any Borrower, nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due under the terms of each Benefit Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

5.12. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Borrower are set forth on Schedule 5.12, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Borrower is aware of any grounds for any challenge, except as set forth in Schedule 5.12. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Borrower and all trade secrets used by any Borrower consist of original material or property developed by such Borrower or which was lawfully acquired by such Borrower from the proper and lawful owner thereof. Each of such items has been, or will be, maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all proprietary software developed and used by any Borrower, such Borrower is in possession of all

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source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement.

5.13. Licenses and Permits. Each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.14. No Default of Indebtedness. Except as may exist in respect of the Existing Loans, no Borrower is in default in the payment of the principal of or interest on any Indebtedness in excess of the Materiality Threshold in principal amount or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.15. No Other Defaults. No Borrower is in default in the payment or performance of any of its contractual obligations in respect of any Material Agreement.

5.16. No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect on such Borrower. No Borrower has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

5.17. No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any Borrower’s employees threatened or in existence and no labor contract presently existing (if any) is scheduled to expire during the Term.

5.18. Margin Regulations. No Borrower is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock,” as those terms are defined in Regulation U of such Board of Governors.

5.19. Investment Company Act. No Borrower is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.20. Disclosure. No representation or warranty made by any Borrower in this Agreement, or in any financial statement, report, certificate or any Other Document furnished in connection herewith, including without limitation the Perfection Certificate, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrowers which Borrowers have

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not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.21. No Conflicting Agreements or Orders. No provision of any Material Agreement or judgment, decree or order binding on any Borrower or affecting the Collateral conflicts with, or requires any consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.22. Application of Certain Laws and Regulations. No Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness and which would have an adverse impact or affect on the Lender or the transactions contemplated hereby, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.23. Business and Property of Borrower. Upon and after the Closing Date, Borrowers do not propose to engage in any business other than business conducted by the Borrowers on the Closing Date and activities necessary to conduct the foregoing. On the Closing Date, each Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Borrower.

5.24. Hedge Contracts. On the Closing Date, no Borrower is party to any Hedge Contract, except a Permitted Hedge Contract.

5.25. Real Property. On the Closing Date, Borrowers have no interest as owner or tenant in any Real Property, except as disclosed on Schedule 5.25.

5.26. Deposit Accounts. On the Closing Date, no Borrower has any Deposit Accounts, except as listed on Schedule 5.26.

5.27. Foreign Assets Control. No Borrower is a national of a designated blocked country or a “Specially Designated National,” “Blocked Entity,” “Specially Designated Terrorist,” “Specially Designated Narcotics Trafficker” or “Foreign Terrorist Organization,” as defined by the U.S. Office of Foreign Assets Control.

5.28. Brokers. No Borrower has retained the services of any broker to assist such Borrower in obtaining the benefits of this Agreement unless (i) such broker has been paid (or is paid on the Closing Date) the full amount due such broker in such regard, and (ii) such broker executes in favor of Lender a broker’s release and waiver letter in form and substance satisfactory to Lender on or prior to the Closing Date.

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VI.	AFFIRMATIVE COVENANTS.

Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

6.1. Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Lockbox Account, Blocked Account, Pledged Account or Concentration Account. Lender may, without making demand, charge Borrowers’ Account for all such fees and expenses.

6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, trade names, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence except pursuant to a merger expressly permitted under Section 7.1 below; (c) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Borrower; and (d) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3. Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Borrower which could reasonably be expected to have a Material Adverse Effect.

6.4. Government Receivables. If requested by Lender to do so in respect of any Receivable in excess of the Materiality Threshold or at any time after a Default or Event of Default exists, regardless of amount, take all steps necessary to protect Lender’s interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Lender appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Borrower and the United States, any state or any department, agency or instrumentality of any of them.

6.5. Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lender may reasonably request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

6.6. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including any in respect of its Material Agreements, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Borrower shall

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have provided for such reserves as required by GAAP, subject at all times to any applicable subordination arrangement in favor of Lender.

6.7. Standards of Financial Statements. Cause all financial statements referred to herein as to which GAAP is applicable to present fairly in all material respects the financial condition and results of operations of the Borrower as of and for the period covered thereby (subject, in the case of interim financial statements, to normal year-end audit adjustments and lack of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

VII.	NEGATIVE COVENANTS.

Subsequent to the Signing Date, no Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, until satisfaction in full of the Obligations and termination of this Agreement:

7.1. Merger, Consolidation and Acquisitions. Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except (a) that to the extent multiple Borrowers exist at any time, so long as Borrowing Representative gives Lender at least thirty (30) days advance written notice to such effect, (i) any Borrower may merge into, or consolidate with, any Borrower or MPAV, so long as a Borrower is the survivor of such merger or consolidation, and (ii) any Borrower may acquire all or any substantial portion of the assets or Equity Interests of any other Borrower or MPAV or (b) any applicable investment expressly permitted under Section 7.5.

7.2. Sales of Assets. Sell, lease, transfer or otherwise dispose of any of its properties or assets, including any Collateral, except for (i) the sale of Inventory in the ordinary course of its business, (ii) Equipment aggregating less than $100,000 (measured in fair market value), and (iii) licenses of intellectual property rights in the ordinary course of business.

7.3. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.4. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender or any Lender Party) in connection with this Agreement and the transactions contemplated herein; except (a) guarantees made in the ordinary course of business up to an aggregate amount not exceeding the Materiality Threshold; (b) the endorsement of checks for collection in the ordinary course of business; and (c) guaranties made by one Borrower (or any Subsidiary of a Borrower) of the obligations of another Borrower or Borrowers or of any Subsidiary of the Borrower that is a Guarantor hereunder, and (d) contractual indemnity claims under contracts entered into in the ordinary course of business or customary indemnity obligations under its charter documents.

7.5. Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, including, without limitation (a) the acquisition of all, or substantially all, or any material portion of the assets of a Person; and (b) any joint venture, except (i) the Biomer Technology Investment, (ii) the Specified Joint Venture if consented to in writing by the Lender,

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such approval to not be unreasonably withheld, (iii) the Borrower’s existing ownership of (and any existing investment of the Borrower in) MPAV, (iv) the investments existing on the date hereof in the Other Existing Subsidiaries, (v) any acquisition, merger or consolidation expressly permitted by Section 7.1 above, (vi) loans permitted pursuant to Section 7.6 below, or (vii) capital contributions to MPAV, provided that such capital contributions have been approved in writing in advance by the Lender in its sole discretion.

7.6. Loans. Make advances, loans or extensions of credit to any Person, including particularly, but without limitation, to any Subsidiary or any other Affiliate, except with respect to (a) the extension of commercial trade credit to unaffiliated Persons in connection with the sale of Inventory in the ordinary course of its business, (b) (i) if multiple Borrowers exist, loans and advances may be made to one Borrower by another Borrower and (ii) loans by the Borrower to Subsidiaries who are Guarantors and (iii) loans from a Subsidiary to a Borrower or to another Subsidiary that is a Guarantor, but all such loans and advance shall be evidenced by one or more promissory notes (which may be “master” notes evidencing multiple or “revolving” loans), issued to the order of the lending Borrower, which promissory notes shall be pledged to Lender as additional Collateral; (c) loans and advances to its employees in the ordinary course of business not to exceed in aggregate amount (as to all employees) the Materiality Threshold; and (d) the Biomer Technology Investment.

7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of Equity Interests of any Borrower (other than dividends or distributions payable in its Equity Interests, or split-ups or reclassifications of its Equity Interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any Equity Interests of any Borrower; provided, however, that any Subsidiary of a Borrower may declare and pay dividends or other distributions to a Borrower or to any Subsidiary that is a Guarantor.

7.8. Compensation. Pay compensation (including, for this purpose, salary, bonus, management or consulting fees, directors fees and any other forms of remuneration, whether payable in cash or other property) to the Borrower’s executive officers and directors which is not approved by the Board of Directors or a duly authorized committee thereof.

7.9. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of commercial trade debt incurred in the ordinary course of business) except in respect of (i) Indebtedness to Lender; (ii) Permitted Subordinated Debt; (iii) the Existing Loans, pending their full payment on the Closing Date; (iv) Permitted Hedge Contracts; and (v) purchase money Indebtedness and Capitalized Leases incurred for Capital Expenditures not prohibited to be made under this Agreement; (vi) the intercompany loans permitted under clause (b) of Section 7.6, (vii) the Putnam Plastics Seller Debt; and (vii) the Biomer Post-Closing Payments and any additional Indebtedness listed in Schedule 7.9.

7.10. Nature of Business. Substantially change the nature of the business in which it is engaged, on the Closing Date, or, except as otherwise specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

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7.11. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate (other than the Borrower or any Guarantor itself), except (i) transactions which do not exceed the Materiality Threshold, individually or collectively, (ii) other transactions, in excess of the Materiality Threshold, individually or collectively, which occur in the ordinary course of business, on an arm’s length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, (iii) transactions described in, and governed by, Sections 7.1, 7.5 or 7.7 hereof (as to which neither of clauses (i) or (ii) of this Section 7.11 shall be applicable), and (iv) the Putnam Lease, and (v) the Foster Supply Agreement.

7.12. Subsidiaries. Either: (a) create or acquire any Subsidiary; (b) enter into any partnership, joint venture or similar arrangement except those expressly permitted under Section 7.5 above; or (c) dispose of any Equity Interests of any Subsidiary except pursuant to a merger expressly permitted under Section 7.2. Without limitation of the foregoing, if and to the extent any Subsidiary is created or acquired hereafter with Lender’s prior written consent, then, as a condition to such consent becoming effective, each such Subsidiary must be joined as a Borrower hereunder, or must become a Guarantor hereof, on terms satisfactory to Lender. If any of the Other Existing Subsidiaries that is organized under the laws of any state in the United States at any time has any assets which Lender in its sole discretion deems to be of material value, it shall become a Borrower hereunder or a Guarantor hereof on terms satisfactory to the Lender.

7.13. Fiscal Year and Accounting Changes. Change its Fiscal Year from that in use on the Closing Date or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or recommended in writing by its independent public accountants or (ii) in tax reporting treatment except as required by law.

7.14. Pledge of Credit. Pledge (or purport to pledge) Lender’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Borrower’s business as conducted on the Closing Date.

7.15. Amendment of Documents. Amend, modify or waive any term or provision of (a) its Organic Documents, unless (i) required by law to do so or (ii) such amendment, modification or waiver does not cause any contravention of, or conflict with, any material term or condition of this Agreement and would not otherwise reasonably be expected to have a Material Adverse Effect, or (b) any Subordinated Debt Document except to the extent expressly permitted under the Subordination and Intercreditor Agreement, or (c) any Material Agreement if such amendment, modification or waiver shall cause any contravention or, or conflict with, any material term or condition of this Agreement.

7.16. Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.11, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code that would reasonably be expected to result in a material liability to any Borrower, (iii) incur, or permit any member of the Controlled Group to incur, any

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“accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any material liability of any Borrower or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.11, (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Lender of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Benefit Plan, to the extent such failure would reasonably be expected to result in a material liability to any Borrower, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.17. Prepayment of Indebtedness. At any time, directly or indirectly, either (i) prepay any Indebtedness (other than to Lender or Bank), or (ii) prior to its stated maturity, repurchase, redeem, retire or otherwise acquire any Indebtedness of any Borrower, except that any Borrower (or, if applicable, any Subsidiary) may (i) prepay or redeem early purchase money debt or Capitalized Leases permitted under Section 7.9 or intercompany loans permitted under clause (b) of Section 7.6, in each case without the prior consent of the Lender so long as (in the case of prepayments of purchase money debt or Capitalized Leases) (x) the amount of such prepayment or redemption does not exceed the Materiality Threshold, and (y), to the extent such prepayment or redemption exceeds the Materiality Threshold, with the consent of the Lender (not to be unreasonably withheld), or (ii) effect a prepayment consisting of a refinancing of Permitted Subordinated Debt to the extent such refinancing is permitted pursuant to the terms of the definition of Permitted Subordinated Debt.

7.18. Payment of Subordinated Debt. At any time, directly or indirectly pay the principal of, interest on or any other charge or fee in respect of any Permitted Subordinated Debt then outstanding except as expressly permitted by the Subordination Agreement applicable thereto.

7.19. Deposit Accounts. Open any Deposit Account unless a Lockbox Account Agreement, Blocked Account Agreement or Pledged Account Agreement, as appropriate, is first executed in respect thereof.

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VIII.	FINANCIAL COVENANTS.

Borrowers shall, until payment in full of the Obligations and termination of this Agreement, comply with the financial covenants set forth in Sections 8.1 through 8.4 below:

8.1. Controlling Definitions. As used in this Article VIII:

“Capital Expenditures” shall mean, for any period, all expenditures of a Borrower or Borrowers on a consolidated basis for fixed or capital assets which, in accordance with GAAP, constitute capital expenditures for such period.

“EBITDA” shall mean, for any fiscal period the sum of (i) net income (or loss) of a Borrower or Borrowers on a consolidated basis (as applicable) for such period (excluding extraordinary gains and losses but including, for the avoidance of doubt, the net proceeds from business interruption insurance), plus (ii) to the extent deducted in determining such net income (or loss) of a Borrower or Borrowers, the following: (A) all interest expense of a Borrower or Borrowers on a consolidated basis for such period; and (B) amounts expensed by Borrower or Borrowers on a consolidated basis for such period for federal, state and local income taxes (including without limitation, for the avoidance of doubt, the use of deferred tax assets); (C) depreciation expenses for such period; (D) amortization expenses for such period; and (E) any fees or expenses incurred in connection with the consummation of this transaction, the transactions contemplated by the Subordinated Debt Documents, or the acquisition referred to in Section 9.1(z) to the extent same are not capitalized and do not exceed the Materiality Threshold (for the avoidance of doubt, if same are capitalized they shall be covered by clauses (C) or (D) above) and (F) any non-cash charges or expenses as a result of the operation of SFAS 141 or 142 and relating to the impairment of goodwill.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any applicable fiscal period of Borrowers, the ratio of (a) EBITDA for such period, minus any Unfinanced Capital Expenditures made during such period, to (b) Fixed Charges for such period.

“Fixed Charges” shall mean and include, with respect to any applicable fiscal period of Borrowers, the sum (without duplication) of (i) all scheduled payments (excluding mandatory prepayments) of principal made on Funded Indebtedness of Borrowers and their Subsidiaries on a consolidated basis outstanding during such period (excluding Revolving Advances), plus (ii) all cash payments of interest of a Borrower or Borrowers on a consolidated basis (including Revolving Advances) paid during such period, plus (iii) all capitalized lease payments of Borrowers on a consolidated basis made during such period, plus (iv) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes actually paid in cash during such period.

“Funded Indebtedness” shall mean all Indebtedness (without duplication): (i) for money borrowed, including the Advances (ii) for the deferred payment for a term of one (1) year or more of the purchase price of any asset, and (iii) consisting of capitalized lease obligations, minus cash and cash equivalents. For the avoidance of doubt, Funded Indebtedness shall include Subordinated Debt.

“Leverage Ratio” – shall mean, as at any particular date, the ratio of (a) Funded Indebtedness of Borrowers, determined on a consolidated basis in accordance with GAAP, as of such date to (b) EBITDA for the twelve (12) Fiscal Months then ended, provided, that for the first three Fiscal Quarters of 2005, EBITDA shall be “annualized” (for example, in determining the Leverage Ratio as of March 31, 2005, the EBITDA for the Fiscal Quarter ending on March 31, 2005 would be multiplied by four and in determining the Leverage Ratio as of June 30, 2005, the EBITDA for the two Fiscal Quarters ending on June 30, 2005 would be multiplied by two).

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“Unfinanced Capital Expenditures” shall mean Capital Expenditures not financed by the incurrence of purchase money Indebtedness or capitalized leases permitted to be incurred pursuant to Section 7.9.

8.2. Fixed Charge Coverage Ratio. Borrowers shall maintain as of the end of each Fiscal Quarter or Fiscal Month specified in the table below, a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 for the period set forth opposite such Fiscal Quarter or Fiscal Month in such table.

Fiscal Quarter of the Borrowers	Period
Quarter ended March 31, 2005	Three (3) Fiscal Months ended on such date
Quarter ended June 30, 2005	Six (6) Fiscal Months ended on such date
Quarter ended September 30, 2005	Nine (9) Fiscal Months ended on such date
Quarter ender December 31, 2005	Twelve (12) Fiscal Months ended on such date
Fiscal Month ended January 31, 2006 and each Fiscal Month ended thereafter	Twelve (12) Fiscal Months ended on such date

8.3. Leverage Ratio. Borrowers shall not permit the Leverage Ratio, determined at the end of each Fiscal Quarter or Fiscal Month specified in the table below, to be greater than 2.25 to 1.0 for the period set forth opposite such Fiscal Quarter or Fiscal Month in such table

Fiscal Quarter of the Borrowers	Period
Quarter ended March 31, 2005	Three (3) Fiscal Months ended on such date
Quarter ended June 30, 2005	Six (6) Fiscal Months ended on such date
Quarter ended September 30, 2005	Nine (9) Fiscal Months ended on such date
Quarter ender December 31, 2005	Twelve (12) Fiscal Months ended on such date
Fiscal Month ended January 31, 2006 and each Fiscal Month ended thereafter	Twelve (12) Fiscal Months ended on such date

8.4. Minimum Cash and Excess Availability. Until such time as Term Loan B is paid in full in cash, for the period commencing on the Closing Date until the first anniversary thereof, (a) the Borrowers shall at all times maintain an aggregate amount of cash on deposit at the Bank subject to a first priority, perfected security interest granted to the Lender as collateral security

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for the Obligations pursuant to security documents in form and substance satisfactory to the Lender (“Acceptable Cash”) of not be less than $1,500,000, and (b) the Borrowers shall at all times maintain Excess Availability of not less than (i) $3,500,000 minus (ii) the amount of Acceptable Cash. Until such time as Term Loan B is paid in full in cash, for the period commencing on the first anniversary of the Closing Date and at all times thereafter, the Borrowers shall at all times maintain Acceptable Cash in an amount equal to 125% of the from time to time outstanding principal of Term Loan B.

IX.	CONDITIONS PRECEDENT.

9.1. Conditions to the Initial Advance. The agreement of Lender to make the Initial Advance requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent (in addition to, and cumulative with, any such conditions precedent set forth and described in the Commitment Letter relative hereto):

(a) Notes. Lender shall have received the Notes duly executed and delivered by a Designated Officer of each Borrower;

(b) Filings, Registrations, Recordings and Searches. (i) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, under applicable law or otherwise as reasonably requested by the Lender to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; (ii) the Lender shall also have received UCC, tax and judgment lien searches with respect to each Borrower in such jurisdictions as Lender shall require, and the results of such searches shall be satisfactory to Lender; and (iii) Lender shall have received from Borrowing Representative, for each Borrower, a perfection certificate, the form of which shall be supplied by Lender to Borrowing Representative prior to the Closing Date;

(c) Secretary’s Certificates. Lender shall have received a certificate of the Secretary (or Assistant Secretary) of each Borrower, dated the Closing Date, to be in form and substance satisfactory to Lender, certifying as to (i) the incumbency and signature of the officers (or other representatives) of each Borrower executing this Agreement and any Other Documents, and (ii) the authorizations by the board of directors (or other governing body) of such Borrower to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Agreement and the Other Documents; and including therewith copies of the Organic Documents of such Borrower as in effect on the Signing Date;

(d) Good Standing Certificates. Lender shall have received good standing certificates for each Borrower dated not more than thirty (30) days prior to the Signing Date, issued by the secretary of state or other appropriate official of each Borrower’s jurisdiction of

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organization and each jurisdiction where the conduct of each Borrower’s business activities or the ownership of its properties necessitates qualification;

(e) Legal Opinion. Lender shall have received the executed legal opinion of legal counsel to the Borrowers and the Guarantor, to be in form and substance satisfactory to Lender, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and all Other Documents such as Lender may reasonably require, and each Borrower hereby authorizes and directs such counsel to deliver such opinions to Lender;

(f) No Litigation. Except as set forth in Schedule 5.8, (i) no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B) which could, in the reasonable opinion of Lender, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(g) Material Agreements. Lender shall have reviewed all Material Agreements and been satisfied therewith, in its sole credit judgment;

(h) Collateral Examination. Lender shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lender, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest, and Equipment of each Borrower and all books and records in connection therewith;

(i) Fees. Lender shall have received all fees and expenses payable to Lender on or prior to the Closing Date pursuant hereto or under any Other Document;

(j) Financial Statements. Lender shall have received copies of the Projections and copies of the Historical Financial Statements, each of which shall be satisfactory in all respects to Lender;

(k) Insurance. Lender shall have received in form and substance satisfactory to Lender, certified copies of Borrowers’ casualty insurance policies, together with loss payable endorsements naming Lender as loss payee, to be in form and substance satisfactory to Lender, and certified copies of Borrowers’ liability insurance policies, together with endorsements naming Lender as a co-insured;

(l) Lock-Box Accounts. Lender shall have received duly executed agreements establishing the Lock-Box Accounts, the Concentration Account and any Blocked Accounts to the extent required under Section 4.14 to be delivered on the Closing Date;

(m) Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as

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might assert claims with respect to the Collateral, as Lender and its counsel shall deem necessary;

(n) No Adverse Material Change. Since the end of Borrowers’ most recently completed Fiscal Year for which audited financial statements have been reported (or, if none, then since the date of the Lender’s Commitment Letter in respect of the transactions contemplated herein, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and no representations made or information supplied to Lender shall have been proven to be inaccurate or misleading in any material respect;

(o) Landlord’s Agreements, Etc. Unless Lender otherwise has agreed to waive such requirement in one or more instances (and impose reserves with the Borrowing Base in regard thereto), Lender shall have received waivers or related agreements satisfactory to Lender with respect to all premises leased by, licensed to or otherwise used by Borrowers at which Inventory or Equipment is located or in which Inventory is otherwise being processed, finished or stored, such waivers or related agreements to be in form and substance satisfactory to Lender;

(p) Subsidiary Pledge Agreement. Lender shall have received a pledge agreement from each Borrower in respect of the Equity Interests of each Subsidiary owned by it (limited, in the case of Foreign Subsidiaries, to sixty-five percent (65%) of such Equity Interests), in form and substance satisfactory to Lender (the “Subsidiary Pledge Agreement”);

(q) Intellectual Property. To the extent any Borrower owns any trademarks or patents (or applications therefor) which are registered with the United States Patent and Trademark Office, or any copyrights (or applications therefore) which are registered with the United States Copyright Office, such Borrower shall have executed in favor of Lender, as appropriate, a patent security agreement, a trademark security agreement, and/or a copyright security agreement, in regard thereto, to be in form and substance satisfactory to Lender;

(r) Closing Certificate. If the Signing Date precedes the Closing Date, Lender shall have received a closing certificate signed by a Designated Officer of each Borrower dated the Closing Date, in form and substance satisfactory to Lender, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Borrowers are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date, no Default or Event of Default has occurred or is continuing;

(s) Subordinated Debt. Lender shall have received evidence satisfactory to it that the Borrowers have obtained not less than $5,000,000 of new subordinated debt from Brookside Pecks Capital Partners, L.P. and Ironbridge Mezzanine Fund, L.P., such subordinated debt to be on terms satisfactory to Lender;

(t) Existing Loans. The Existing Lender shall have issued a pay-off letter in respect of the Existing Loans, to be in form and substance satisfactory to Lender, pursuant to

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which it shall have agreed to release all Existing Lender Liens upon receipt of full payment of the Existing Loan on the Closing Date;

(v) Subordination Agreement. Lender shall have received a Subordination Agreement from each Affiliate to which any Borrower is indebted on the Closing Date or is expected to become indebted thereafter, to be in form and substance satisfactory to Lender;

(w) Guaranty. Lender shall have received from the Guarantor a Guaranty, in form and substance satisfactory to Lender;

(x) Security Agreement. Lender shall have received from the Guarantor, a security agreement, in form and substance satisfactory to Lender;

(y) Subordination and Intercreditor Agreement. Lender shall have received a Subordination and Intercreditor Agreement from Brookside Pecks Capital Partners, L.P. and Ironridge Mezzanine Fund, L.P., in form and substance satisfactory to Lender (as same may be amended, supplemented, or otherwise modified or replaced from time to time in accordance with the terms thereof, the “Subordination and Intercreditor Agreement”);

(z) Acquisition Documents. Lender shall have received copies of all documents to be executed and delivered in connection with the acquisition of substantially all of the assets of Putnam Plastics, Inc., such documents to be in form and substance satisfactory to Lender and such acquisition shall have been consummated in accordance with the terms thereof;

(aa) Solvency Certificates. Lender shall have received letters from the chief financial officers of the Borrower and the Guarantor attesting to the solvency of the Borrowers and the Guarantor, in each case individually and together with all Subsidiaries, taken as a whole, immediately before and immediately after giving effect to the financial arrangement contemplated hereunder and the acquisition of Putnam Plastics, Inc.

(ab) All Other Matters. Lender shall have received all Other Documents which Lender determines to be necessary to consummate the transactions contemplated to occur on or after the Closing Date pursuant to this Agreement, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated herein shall be satisfactory in form and substance to Lender and its legal counsel.

9.2. Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the Initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Borrower in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent of changes resulting from transactions contemplated or permitted by the terms hereof and changes occurring in the ordinary

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course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties related expressly to an earlier date);

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated hereby; provided, however that Lender, in its sole and absolute discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c) Maximum Revolving Advances. In the case of any Revolving Advance or Letter of Credit requested to be made, after giving effect thereto, the aggregate amount of all Revolving Advances and Letters of Credit shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof; and

(d) Maximum Letters of Credit. In the case of any Letters of Credit requested to be made, after giving effect thereto, the aggregate face amount and reimbursement obligations outstanding in respect of Letters of Credit, when aggregated with all then outstanding Revolving Advances, shall not exceed the Maximum Revolving Advance Amount.

Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

X.	INFORMATION AS TO BORROWERS.

Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

10.1. Disclosure of Material Matters. Immediately upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Borrower’s reclamation or repossession of, or the return to any Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

10.2. Schedules. Deliver to Lender on or before the fifteenth (15th) day of each Fiscal Month as and for the prior Fiscal Month (a) Receivables agings, (b) accounts payable agings and (c) Inventory reports. In addition, each Borrower will deliver to Lender at such intervals as Lender may require: (i) confirmatory assignment schedules, (ii) copies of Customer’s invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Lender, in its sole credit judgment, may require including, without limitation, trial balances and test verifications. Lender shall also have the right to confirm and verify all Receivables by any manner and through any medium it considers commercially advisable and do whatever it may deem commercially necessary to protect its interests hereunder. The items to be provided under this Section shall be in form satisfactory to Lender and executed by the Borrowing Representative and delivered to Lender from time to time

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solely for Lender’s convenience in maintaining records of the Collateral, and any failure to deliver any of such items to Lender shall not affect, terminate, modify or otherwise limit Lender’s Lien with respect to the Collateral.

10.3. Environmental Compliance Certificate. Furnish Lender, at its request from time to time, with a certificate signed by a Designated Officer of Borrowing Representative stating, to the best of his knowledge, that each Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

10.4. Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting any Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Borrower.

10.5. Material Occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Borrower as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Borrower to a tax imposed by Section 4971 of the Code; (d) each and every default by any Borrower in respect of any Indebtedness which, individually or when aggregated, exceeds the Materiality Threshold which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (e) the termination (or receipt of notice of pending termination) of any Material Agreement; and (f) any other development in the business or affairs of any Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action that Borrowers propose to take with respect thereto.

10.6. Government Receivables. Notify Lender immediately if any of its Receivables arise out of contracts between any Borrower and the United States, any state, or any department, agency or instrumentality of any of them, exceeding the Materiality Threshold.

10.7. Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each Fiscal Year of Borrowers, financial statements of Borrowers on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Lender (the “Accountants”). In addition, the reports shall be accompanied by

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a certificate of a Designated Officer of the Borrowing Representative which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by the Financial Covenants.

10.8. Intentionally omitted.

10.9. Monthly Financial Statements. Furnish Lender within thirty (30) days after the end of each Fiscal Month, an unaudited balance sheet of Borrowers on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices but in accordance with GAAP and complete and correct in all material respects, subject to normal year end adjustments (together with comparative reports for the corresponding period(s) in the prior Fiscal Year and for the projected reports for the current Fiscal Year required under Section 10.13). The reports shall be accompanied by a certificate of a Designated Officer of the Borrowing Representative, likewise substantially in the form of Exhibit 10.9 (the “Compliance Certificate”), which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrowers with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrowers’ compliance with the requirements or restrictions imposed by the Financial Covenants.

10.10. Borrowing Base Certificate. Deliver to Lender a certificate of a Designated Officer of Borrowing Representative in such form as may be required or approved by Lender from time to time, (a “Borrowing Base Certificate”) in the form of Exhibit 10.10 hereto which shall state Borrower’s Borrowing Base as of the date thereof (including a calculation of such Borrowing Base). At such time (i) that the aggregate principal amount of Revolving Advances and Letters of Credit then outstanding exceeds $1,750,000, this Borrowing Base Certificate shall be delivered weekly, by the third Business Day of each calendar week, as of the last Business Day of the preceding calendar week, and (ii) that the aggregated principal amount of Revolving Advances and Letters of Credit then outstanding is less that $1,750,000, this Borrower Base Certificate shall be delivered monthly, by the third Business Day of each calendar month, and, in the case of the delivery of a weekly Borrowing Base Certificate, to be supplemented by a reconciliation of the Borrowing Base Certificate delivered closest to (but within) each Fiscal Month, to (a) the Inventory reports for such Fiscal Month delivered pursuant to Section 10.2 and (b) the financial statements of Borrowers for such Fiscal Month delivered pursuant to Section 10.9, with each such reconciliation to be delivered coincident with the delivery of such financial statements pursuant to said Section 10.9, and to be in form satisfactory to Lender, which shall include a reconciliation and “roll forward” from the prior month’s reporting thereof pursuant to Section 10.2.

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10.11. Other Reports. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Borrower shall send to the owners of its Equity Interests generally

10.12. Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Borrower’s opening or establishing of any new Collateral Location or any Borrower’s closing of any existing Collateral Location, and (c) promptly upon any Borrower’s learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

10.13. Projected Operating Budget. Furnish Lender, no later than thirty (30) days prior to the beginning of each Borrower’s Fiscal Years, commencing with its first Fiscal Year ending after the Closing Date, the following projections, on a month-to-month basis for such Fiscal Year, for borrower and its Subsidiaries, on a consolidated and consolidating basis, to-wit operating budget, balance sheet, income statement, statement of cash flow, Financial Covenant compliance (including projected amounts of all financial components used in determining compliance) and borrowing availability, such projections to be accompanied by a certificate signed by a Designated Officer of the Borrowing Representative to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer deems any material assumptions on which such projections were prepared as reasonable.

10.14. Variances From Operating Budget. Furnish Lender, concurrently with the delivery of the financial statements referred to in Section 10.9, summarizing all material variances from budgets submitted by Borrowers pursuant to Section 10.13.

10.15. Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of any Borrower’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Borrower.

10.16. ERISA Notices and Requests. Furnish Lender with immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect

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thereto, (ii) any Borrower or any member of the Controlled Group knows or has reason to know that a material non-exempt prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

10.17. Intellectual Property. Notify Lender promptly if, subsequent to the Closing Date, any Borrower applies for, or acquires, any patent, trademark or copyright registered under the federal law, and execute and deliver to Lender, upon request, such documents and agreements in respect of patents, trademarks, and/or copyrights, respectively) as Lender may request to evidence, confirm or perfect Lender’s Lien on and security interest in such Collateral.

10.18. Public Reports. Furnish Lender, promptly after the same become publicly available, with copies of all periodic and other reports, proxy statements and other materials filed by any Borrower with the Securities and Exchange Commission, or any Governmental Body succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to the owners of Borrowers’ Equity Interests generally or to the holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be.

10.19. Additional Documents. Execute and deliver to Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

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XI.	EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

11.1. Obligations. Failure by any Borrower to pay any Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

11.2. Misrepresentations. Any representation or warranty of any material fact, circumstance or condition made or deemed made by any Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

11.3. Financial Information. Failure by any Borrower to (i) furnish financial information when due or when requested pursuant hereto which is unremedied for a period of three (3) Business Days, or (ii) permit the inspection of its books or records by Lender when requested pursuant hereto;

11.4. Liens. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Borrower’s property (except for Permitted Encumbrances) which is not stayed or lifted within thirty (30) days (but not later than its being executed, however);

11.5. Covenants. Either (i) except as otherwise provided in Section 11.3(i) above or clauses (ii) or (iii) below of this Section 11.5, failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Borrower and Lender (without any cure or grace period); (ii) a failure or neglect of Borrowers to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.2, 4.6, 4.7, 4.9, 4.11, 4.12, 4.13, 4.16, 4.20, 6.2, 6.3, 6.4, 10.4 or 10.6 hereof which is not cured within twenty (20) days from the earlier of (A) knowledge thereof by the Borrowers and (B) notice thereof from the Lender; or (iii) a failure or neglect of Borrowers to perform, keep or observe any term, provision, condition or covenant, contained in Section 4.19 hereof which is not cured within five (5) days from the earlier of (A) knowledge thereof by the Borrowers and (b) notice to the Borrowers from the Lender;

11.6. Judgments. Any judgment or judgments are rendered or judgment liens filed against any Borrower, excluding the portion thereof (if any) covered by insurance issued by a financially responsible insurance company that has not denied coverage, for an aggregate amount in excess of the Materiality Threshold which within thirty (30) days of such rendering or filing (but not later than its being executed, however) is not either satisfied, stayed or discharged of record;

11.7. Voluntary Bankruptcy. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) apply for, consent to or suffer the appointment of, or the

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taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (vi) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (vii) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (viii) take any action for the purpose of effecting any of the foregoing;

11.8. Insolvency. Any Borrower shall admit in writing its inability, or be generally unable, to pay its Indebtedness as it becomes due or shall cease operations of its present business;

11.9. Involuntary Bankruptcy. Any Borrower, any Subsidiary of a Borrower or any Guarantor shall acquiesce in, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under any state or federal bankruptcy laws (as now or hereafter in effect), or take any action for the purpose of effecting any of the foregoing;

11.10. Material Adverse Changes. Any change in any Borrower’s condition or affairs (financial or otherwise) which in Lender’s opinion has a Material Adverse Effect unless such Borrower remedies to Lender’s satisfaction within thirty (30) days after the Borrowing Representative receives written notice thereof from Lender;

11.11. Lender’s Liens. Any Lien on any asset having a value of more than $25,000.00 or assets, whose value in the aggregate exceeds the Materiality Threshold created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (except purchase money liens or capitalized leases expressly permitted hereunder);

11.12. Subordinated Debt. An Event of Default shall occur under or in respect of any Subordinated Debt which causes the acceleration of, or entitles the holder thereof to cause the acceleration of, any Subordinated Debt, or any payment is made or received in respect of any Subordinated Debt in violation of the Subordination Agreement made with respect thereto or in violation of the Subordination and Intercreditor Agreement.

11.13. Cross Default. A default (after the passage of any applicable grace period) of the obligations of any Borrower under any agreement or instrument evidencing, securing or otherwise with respect to any Indebtedness (other than the Indebtedness under this Agreement) shall occur which involves a monetary obligation in excess of the Materiality Threshold, whether individually or in the aggregate, or the occurrence of any other event under any such agreement or instrument which permits the holder of such Indebtedness to accelerate the payment thereof prior to maturity;

11.14. Guaranty. Termination (other than by reason of a merger of such Guarantor expressly permitted hereunder) or breach of any Guaranty (or any provisions therein) or similar agreement executed and delivered to Lender in connection with the Obligations of any Borrower, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;

11.15. Change of Ownership. Any Change of Control shall occur;

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11.16. [Intentionally Omitted];

11.17. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Borrower, or any Borrower shall so claim in writing to Lender;

11.18. Takings. Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or trade name of any Borrower, the continuation of which is material to the continuation of any Borrower’s business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Borrower’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent;

11.19. Seizures. Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Borrower or the title and rights of any Borrower shall have become the subject matter of litigation which could reasonably be expected, in the opinion of Lender, upon final determination, to result in impairment or loss of any security provided by this Agreement or the Other Documents;

11.20. Cessation of Operations. The operations of any Borrower are interrupted at any time for more than five (5) Business Days during any period of thirty (30) consecutive days, unless such Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than thirty (30) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if such Borrower shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or

11.21. Plans. An event or condition specified in Sections 7.16 or 10.16 hereof shall occur or exist with respect to any Plan or Benefit Plan (as applicable) and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the opinion of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which would reasonably be expected to have a Material Adverse Effect on any Borrower.

11.22. Criminal Charges. Any Borrower, or the President, Chief Executive Officer or Chief Financial Officer of the Borrower shall become the subject of a criminal indictment or investigation in respect of or pertaining to, the operation or conduct of a Borrower’s business, its reporting of any financial data, its application for, or receipt of, any credit, its “laundering” of any funds or its non-payment (or underpayment) of any taxes or any other Charges, or shall

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admit its guilt or complicity in respect of any of the foregoing, or shall pay any fine or suffer any penalty in respect thereof (including as part of any plea bargain or arrangement).

XII.	LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT.

12.1. Rights and Remedies. Upon and after the occurrence of an Event of Default pursuant to Sections 11.7, 11.8, 11.9 or 11.20, all Obligations shall be immediately due and payable and this Agreement and all Commitments of Lender shall be deemed terminated. Upon the occurrence of any other Event of Default not specified in the preceding sentence, and at any time thereafter during the continuation of such Event of Default, at Lender’s option, all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the Commitments of Lender to make Advances. Upon and after the occurrence of any Event of Default, and during its continuation, Lender shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. At such time, Lender may enter any Borrower’s premises or other premises without legal process and without incurring liability to any Borrower therefor, and Lender may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender may deem advisable and Lender may require Borrowers to make the Collateral available to Lender at a convenient place. With or without having the Collateral at the time or place of sale, Lender may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give Borrowers reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowers at least five (5) Business Days prior to such sale or sales is reasonable notification. At any such public sale Lender may bid for and become the purchaser, and Lender, or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Borrower. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of each Borrower’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

12.2. Application of Proceeds. The proceeds realized by Lender from the sale or other disposition by Lender of any Collateral subsequent to an Event of Default occurring and during its continuation, shall be applied as follows: first, to the reasonable costs, expenses and attorneys’ fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon any of the Obligations; thirdly, to fees payable in connection with this Agreement; fourthly, to furnish to Lender cash Collateral in an amount not less than one hundred ten percent (110%) of

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the aggregate undrawn amount of all Letters of Credit, such cash collateral arrangements to be in form and substance satisfactory to Lender; and, lastly, to the principal of the Obligations; provided, however, that Lender reserves the right to adjust the foregoing allocations as it sees fit from time to time, in its sole discretion, and apply (or re-apply, as the case may be) such proceeds to the Obligations in a different manner or order. If any deficiency shall arise, Borrowers shall remain liable to Lender therefor. If any surplusage exists, such surplusage shall be held as cash Collateral pending full payment and satisfaction of all Obligations and termination of this Agreement, after which any remainder shall be returned to the Borrowing Representative unless Lender is then otherwise required to remit such remainder under applicable law.

12.3. Lender’s Discretion. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Lender’s rights hereunder.

12.4. Setoff. In addition to any other rights which any Lender Party may have under applicable law, upon the occurrence and during the continuance of an Event of Default hereunder, each Lender Party shall have a right to apply any Borrower’s property held by it to reduce the Obligations.

12.5. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or in any Other Document or otherwise provided by law, all of which shall be cumulative and not alternative.

XIII.	WAIVERS AND JUDICIAL PROCEEDINGS.

13.1. Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

13.2. Delay. No delay or omission on Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

13.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY RELATED TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR

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CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIV.	EFFECTIVE DATE AND TERMINATION.

14.1. Term; Early Termination Fee. This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Borrower and Lender, shall become effective on the Signing Date and shall continue in full force and effect until that date which is the fifth (5th) anniversary of the Signing Date (the “Term”) unless sooner terminated as herein provided. Borrowers may terminate this Agreement at any time upon five (5) Business Days’ prior written notice (which notice shall be revocable) upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term in connection with any such early termination and all commitments to lend hereunder are terminated (the date of such prepayment and termination hereinafter referred to as the “Early Termination Date”), Borrowers shall pay to Lender an early termination fee (the “Early Termination Fee”), for the loss of its bargain (and not as a penalty) in an amount equal to the product of (i) the aggregate amount of the Commitments made to Borrowers on the Closing Date (or any higher amount to which such Commitments may be increased hereafter by written agreement of Lender) less the aggregate amount of scheduled payments (actually made) prior to such Early Termination Date of the Term Loans and the Capital Expenditure Loan and prepayments actually made under Section 2.10(b), times, (ii) either (A) two and one-half of one percent (2.5%), if the Early Termination Date occurs on or after the Closing Date to and including the date immediately preceding the first anniversary of the Closing Date, (B) one percent (1%), if the Early Termination Date occurs on or after the first anniversary of the Closing Date but on or before the second anniversary of the Closing Date, and (C) one half of one percent (.50%), if the Early Termination Date occurs on or after the second anniversary of the Closing Date but on or before the third anniversary of the Closing Date; provided, however, that no such Early Termination Fee shall be owed if such prepayment and termination is the result of a refinancing with the Lender or any of its Affiliates or a casualty event with respect to the Borrower or any of its Subsidiaries.

14.2. Termination. The termination of the Agreement shall not affect any Borrower’s, Lender’s or any other Lender Party’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender, for the benefit of the Lender Parties, hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers’ Account may from time to time be temporarily in a zero or credit position, until all of the Obligations (other than contingent indemnity type obligations) of each Borrower have been paid or performed in full after the termination of this Agreement or each Borrower has furnished Lender, for the benefit of the Lender Parties, with an indemnification satisfactory to such parties with respect thereto and an unconditional release from any liabilities hereunder. Accordingly, each Borrower waives any rights which it may have

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under the applicable provisions of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to each Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations (other than contingent indemnity type obligations) paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

XV.	MULTIPLE BORROWERS.

15.1. Borrowing Agency Provisions. If and to the extent that at any time or from time to time there are multiple Borrowers, then:

(a) Each Borrower acknowledges that it, together with each other Borrower, make up a related organization of various entities constituting a single economic and business enterprise and sharing a substantial identity of interests such that, without limitation, Borrowers render services to or for the benefit of each other, purchase or sell and supply goods to or from or for the benefit of each other, make loans, advances and provide other financial accommodations to or for the benefit of each other (including the payment of creditors and guarantees of Indebtedness), provide administrative, marketing, payroll and management services to or for the benefit of each other; have centralized accounting, common officers and directors; and are in certain circumstances are identified to creditors as a single economic and business enterprise. Accordingly, and without limitation, any credit or other financial accommodation extended to any one Borrower pursuant hereto will result in direct and substantial economic benefit to each other Borrower, and each Borrower will likewise benefit from the economies of scale associated with the Borrowers, as a group, applying for credit or other financial accommodations pursuant hereto on a collective basis.

(b) Each Borrower hereby irrevocably designates Borrowing Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, collectively, and hereby authorizes Lender to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Representative.

(c) The handling of this credit facility as a co-borrowing facility with a Borrowing Representative in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request. None of the Lender Parties shall incur any liability to Borrowers as a result thereof. To induce the Lender Parties to do so and in consideration thereof, each Borrower hereby indemnifies the Lender Parties and holds the Lender Parties harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Lender Parties by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by any of the Lender Parties on any request or instruction from Borrowing Representative or any other action taken by any of the Lender Parties with respect to this Section except due to willful misconduct or gross (not mere) negligence by the indemnified party.

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(d) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations, whether by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against any Borrower, the release by Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers or any Collateral for such Borrower’s Obligations or the lack thereof.

15.2. Waiver of Subrogation. Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

XVI.	MISCELLANEOUS.

16.1. GOVERNING LAW. PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY BORROWER WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY OTHER DOCUMENT OR RELATED TRANSACTION MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY AND STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWING REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 16.6 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS OF THE UNITED STATES OF AMERICA, OR, AT THE LENDER’S OPTION, BY SERVICE UPON CSC THE UNITED STATES CORPORATION COMPANY (OR ANY SUCCESSOR REPLACEMENT PERSON, AS SELECTED BY LENDER) WHICH EACH BORROWER IRREVOCABLY APPOINTS AS SUCH BORROWER’S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE WITHIN THE STATE OF NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF

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ANY OTHER JURISDICTION. EACH BORROWER WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

16.2. Entire Understanding. This Agreement and the Other Documents executed concurrently herewith contain the entire understanding between each Borrower and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective officers of the party making such promises, representations, warranties, or guarantees. Neither this Agreement nor any Other Document nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any Other Document.

16.3. Successors and Assigns; Participations; New Lender.

(a) This Agreement shall be binding upon and inure to the benefit of Borrowers and Lender and all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. The Lender shall not sell or otherwise transfer participations in or assign or transfer its interests or commitments in this Agreement or the Other Documents except in accordance with the terms and provisions of this Section 16.3.

(b) Each Borrower acknowledges that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to one or more Participants that are not Competitors. Each Participant may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrowers shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrowers be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Each Borrower hereby grants to any

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Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances.

(c) Lender may sell, assign or transfer its rights and/or commitments under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”). Borrowers shall execute and deliver such further documents and do such further acts and things as Lender or Purchasing Lender may reasonably request in order to effectuate the foregoing. Lender agrees that it will not sell, assign or otherwise transfer any of its rights and/or commitments hereunder to any Competitor.

(d) Nothing contained herein, however, shall limit in any way the right of Lender to assign all or a portion of the Advances owing to it from time to time to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System any Operating Circular issued by such Federal Reserve Bank, but no such assignment shall release the assigning Lender from its obligations hereunder.

(e) Borrowers authorize Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender any and all financial information in such Lender’s possession concerning Borrowers which has been delivered to Lender by or on behalf of Borrowers pursuant to this Agreement or any other Document or in connection with Lender’s credit evaluation of Borrowers.

16.4. Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for any Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

16.5. Indemnity. Each Borrower shall indemnify each Lender Party, and each of its respective officers, directors, Affiliates, employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender, Bank, such Issuer in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not such Lender Party is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

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16.6. Notice. Any notice or request hereunder may be given to any Borrower or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or five (5) Business Days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)	If to Lender at:	Webster Business Credit Corporation
One State Street
New York, New York 10004
Attention: Account Executive – Memry
Telecopier: (212) 806-4530

	with a copy to:	Bingham McCutchen LLP
One State Street
Hartford, Connecticut 06103
Attention: Bruce C. Silvers, Esq.
Telecopier: (860) 240-2800

(B)	If to Borrowing Representative or any Borrower, at:	Memry Corporation
3 Berkshire Boulevard
Bethel, Connecticut 06801
Attention: Mr. James G. Binch
Telecopier: (203) 798-6207

	with a copy to:	Finn Dixon & Herling LLP
One Landmark Square
Suite 1400
Stamford, Connecticut 06901
Attention: David Albin, Esq.
Telecopier: (203) 325-5031

16.7. Survival. The obligations of Borrowers under Sections 2.2(e), 2.2(f), 4.18(h), 16.5 and 16.9 shall survive any termination of this Agreement and the Other Documents and payment in full of the Obligations.

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16.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

16.9. Expenses. All costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement and the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Lender’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Lender’s transactions with any Borrower, or (e) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers’ Account and shall be part of the Obligations.

16.10. Injunctive Relief. Each Borrower recognizes that, in the event any Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender and, therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

16.11. Consequential Damages. No Lender Party, nor any agent or attorney for any of them, shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or any related transaction.

16.12. Captions. The captions at various places in this Agreement and any Other Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any Other Document.

16.13. Counterparts; Telecopied Signatures; Seal. This Agreement and the Other Documents may be executed in any number of separate counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto. If this Agreement or any Other Document provides for imposition of a seal by any party thereto, the word “seal” placed adjacent to the party’s name shall be a sufficient indication thereof.

16.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and each Other Document and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement and each Other Document or any amendments, schedules or exhibits thereto.

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16.15. Confidentiality. Lender and each Transferee shall hold all non-public information obtained by Lender, or any Lender Party pursuant to the requirements of this Agreement and each Other Document in accordance with each Lender Party’s customary procedures for handling confidential information of this nature; provided, however, each Lender Party may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any other prospective Transferees or Purchasing Lender, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, each Lender Party shall use its best efforts prior to disclosure thereof, to notify the Borrowing Representative of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender Party by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Lender Party, be obligated to return any materials furnished by any Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

16.16. Publicity. Each Borrower hereby authorizes each Lender Party to make appropriate announcements of the financial arrangement contemplated hereunder, including, without limitation, announcements which are commonly known as “tombstones”, in such publications and to such selected parties as each Lender Party shall in its sole and absolute discretion deem appropriate. Without limiting the foregoing Borrowers authorize each Lender Party to utilize any logo or other distinctive symbol associated with the Borrowers in connection with any such announcement or any other promotion, advertising or marketing undertaken by each Lender Party. In no event, however, shall any Borrower use the name of each Lender Party, or any logo or distinctive symbol associated with any of them, unless, as appropriate, such Lender Party has given its prior written consent thereto. References herein or in any Other Document to any actions being taken (or omitted to be taken) by any Lender Party after a Default shall be presumed to mean, unless otherwise expressly provided, while such Default or Event of Default is continuing.

16.17. Survival of Representations and Warranties. All representations and warranties of each Borrower contained in this Agreement and the Other Documents shall be true at the time of such Borrower’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

16.18. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

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16.19. Destruction of Invoices. Borrowing Representative hereby authorizes and directs Lender in accordance with its standard document retention policies in such regards to destroy all invoices, agings, inventory reports, financial statements and other data provided from time to time by Borrowers to Lender pursuant hereto.

16.20. Time. Time is of the essence in this Agreement and each Other Document. Unless otherwise expressly provided, all references herein and in any Other Documents to time shall mean and refer to New York time.

16.21. Patriot Act. Federal law presently requires Lender to obtain, verify and record information that identifies each Person that opens an account or applies for a loan or lease. Borrowers agree to cooperate with Lender in maintaining compliance with such law on an ongoing basis.

[Signature pages follow]

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Each of the parties has signed this Agreement as of the day and year first above written.

“BORROWER”

MEMRY CORPORATION

By:	/s/ Robert P. Belcher
	Name:	Robert P. Belcher
	Title:	Senior Vice President and Chief
Financial Officer

STATE OF CONNECTICUT

                                         ) ss: HARTFORD

COUNTY OF HARTFORD

November 9, 2004, before me personally came Robert P. Belcher, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of Memry Corporation, the corporation described in and which executed the foregoing instrument as a “Borrower”; and that he signed his name thereto by order of the board of directors of said corporation.

/s/ Susan B. Moran
NOTARY PUBLIC

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“LENDER”

WEBSTER BUSINESS CREDIT CORPORATION

By:	/s/ Matthew Murphy
	Name:	Matthew Murphy
	Title:	Vice President

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ANNEX ONE — GENERAL DEFINITIONS

This Annex One is incorporated by reference into, and constitutes an integral part of, the Credit and Security Agreement, dated as of November 9, 2004, made between Memry Corporation, a Delaware corporation, as “Borrower,” and WEBSTER BUSINESS CREDIT CORPORATION, as “Lender” (as it may be amended or modified from time to time, the “Credit Agreement”). The following terms shall have the following meanings as and when used in the Credit Agreement and the Other Documents. References in such defined terms to “this Agreement,” “hereof,” “hereto” or the like, shall mean and refer to the Credit Agreement.

“Accountants” shall have the meaning set forth in Section 10.7 hereof.

“Advances” shall mean and include any loans, advances or other financial accommodations made under, pursuant to or in connection with this Agreement or any Other Document, but including, particularly, the Revolving Advances, any Letters of Credit, the Term Loans and the Capital Expenditure Loan.

“Affiliate” of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. As used hereinabove, “control” of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of the directors, partners or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus one-half of one percent (1/2%).

“Alternative Tax Distributions” shall have the meaning given to such term in Section 7.7.

“Annex One” shall mean this Annex One.

“Annex Two” shall mean Annex Two attached to this Agreement.

“Applicable Advance Rate” - see “Borrowing Base” definition.

“Application Date” shall have the meaning given to such term in Section 4.14(g).

“Automated Letter of Credit Agreement” shall have the meaning given to such term in Annex Two.

“Availability Reserves”—see “Borrowing Base” definition.

“Bank” shall mean Webster Bank, National Association, together with its successors and assigns.

“Bank Products” shall mean, collectively, (i) any cash management service, including through the use of any Lockbox Account, (ii) any Hedge Contract, (iii) any derivative product or (iv) any, similar (or dissimilar) bank product or service offered by the Bank or any Affiliate of the Bank (including Lender) to any Borrower from time to time.

“Base Rate” shall mean the base commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

“Benefit Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA maintained for employees of Borrowers or any member of the Controlled Group or any such Benefit Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Biomer Technology Investment” shall mean (i) the $400,000 of 2% Unsecured Convertible Loan Notes 2005 issued by Biomer Technology Limited to the Borrower, and any equity debt, equity or combined debt and equity securities received by the Borrower upon the conversion thereof, and (ii) any other securities issued by Biomer Technology Limited to the Borrower, directly or indirectly, pursuant to Borrower’s existing obligations to make a further investment in Biomer Technology Limited under certain specified circumstances.

“Biomer Post-Closing Payments” means the Borrower’s existing obligation to make a further investment in the securities of Biomer Technology Limited under certain specified circumstances.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement; and shall extend to all permitted successors and assigns of such Persons.

“Borrowers on a consolidated basis” shall mean, as appropriate, the consolidation in accordance with GAAP of the accounts or other items of Borrowers and their respective Subsidiaries (if any).

“Borrowers’ Account” shall have the meaning set forth in Section 2.7.

“Borrowing Base” shall mean the sum of the following: (i) the product of the Applicable Advance Rate times the Value of all Eligible Receivables; plus (ii) the lesser of (A)

the Eligible Inventory Sublimit, or (B) the product of the Applicable Advance Rate times the Value of all Eligible Inventory; minus (iii) the Availability Reserves. Where:

“Applicable Advance Rate” shall mean: (i) eighty-five percent (85%), in respect of Eligible Receivables, and (ii) fifty-five percent (55%) in respect of Eligible Inventory; or, in each case, such higher or lower percentage amount as Lender, in its sole credit judgment, may elect from time to time.

“Availability Reserves” shall mean such reserves as Lender, in its sole credit judgment, may elect to impose from time to time in respect of borrowing availability, including, without limitation, if the Lender elects in its discretion in writing and notifies the Borrower of such election, after the expiration of the ninety (90) day period set forth in clause (i) of the definition of Eligible Inventory below, an amount with respect to each location set forth in such clause equal to the amount of ninety (90) days of rent, fees and equivalent amounts that are payable by the Borrowers and the Guarantor in respect thereof.

“Eligible Inventory” shall mean and include, with respect to each Borrower and MPAV, Inventory consisting of Raw Materials and Finished Goods owned by and in the possession of a Borrower or MPAV and located in the United States of America, which Lender, in its sole credit judgment, shall determine to be Eligible Inventory, based on such considerations as Lender may from time to time deem appropriate. Without limitation, Inventory shall not be deemed Eligible Inventory unless such Inventory is subject to Lender’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances). In addition, no Inventory shall be Eligible Inventory if: (a) it does not conform to all standards imposed by any governmental agency, division or department which has regulatory authority over such Inventory or its use, sale or distribution, including the Department of Labor; (b) it consists of work-in-process, showroom samples, “seconds,” packaging, shipping materials, supplies or catalysts; (c) it constitutes Inventory in-transit to or from a Borrower (while in-transit); (d) it is subject to any licensing or similar contractual arrangement limiting the resale thereof by a Borrower or by Lender as its attorney-in-fact; (e) any covenant, representation or warranty contained herein with respect to such Inventory has been breached; (f) it is obsolete, unsaleable, shop-worn, damaged, defective, slow-moving or unmerchantable; (g) it has been consigned to a Borrower or to any third party for sale; (h) it is not subject to a perpetual inventory reporting system acceptable to Lender; (i) it is in the possession or control of any processor, finisher or other third party besides a Borrower or is otherwise situated at any public or private warehouse or upon any leased property, unless such processor, finisher, warehouse operator, landlord or other third party has waived any lien or claim thereon, in a manner satisfactory to Lender, or Lender, in its sole credit judgment has elected to impose reserves against the value of such inventory in lieu thereof (the amounts and duration of which shall be in Lender’s sole credit judgment); provided, however, that with respect to leased locations, Borrowers shall be permitted ninety (90) days from the Closing Date to obtain waivers reasonably acceptable to the Lender for all of such leased locations during which time all property located thereon will be deemed “Eligible Inventory” for purposes of this clause (i) (and not otherwise excluded pursuant to the terms hereof) and after such 90 day period the Inventory on such leased locations shall remain Eligible Inventory (assuming all other conditions to eligibility are satisfied) notwithstanding the absence of a waiver, but the Lender shall have the right to impose Availability Reserves for same in accordance with the definition of Availability Reserves; (j) consists of Hazardous Substances; (k) such Inventory is not covered by casualty insurance maintained as required under Section 4.11; or (1) such Inventory is not otherwise satisfactory to Lender in the exercise of its sole credit judgment.

“Eligible Inventory Sublimit” shall mean Three Million Dollars ($3,000,000).

“Eligible Receivables” shall mean and include, with respect to each Borrower and MPAV, each Receivable of such Borrower or MPAV arising in the ordinary course of MPAV’s or such Borrower’s business which Lender, in its sole credit judgment, shall determine to be an Eligible Receivable, based on such considerations as Lender may from time to time deem appropriate. Without limitation, a Receivable shall not be deemed eligible unless such Receivable is subject to Lender’s first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Lender. In addition, no Receivable shall be an Eligible Receivable if: (a) it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; (b) it is due or unpaid more than sixty (60) days after the original due date, or more than ninety (90) days from the original invoice date; (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder by application thereto of clause (b) above; (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached; in any material respect; (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; (f) the sale is to a Customer outside the continental United States of America (but excluding any Customer in (i) Puerto Rico and (ii) Canada), unless and except to the extent that either (i) the sale is on letter of credit, guaranty or acceptance terms, or (ii) payment of such Receivable is insured under a foreign credit insurance policy; in each case, acceptable to Lender in its sole credit judgment; (g) the sale to the Customer is on a “bill-and-hold”, “guaranteed sale”, “sale-and-return”, “sale on approval”, “consignment” or any other repurchase or return basis or is in respect of a “COD” or “CBD” sale, or is evidenced by an instrument or chattel paper; (h) Lender believes, in its sole credit judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer’s financial inability to pay; (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq. and 41 U.S.C. Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances; (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale (subject to returns in the ordinary course of business); (k) the Receivables of the Customer exceed a credit limit determined by Lender, in its sole credit judgment, to the extent such Receivable exceeds such limit; (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason; (m) the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto; (n) any return, rejection or repossession of the merchandise giving rise to such Receivable has occurred; (o) such Receivable is not payable to a Borrower; (p) such Receivable is owed by a Customer located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit), unless Borrower has qualified to do business in such state or has filed a business activity report or such other similar required document; (q) the Receivable is payable in any currency other than Dollars; (r) the Receivable is issued in respect of partial payment, including “debit memos” and “charge backs”; or (s) such Receivable is not otherwise satisfactory to Lender in the exercise of its sole credit judgment.

“Value” shall mean, as determined by Lender in its sole credit judgment, (a) with respect to Eligible Receivables, the gross face amount of Eligible Receivables less the sum of (i) sales, excise or similar taxes included in the amount thereof and (ii) returns, discounts, claims, credits, charges and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto; and (b) with respect to Eligible Inventory, the lower of (i) its cost computed on a first-in first-out (FIFO) basis in accordance with GAAP or (ii) its market value.

it being understood and agreed by Borrowers in connection with the foregoing that any decrease in Applicable Advance Rates, any imposition (or increase) in any Availability Reserves or any change in the composition of Eligible Inventory or Eligible Receivables instituted by Lender in its sole credit judgment pursuant hereto from time to time may limit or restrict the amount of Advances available to Borrowers hereunder.

“Borrowing Representative” shall mean the Initial Borrower, if there is only one Borrower, but, otherwise, shall mean such Person among the Borrowers as the Borrowers, collectively between or among themselves, may elect as their representative hereunder from time to time pursuant to Article XV, subject to Lender’s prior approval. On the Closing Date, the Borrowing Representative is the Initial Borrower.

“Borrowing Base Certificate” shall have the meaning set forth in Section 10.10.

“Business Day” shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day other than a day on which commercial banks in New York and Connecticut are authorized or required by law to close.

“Capital Expenditure Loan” shall mean the capital expenditure loan, made available to the Borrowers in the principal amount not to exceed One Million Dollars ($1,000,000) by the Lender pursuant to Section 2.1(d).

“Capital Expenditure Loan Borrowing Base” shall mean an amount equal to the lesser of: (i) One Million Dollars ($1,000,000); or (ii) eighty percent (80%) of the face amount of net invoices for Eligible Equipment. For purposes of this calculation, costs of installation, maintenance and other “soft costs” shall not be included in such determination.

“Capital Expenditure Loan Conversion Date” November 9, 2005.

“Capital Expenditure Loan Note” shall mean the promissory note referred to in Section 2.1(d) evidencing the Indebtedness of Borrowers to Lender arising from the making of the Capital Expenditure Loan.

“Capital Expenditure Loan Period” see Section 2.1(d)

“Capital Expenditure Loan Rate” shall mean an interest rate per annum equal to: (i) the sum of the Alternate Base Rate plus one quarter of one percent (.25%), with respect to Domestic Rate Loans, and (ii) the sum of the Eurodollar Rate plus two and three-quarters of one percent (2.75%), with respect to Eurodollar Rate Loans.

“Capital Expenditures” - see Section 8.1.

“Capitalized Leases” shall mean leases under which the Borrowers or any of their Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change of Control” means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Borrower): (a) an event or series of events by which any Person (other than any Permitted Holder) or group of persons or other entities (excluding Permitted Holders) acting in concert as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not applicable (a “Group of Persons”), together with its or their Affiliates shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger or otherwise (including pursuant to receipt of revocable proxies) (A) be or become, directly or indirectly, the beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person as the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than forty percent (40%) of the combined voting power of the then outstanding Voting Stock of the Borrwer or (B) otherwise has the ability, directly or indirectly, to elect, directly or indirectly, a majority of the members of the Board of Directors of the Borrower or other equivalent governing body thereof, (b) individuals who at the beginning of any period of two consecutive calendar years (starting with the year commencing January 1, 2005) constituted the Board of Directors of the Borrower (together with any new directors (i) elected by the Permitted Holders or (ii) whose election to the Board of Directors of the Borrower, or whose nomination for election by the Borrower shareholders, was approved by a vote of at least two-thirds of the members of the Board of Directors of the Borrower then still in office who either were members of the Board of Directors of the Borrower at the beginning of such period of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Borrower then in office or (c) the Borrower consolidates with or merges into another Person (excluding any merger permitted under this Agreement) or the Borrower or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Borrower and its Subsidiaries to any Person, or any Person consolidates with, merges with or into, the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than such transaction where the Voting Stock of the Borrower outstanding immediately prior to such corporation representing more than fifty percent (50%) of the combined voting power of the then outstanding Voting Stock of the surviving or transferee corporation and immediately after such transaction no “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding Voting Stock of the surviving or transferee corporation.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension

Benefit Guaranty Corporation or any environmental agency or superfund), upon any Collateral, any Borrower or any of its Affiliates.

“Closing Date” shall mean the date on which the Initial Advance is made, which date may be on the Signing Date but, unless otherwise approved by Lender, in its credit judgment, shall not be later than ten (10) days after the Signing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include all assets of each Borrower (subject to the limitation on Subsidiary Stock set forth in subsection (f) below), including, without limitation, all of the following assets:

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Contract Rights;

(f) all Subsidiary Stock of each Domestic Subsidiary, and sixty-five percent (65%) of the Subsidiary Stock of each Foreign Subsidiary;

(g) all Securities;

(h) all Leasehold Interests;

(i) all Commercial Tort Claims;

(j) all of each Borrower’s right, title and interest in and to: (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Borrower’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Borrower’s contract rights, rights of payment which have been earned under a contract right, instruments, investment property, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Borrower, all real and personal property of third parties in which such Borrower has been granted a lien or security interest as security for the payment or enforcement of Receivables; (vii) all supporting obligations that secure payment or performance of any account, chattel paper, document, general intangible, instrument or investment property; and (viii) any other goods, personal property or real property now owned or hereafter acquired in which any Borrower has expressly granted a security interest or may in the future grant a security interest to Lender hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Lender and any Borrower;

(k) all of each Borrower’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a) through (j) of this definition; and

(l) all proceeds and products of clauses (a) through (k) of this definition, in whatever form, including, but not limited to: cash, Deposit Accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Collateral Locations” shall have the meaning assigned to such term in Section 4.5.

“Commercial Tort Claims” shall have the meaning given to such term in the UCC.

“Commitment” shall mean the aggregate amount of the total commitments of the Lender to make Advances under this Agreement as in effect on the Closing Date; namely, Eleven Million Nine Hundred Thousand Dollars ($11,900,000).

“Commitment Letter” shall mean any commitment letter heretofore issued by Lender to Borrowers, or Borrowing Representative on their behalf, relative to the undertakings contemplated hereby.

“Competitor” shall mean any Person who directly or indirectly provides products or services that are the same as or substantially similar to the products or services provided by, and that constitute a material part of the business of, the Borrowers and their Subsidiaries as of the date of determination.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, (i) necessary to carry on any Borrower’s business, including, without limitation, any consents required under all applicable federal, state or other applicable law, and (ii) required to effectuate the transactions and agreements contemplated in this Agreement and the Other Documents.

“Contract Rate” shall mean, as applicable, the Revolving Interest Rate, the Term Loan A Rate, the Term Loan B Rate or the Capital Expenditure Loan Rate.

“Contract Rights” shall mean all rights of each Borrower arising under or in connection with any contract (including, without limitation, to the extent that such Borrower may grant a security interest in such rights under such contract, all license agreements to which it is party as licensor or licensee and all letter of credit rights of each Borrower).

“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Borrower, pursuant to which such Borrower is to deliver any personal property or perform any services.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Deposit Account” shall mean any checking account, savings account, time deposit account, certificate of deposit, investment account or other account (howsoever denominated), in which from time to time any cash of any Borrower is or may be deposited.

“Designated Officer” shall mean the chief executive officer, chief financial officer or chief operating officer of a Borrower (regardless of title), or such other officer, lender or representative of a Borrower which Lender may, at such Borrower’s request, permit to be a “Designated Officer” from time to time.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of the United States or any political subsidiary thereof.

“Early Termination Date” shall have the meaning set forth in Section 14.1 hereof.

“Early Termination Fee” shall have the meaning set forth in Section 14.1 hereof.

“EBITDA” - see Section 8.1.

“Eligible Equipment” shall mean new equipment to be purchased by the Borrower for its business.

“Eligible Inventory” - see “Borrowing Base” definition.

“Eligible Receivables” - see “Borrowing Base” definition.

“Environmental Complaint” shall have the meaning set forth in Section 4.18(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Borrower all of such Borrower’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” shall mean: (i) in the case of a corporation, its capital stock, including its common stock and any preferred stock; (ii) in the case of a partnership, all partnership interests therein, including special, limited and general interests; (iii) in the case of a limited liability company, all membership interests therein; and (iv) in the case of any other entity, all interests evidencing equity ownership therein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“Eurodollar Rate” shall mean, for any Eurodollar Rate Loan, for the then current Interest Period relating thereto, the rate per annum (such Eurodollar Rate to be adjusted to the next higher 1/100th of one percent (.01%)) equal to the quotient of (a) LIBOR, divided by (b) a number equal to 1.00 minus the aggregate of the rates (expressed as a decimal) of reserve requirements current on the date that is two (2) Business Days prior to the beginning of the Interest Period (including without limitation basic, supplemental, marginal and emergency reserves) under any regulation promulgated by the Board of Governors of the Federal Reserve System (or any other governmental authority having jurisdiction over the Bank) as in effect from time to time, dealing with reserve requirements prescribed for Eurocurrency funding including any reserve requirements with respect to “Eurocurrency liabilities” under Regulation D of the Board of Governors of the Federal Reserve System.

“Eurodollar Rate Loan” shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

“Event of Default” shall mean the occurrence and continuance of any of the events set forth in Article XI hereof.

“Excess Availability” shall mean the difference between (a) the amount permitted to be outstanding pursuant to the definition of “Borrowing Base” and (b) the aggregate amount of Revolving Advances and Letters of Credit outstanding.

“Existing Lender” shall mean Webster Bank, National Association.

“Existing Lender Liens” shall mean Liens on Collateral retained by the Existing Lender to secure payment of the Existing Loans, to be released on the Closing Date in conjunction with full payment of the Existing Loans.

“Existing Loans” shall mean all Indebtedness owing by Borrowers to the Existing Lender on the Closing Date, whether secured or unsecured.

“Federal Funds Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

“Financial Covenants” shall mean the financial covenants set forth in Article VIII.

“Finished Goods” shall mean finished goods held for sale by a Borrower in the ordinary course of its business.

“Fiscal Year” shall mean Borrowers’ Fiscal Year as in effect on the Signing Date; and the terms “Fiscal Quarter” and “Fiscal Month” shall have correlative meanings.

“Fixed Charge Coverage Ratio” - see Section 8.1.

“Fixed Charges” - see Section 8.1.

“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

“Foster Supply Agreement” shall mean the Supply Agreement dated on or about the Closing Date between MPAV and Foster Corporation, as amended, modified or restated from time to time.

“Funded Indebtedness” - see Section 8.1.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Borrower all of such Borrower’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade names, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, license fees, franchises, customer lists, tax refunds, tax refund claims, pension fund refunds, pension fund refund claims, overpayments, overpayment claims, reclamation rights, computer programs, software, all claims under guaranties, security interests or other security held by or granted to such Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” shall mean any Person (other than a Borrower) who may hereafter guarantee payment or performance of the whole or any part of the Obligations. “Guarantors” means collectively all such Persons. On the Closing Date, MPAV is the only Guarantor.

“Guaranty” shall mean any guaranty of the payment or performance of the whole or any part of the Obligations, in whole or in part, executed at any time by a Guarantor in favor of Lender for the ratable benefit of Lender.

“Hazardous Discharge” shall have the meaning set forth in Section 4.18(d) hereof.

“Hazardous Substance” shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Contract” shall mean any “hedge,” “swap,” “collar,” “cap” or similar agreement between a Borrower and any other financial institution, including, but not limited to, Bank or any other Affiliate of WBCC, intended to fix the relative amount of such Borrower’s risk in respect of changes in interest rates and foreign currency exchange.

“Historical Financial Statements” shall have the meaning set forth in Section 5.4(a) hereof.

“Initial Advance” shall mean the initial Advance (or series of initial Advances) to be made on the Closing Date.

“Initial Borrower(s)” shall have the meaning set forth in the preamble to this Agreement.

“Initial Projections” shall have the meaning given to such terms in Section 5.4(b).

“Indebtedness” of a Person means, without duplication: (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than (1) trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices and (2) any obligations with respect to the Working Capital Adjustment or Tax Gross-Up Amount or the JV Payment (as each of such terms are respectively defined in the Putnam Acquisition Agreement), (b) obligations evidenced by a note, bond, debenture or similar instrument, (c) obligations under Capitalized Leases, (d) reimbursement obligations for letters of credit, banker’s acceptances or other credit accommodations, (e) net liabilities under Hedge Contracts, (f) any guaranty (or the like) by such Person of the Indebtedness of another Person, and (g) obligations secured by any Lien on such Person’s property, even if that Person has not assumed such obligations. Any Indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the Indebtedness secured thereby, whether or not actually so created, assumed or incurred.

“Interest Period” shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).

“Inventory” shall mean and include as to each Borrower and MPAV, or as to any third party, all of such Borrower’s, MPAV’s or third party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all Raw Materials, Work In Process, Finished Goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Borrower’s or MPAV’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“Issuer” shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms thereof which, in all cases, shall be the Bank, unless otherwise required by the Bank or approved by Lender.

“Leasehold Interests” shall mean all of each Borrower’s right, title and interest in and to any Real Property owned by a Person other than Borrower, whether as tenant, lessee, licensee, operator or otherwise, but excluding from the Collateral those leases, licenses or other agreements with respect to Real Property, and the interests created thereby, that by their terms prohibit the assignment thereof without the prior written consent of the applicable lessor and where such consent has not been obtained.

“Lender” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender.

“Lender Party” shall mean Lender, the Bank, any Issuer (other than the Bank), any Purchasing Lender and any Participant, together with each other holder from time to time of any interest in any of the Obligations.

“Letter of Credit Fees” shall have the meaning set forth in Annex Two.

“Letter of Credit Documents” shall have the meaning set forth in Annex Two.

“Letters of Credit” shall have the meaning set forth in Annex Two.

“Leverage Ratio” - see Section 8.1.

“LIBOR” shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto, the rate per annum quoted by the Lender to Borrowers two (2) Business Days prior to the first day of such Interest Period as the rate available to Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such Eurodollar Rate Loan.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise) or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease (excluding operating leases) having substantially the same economic effect as any of the foregoing, and the lawful filing of, or agreement to give, any financing statement (evidencing a security interest or consignment) under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” means a Domestic Rate Loan or a Eurodollar Rate Loan.

“Lock-Box Account” shall have the meaning set forth in Section 4.14(d).

“Lock-Box Agreement” shall have the meaning set forth in Section 4.14(d).

“Lock-Box Bank” shall have the meaning set forth in Section 4.14(d).

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the Borrowers and the Guarantors taken as a whole, (b) Borrowers’ ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender’s Liens on the Collateral or the priority of any such

Lien or (d) the practical realization of the material benefits of Lender’s and Lender’s material rights and remedies under this Agreement and the Other Documents.

“Material Agreements” shall mean and include, in the case of each Borrower, the following: (i) any lease of Real Property, (ii) any lease of personal property having aggregate annual rentals in excess of the Materiality Threshold, (iii) any license agreement for the use of any intellectual property necessary for, or material to, to the operation of its business, (iv) any agreement evidencing, pertaining to or securing the payment of, any Indebtedness, (v) any labor or union contract, (vi) any employment contracts with executive officers of Borrowers, (vii) any long-term purchase or supply contracts, and (viii) any other contract or agreement the termination of which (without its contemporaneous replacement) would reasonably be expected to have a Material Adverse Effect.

“Materiality Threshold” shall mean One Hundred Thousand Dollars ($100,000).

“Maximum Revolving Amount” shall mean the maximum amount of Revolving Advances and Letters of Credit which may be outstanding at any one time, determined without regard to the Borrowing Base, which as of the Closing Date equals Six Million Five Hundred Thousand Dollars ($6,500,000).

“Monthly Advances” shall have the meaning set forth in Section 3.1 hereof.

“MPAV” shall mean MPAV Acquisition LLC, a Connecticut limited liability company.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Note” shall mean the Term Loan A Note, the Term Loan B Note, the Capital Expenditure Loan Note and the Revolving Credit Note and any other promissory note at any time evidencing any other portion of the Obligations. “Notes” shall refer, collectively, thereto.

“Notice of Capital Expenditure Loan Borrowing” - see Section 2.1(d).

“Obligations” shall mean and include any and all of each Borrower’s Indebtedness and/or liabilities to Lender and each other Lender Party, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Borrower’s Indebtedness and/or liabilities to Lender and each other Lender Party, under this Agreement, the Other Documents, any Permitted Hedge Contracts, any Bank Product or under any other agreement between Lender and each other Lender Party, and any Borrower and all obligations of any Borrower to Lender and each other Lender Party, to perform acts or refrain from taking any action.

“Organic Documents” shall mean: (i) for a corporation, its articles (or certificate) of incorporation and bylaws; (ii) for a partnership, its articles of organization (if any) and partnership agreement; and (iii) for a limited liability company, its articles (or certificate) of organization and any operating agreement; together with, for each such entity and any other entity not described above, such other, similar documents as are integral to its formation or the conduct of its business operations.

“Other Documents” shall mean the Notes, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Borrower and/or any Guarantor and/or delivered to Lender or any other Lender Party, in respect of the transactions contemplated by this Agreement. The term “Other Documents” includes, without limitation, all those documents to which any Borrower or Guarantor is a party described in Section 9.1.

“Other Existing Liens” shall mean those Liens set forth in Schedule 7.3 attached hereto and hereby made a part hereof.

“Other Existing Subsidiaries” shall mean Wright Machine Corporation, a Delaware corporation.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment Office” shall mean, initially, One State Street, New York, New York 10004; thereafter, such other office of Lender, if any, which it may designate by notice to Borrowing Representative to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Perfection Certificate” shall mean, collectively, the Perfection Certificate for each Borrower and the responses thereto provided by such Borrower and delivered to Lender on the Closing Date.

“Permitted Encumbrances” shall mean (a) Liens in favor of Lender for the benefit of itself and each other Lender Party which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; provided, however, that either (i) the Lien has no effect on the priority of the Liens in favor of Lender or the value of the assets in which Lender has such a Lien and a stay of enforcement of any such Lien shall be in effect, or (2) the amount of such charges, individually or in the aggregate, does not exceed the Materiality Threshold, or (3) the full amount of such charges (and any penalties thereon) have been reserved against the Borrowing Base; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) judgment Liens which do not otherwise constitute an Event of Default under Section 11.6, that have been (and remain) stayed or bonded and are being contested in good faith by the applicable Borrower or Subsidiary, provided, however, that adequate reserves have been posted therefor to the extent required by GAAP; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Borrower’s business; (f) mechanic’s, worker’s, materialmen’s or other like Liens arising in the ordinary course of any Borrower’s business with respect to obligations which are not due or which are being contested in good faith by the applicable Borrower; (g) Liens to secure the Subordinated Debt; (h) Liens placed upon fixed assets or capital (and the proceeds thereof) hereafter acquired to secure a portion of the purchase price thereof or consisting of a Capitalized Lease, provided that (1) any such Lien shall not encumber any other property of the Borrowers and (2) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any Fiscal Year shall not exceed the amount provided for in Section 7.9; (h) Liens in the nature of ownership interests of lessors of real and personal property, to the extent such leases are not prohibited by this Agreement; (i) other Liens incidental to the conduct of Borrowers’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Lender’s rights in and to the Collateral or the value of Borrowers’ property or assets or which do not materially impair the use thereof in the operation of Borrowers’ business; (j) the Existing Lender’s Liens, pending full payment of the Existing Loans on the Closing Date; and (k) Other Existing Liens.

“Permitted Hedge Contracts” shall mean any Hedge Contracts entered into in the ordinary course of, and pursuant to the reasonable requirements of, Borrowers’ business, and not for speculative purposes in any event.

“Permitted Holders” shall mean all officers and directors of any Borrower on the date hereof and James Dandeneau and their respective affiliates.

“Permitted Subordinated Debt” shall mean and include such Subordinated Debt as the Lender may consent to be incurred (or carried) by Borrower at any time or from time to time and in any event shall include the Subordinated Debt as defined in the Subordination and Intercreditor Agreement and any refinancings of such Subordinated Debt (which do not increase the principal thereof) thereof provided that the Lender has consented in writing to the terms and conditions of such refinanced debt (such approval to not be unreasonably withheld) and same is subject to a subordination agreement at least as favorable to the Lender as the Subordination and Intercreditor Agreement.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA that is intended to qualify for favorable tax treatment under Section

401(a) of the Code, maintained for employees of Borrowers or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledged Account” shall have the meaning given to such term in Section 4.14(e).

“Pledged Account Agreement” shall have the meaning given to such term in Section 4.14(e).

“Projections” shall mean and include the Initial Projections and the annual projections made pursuant to Section 10.13.

“Purchasing Lender” shall have the meaning set forth in Section 16.3(c) hereof.

“Putnam Acquisition Agreement” shall mean that certain Asset Acquisition Agreement by and among the Borrower, Putnam Plastics Corporation, and James Dandeneau, as in effect on the date hereof.

“Putnam Lease” shall mean that certain Commercial Lease Agreement dated as of November 9, 2004 between James V. Dandeneau and MPAV, as modified from time to time.

“Putnam Plastics Seller Debt” shall mean the Post-Closing Payments (as defined in the Putnam Acquisition Agreement.

“Raw Materials” shall mean goods held by a Borrower for use in the production of Finished Goods.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of each Borrower’s right, title and interest in and to its owned and leased premises, existing on or after the Closing Date, including, particularly, the real property identified on Schedule 5.25 hereto.

“Receivables” shall mean and include, as to each Borrower and MPAV, all of MPAV’s or such Borrower’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrowers by their respective Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances (including payment intangibles), and all other forms of obligations owing to such Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

“Release” shall have the meaning set forth in Section 5.6(c)(i) hereof.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Revolving Advances” shall mean Advances made other than Letters of Credit, the Term Loans and the Capital Expenditure Loan.

“Revolving Credit Note” shall mean the promissory note referred to in Section 2.1(a) hereof evidencing Indebtedness of Borrowers to Lender arising from the making of Revolving Advances.

“Revolving Interest Rate” shall mean an interest rate per annum equal to: (a) the sum of the Alternate Base Rate plus zero percent (0%), with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus two and one half percent (2.5%), with respect to Eurodollar Rate Loans.

“Securities” shall mean and include, as to each Borrower, all securities and all other investment property (in each case whether or not marketable) owned by Borrower, whether now existing or hereafter created, including any held by any intermediary in any “street” name, pursuant to any custody arrangement or otherwise.

“Specified Joint Venture” shall mean the joint venture (or other substitute arrangement) with Johnson & Johnson or an affiliate thereof contemplated under the Putnam Acquisition Agreement.

“Subordinated Debt” shall mean Indebtedness which has been subordinated, in right of payment and claim, to the rights and claims of Lender in respect of the Obligations, on terms satisfactory to Lender, pursuant to a Subordination Agreement.

“Subordinated Debt Documents” shall have the meaning given that term in the Subordination and Intercreditor Agreement.

“Subordination Agreement” shall mean an agreement, satisfactory in form and substance to Lender, among (i) Lender, for the benefit of Lender, (ii) a creditor holding Indebtedness permitted to be incurred hereunder, and (iii) the Borrowers (whether directly or by consent), setting forth the terms by which such Indebtedness held by such creditor shall become Permitted Subordinated Debt hereunder including without limitation the Subordination and Intercreditor Agreement.

“Subordination and Intercreditor Agreement” shall have the meaning set forth in Section 9.1(y).

“Subsidiary” shall mean a corporation or other entity of whose shares or Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation or other entity, or other Persons performing similar functions for such corporation or entity, are owned, directly or indirectly, by such Person. Unless otherwise expressly provided herein, references herein to a “Subsidiary” or the “Subsidiaries” shall mean and refer to Subsidiaries of the Borrowers, including any not in being on the Signing Date in anticipation of their subsequent creation or acquisition in accordance with the terms hereof.

“Subsidiary Pledge Agreement” shall have the meaning given to such term in Section 9.1(p).

“Subsidiary Stock” shall mean with respect to any Subsidiary, any and all shares, interests, participations or other equivalents (however designated) of Capital Stock of such Subsidiary (if a corporation), any and all equivalent ownership interests of any such Subsidiary (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including, without limitation, all membership and ownership interests in MPAV.

“Term” shall have the meaning set forth in Section 14.1 hereof.

“Term Loan A” shall mean the term loan, in the principal amount of One Million Nine Hundred Thousand Dollars ($1,900,000) made to Borrowers by the Lender on the Closing Date pursuant to Section 2.1(b).

“Term Loan A Note” shall mean the promissory note referred to in Section 2.1(b) evidencing the Indebtedness of Borrowers to Lender arising from the making of the Term Loan A.

“Term Loan A Rate” shall mean an interest rate per annum equal to: (i) the sum of the Alternate Base Rate plus one quarter of one percent (.25%), with respect to Domestic Rate Loans, and (ii) the sum of the Eurodollar Rate plus two and three quarter percent (2.75%), with respect to Eurodollar Rate Loans.

“Term Loan B” shall mean the term loan, in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) made pursuant to Section 2.1(c).

“Term Loan B Maturity Date” shall mean November 9, 2007.

“Term Loan B Note” shall mean the promissory note referred to in Section 2.1(c) evidencing the Indebtedness of Borrowers to Lender arising from the making of the Term Loan B.

“Term Loan B Rate” shall mean an interest rate per annum equal to: (i) the sum of the Alternate Base Rate plus one and one quarter of one percent (1.25%), with respect to Domestic Rate Loans, and (ii) the sum of the Eurodollar Rate plus three and three quarter percent (3.75%), with respect to Eurodollar Rate Loans.

“Term Loans” shall mean, collectively, Term Loan A and Term Loan B.

“Termination Event” shall mean: (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a

“substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Type” As to any Revolving Advances, all or any portion of the Term Loans or all or any portion of the Capital Expenditure Loan, its nature as a Domestic Rate Loan or a Eurodollar Rate Loan.

“Unfinanced Capital Expenditures” - see Section 8.1.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as adopted in the State of New York.

“Voting Stock” shall mean, with respect to the Borrower, securities of any class or classes of capital stock in the Borrower entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of the Borrower.

“WBCC” shall have the meaning set forth in the preamble to this Agreement; and shall include its successors and assigns.

ANNEX ONE, Acknowledged and Agreed:

“Initial Borrower” or “Borrowing Representative” MEMRY CORPORATION

By:	/s/ Robert P. Belcher
	Name:	Robert P. Belcher
	Title:	Senior Vice President and Chief Financial Officer

November 9, 2004

ANNEX TWO - LETTERS OF CREDIT

This Annex Two is incorporated by reference into, and constitutes an integral part of, the Credit and Security Agreement, dated as of November 9, 2004, made between Memry Corporation as “Borrower,” and WEBSTER BUSINESS CREDIT CORPORATION, as “Lender” and “Agent” (as it may be amended or modified from time to time, the “Credit Agreement”). Capitalized terms used in this Annex but not expressly defined in this Annex, shall have the meanings given to such terms in the Credit Agreement.

1. Letters of Credit. Subject to the terms and conditions hereof, Lender may, in its sole discretion (without any obligation to do so) issue or cause the issuance (by a bank) of letters of credit (“Letters of Credit”) by the Issuer on behalf of any Borrower; provided, however, that Lender will not, in any event, issue or cause to be issued any Letters of Credit (i) unless Borrowers have executed in favor of the Issuer: (A) its master letter of credit agreement (the “Master Letter of Credit Agreement”), in substantially the form of Exhibit ”A” attached hereto; and (B) its automatic letter of credit agreement (the “Automatic Letter of Credit Agreement”), in substantially the form of Exhibit ”B” attached hereto (the Master Letter of Credit Agreement and the Automatic Letter of Credit Agreement, together with the Letter of Credit Documents defined below, are herein called, collectively, the “Letter of Credit Documents”), (ii) unless Borrowers have complied with Sections 2 and 3 below in regard to such issuance, and (iii) to the extent that the face amount of such Letters of Credit would then cause either (A) outstanding Letters of Credit to exceed any individual or aggregate dollar limit thereon established by Lender from time to time, or (B) the sum of (1) the outstanding Revolving Advances plus (2) all outstanding Letters of Credit to exceed the lesser of the Maximum Revolving Amount or the Borrowing Base.

2. Issuance of Letters of Credit.

(a) Borrowing Representative, on behalf of Borrowers, may request Lender to issue or cause the issuance of a Letter of Credit by delivering to Lender at the Payment Office, Issuer’s standard form of letter of credit application (a “Letter of Credit Application”) and any draft, if applicable, completed to the satisfaction of Lender, together with such other certificates, documents and other papers and information as Lender or Issuer may reasonably request. Borrowing Representative, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any Letter of Credit and the disposition of documents, disposition of any unutilized funds, and to arrange for the issuance of any amendment, extension or renewal of any Letter of Credit.

(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of issuance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than one (1) year after such Letter of Credit’s date of issuance (but with an “evergreen” feature if approved by the Lender in its discretion) in the case of “standby” Letters of Credit, and six (6) months after such Letter of Credit’s date of issuance, in the case of “trade” Letters of Credit, and in no event later than thirty (30) days prior to the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revisions thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

(c) Borrowing Representative will not request a Letter of Credit (i) that arises out of transactions involving the sale of goods by any Borrower not in the ordinary course of its business, (ii) that involves a sale to an Affiliate of any Borrower, (iii) that involves any purchase for which Lender, or any Issuer, as appropriate, has not received all related documents, instruments and forms requested by Lender or such Issuer, (iv) for which Lender or any Issuer, as appropriate, is unable to locate a purchaser in the ordinary course of business on standard terms, or (v) where the relevant drafts are not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of Section 13 of the Federal Reserve Act, as amended.

(d) Subject to the terms and conditions hereof, Lender shall, if applicable, issue or cause the issuance of air releases and steamship guarantees on behalf of Borrower. Borrowing Representative may request Lender to issue or cause the issuance of air releases and steamship guarantees by delivering to Lender at the Payment Office such certificates, documents and other papers and information as Lender may request. In addition, for purposes hereof, the definition of “Letters of Credit” shall include all air releases and steamship guarantees issued or caused to be issued by Lender.

3. Requirements For Issuance of Letters of Credit.

(a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Lender and each Issuer harmless from any loss, cost, expense or liability, including, without limitation, payments made by Lender or any Issuer and expenses and reasonable attorneys’ fees incurred by Lender or any Issuer arising out of, or in connection with, any Letter of Credit to be issued for any Borrower. Borrowers shall be bound by Lender’s and Issuer’s regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers’ Account, although this interpretation may be different from Borrowers’ own; and, neither Lender nor any Issuer nor any of their respective correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Borrower’s instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Lender’s, any Issuer’s or such correspondents’ willful misconduct or gross negligence.

(b) Borrowing Representative shall authorize and direct any Issuer of a Letter of Credit to name the applicable Borrower as the “applicant” or “account party” therein, to deliver to Lender all related payment/acceptance advices, to deliver to Lender all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Lender’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

(c) In connection with all Letters of Credit issued or caused to be issued by Lender under this Agreement, each Borrower hereby appoints Lender, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred or be continuing, (i) to sign and/or endorse such Borrower’s name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign such Borrower’s name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department (“Customs”) in the name of such Borrower or Lender or Lender’s designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower’s name or Lender’s, or in the name of Lender’s designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender’s or its attorney’s willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

(d) Each Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Lender for any amounts paid by Lender with respect to any Letter of Credit issued for the account of such Borrower, including all fees, costs and expenses paid by Lender to any Issuer or correspondence bank that issues or negotiates Letters of Credit. In connection with the foregoing, Borrower authorizes and directs Lender to make a Revolving Advance in the amount of any such reimbursement obligation when it becomes due and to pay or reimburse itself (or the Issuer or correspondent bank as appropriate) with the proceeds thereof; but, if at the time such payment becomes due the unpaid balance of Revolving Advances exceeds or would exceed with the making of such disbursement the maximum amount permitted under Section 2.1 hereof, then, no such Revolving Advance shall be made and Borrower shall be obligated to make such payment in full or be in default of the payment thereof.

(e) On demand, during any time that an Event of Default exists, Borrowers will cause cash to be deposited and maintained in an account with Lender, as cash Collateral, in an amount equal to one hundred ten percent (110%) of the undrawn face amount of any outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Lender, in its discretion, on such Borrower’s behalf and in such Borrower’s name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into Lender’s possession at any time. Lender will invest such cash Collateral (less applicable reserves) in such short-term money-market items as to which Lender and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash Collateral. No Borrower may withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement.

4. Letter of Credit Fees. Borrowers shall pay (a) to Lender for its own account such fees for each Letter of Credit (if any) issued pursuant hereto for the period from and excluding the date of issuance of same to and including the date of expiration or termination, at such rates at a rate per annum equal to the Contract Rate for Domestic Rate Loans constituting Revolving

Advances increasing, in each instance, to the Default Rate applicable to Revolving Advances from and after the occurrence of, and during the continuation of, any Event of Default) and (b) to Lender for the benefit of the Issuer any and all fees and expenses as agreed upon by the Issuer and the Borrowing Representative in connection with any Letter of Credit, including, without limitation, in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Lender for any and all fees and expenses, if any, paid by Lender to the Issuer (all of the foregoing fees, the “Letter of Credit Fees”). Such fees shall be calculated on the basis of a 360-day year for the actual number of days elapsed and be payable quarterly in arrears on the first day of each calendar quarter, beginning with the first such date following the issuance of each Letter of Credit and on the last day of the Term. All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer’s prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

ANNEX TWO, Acknowledged and Agreed:

“Initial Borrower” or “Borrowing Representative”

MEMRY CORPORATION

By:	/s/ Robert P. Belcher
	Name:	Robert P. Belcher
	Title:	Senior Vice President and Chief Financial Officer

November 9, 2004

EXHIBIT “A”

MASTER LETTER OF CREDIT AGREEMENT

This Agreement is being executed in connection and pursuant to that certain Credit and Security Agreement, dated as of November 9, 2004, made among the undersigned, as a/the “Borrower” or the “Borrowing Representative” thereunder (hereinafter called, individually and collectively if more than one, “Obligor”), and Webster Business Credit Corporation (“Lender”), (hereinafter, as it may be amended or modified from time to time called the “Credit Agreement”; capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Credit Agreement), and is the “Letter of Credit Agreement” referenced therein. In consideration of the issuing by Webster Bank, National Association (the “Bank”) for the account of the Obligor, pursuant to the Credit Agreement, its Letters of Credit (“Letters of Credit”) from time to time in various amounts, the Obligor (jointly and severally if more than one) acknowledges, confirms agrees:

1. At the request of the Obligor, the Bank has agreed to issue certain Letters of Credit for the account of Obligor and, pursuant to the terms and conditions of such Letters of Credit, the Bank may incur costs and expenditures and may also incur payment obligations on behalf of Obligor to third parties, including the honoring of drafts drawn under any such Letters of Credit.

2. At the request of the Obligor, the Bank may also enter into, or has entered into, certain agreements (the “Advising Bank Agreements”) with an advising bank (the “Advising Bank”) pursuant to which the Advising Bank may act as the advising bank on Letters of Credit issued by the Bank for Obligor. Pursuant to the terms of the Advising Bank Agreements, the Bank may become obligated to reimburse, indemnify, and repay the Advising Bank’s costs and expenditures made or incurred by the Advising Bank on behalf of the Bank or Obligor, including, without limitation, expenditures made by the Bank or the Advising Bank in connection with any Letter of Credit issued by the Bank on behalf of the Obligor and including the honoring of drafts drawn under any such Letter of Credit.

3. To pay ON DEMAND in United States currency to the Bank, unless and except to the extent payment thereof is timely made to the Bank by or on behalf of Obligor with borrowed funds obtained pursuant to the terms of the Credit Agreement:

A)	A sum equal to each amount which the Bank incurs or pays to a third-party or becomes obligated to pay to a third-party, or which the Bank pays to an Advising Bank, or becomes obligated to pay to an Advising Bank, pursuant to or in connection with any Letters of Credit issued for the account of Obligor or in connection with the Advising Bank Agreements. The Obligor agrees that the Bank is entitled to pay all such sums as are demanded by the Advising Bank or other third party and shall not be obligated to make inquiry with respect to the appropriateness of the amount or nature of any such sums being demanded. The Obligor’s obligation as provided above in this paragraph 3(A) shall be absolute in the absence of gross negligence or intentional misconduct by the Bank.

B)

Interest on any and all amounts remaining unpaid hereunder at any time shall be computed on the basis of a 360 day year, with each interest payment based upon the actual number of days in the period covered by payment, which interest shall be payable whether before or after maturity, by acceleration or otherwise, and whether or not judgment is obtained, at a variable rate per annum which is equal to the rate announced by the Bank from time to time as its Prime Rate (the “Prime Rate”, which rate is not necessarily tied to any other index or standard used by the Bank or others) plus five (5) percentage points. Changes in the interest rate payable hereunder shall take place immediately upon a change in the Prime Rate without notice or demand of any kind.

In the event that demand for payment has not been made, such interest shall be payable monthly in arrears on the first day of each month.

C)	All costs of collection of all amounts which the Bank pays to an Advising Bank or other third-parties or becomes obligated to pay to Advising Bank or to other third-parties pursuant to or in connection with the Letters of Credit issued for the account of Obligor, or the Advising Bank Agreements, including reasonable attorneys’ fees and court costs.

D)	Upon the occurrence and during the continuation of an event of default (as hereinafter defined), the Obligor shall immediately pay to the Bank, as cash collateral, such amount, in cash, as the Bank is then or may thereafter become obligated to pay to an Advising Bank or to third-parties under any Letters of Credit issued for the account of Obligor, or under or pursuant to the Advising Bank Agreements, such sum to be determined by the Bank in its sole discretion. Such sum shall be held by the Bank as cash collateral for the obligations of the Obligor hereunder.

4. To grant, and does hereby grant, to the Bank as security for any and all obligations hereunder, a security interest in any and all property, including deposits of the Obligor, now or at any time hereafter in the possession or control of the Bank (inclusive of such property as may be in transit by mail or carrier to or from the Bank), or that of any third party acting in behalf of any Obligor, whether for the express purpose of being used by the Bank as collateral or for safekeeping or any other or different purpose, a lien being hereby given the Bank upon any and all such property for the aggregate amount of such obligations. The Bank is hereby authorized, at its option, upon the occurrence and during the continuance of an event of default, and without obligation to do so, to transfer to and/or register in its name or in the name of its nominee all or any part of the property which may be held by it as security at any time hereunder, and with or without notice to the Obligor. The Obligor hereby authorizes the Bank, acting in its discretion at any time and whether or not any property then held by the Bank as collateral security is deemed by the Bank to be adequate, to hold as additional collateral security any and all monies now or hereafter with the Bank on deposit or otherwise to the credit of or belonging to the Obligor and then or thereafter to apply, in whole or in part, the monies so held upon all or any of such obligations.

5. The Obligor shall furnish information, financial or otherwise, to the Bank within 45 days of any request, which information shall be in form and detail satisfactory to the Bank. Such information shall be prepared by a firm of certified public accountants on an audited or reviewed basis as the Bank may require. The Obligor acknowledges that the Bank may also request and obtain information, financial or otherwise, about the Obligor from WBCC.

6. Administration of Credit.

A)	Obligor will promptly examine the copy of the Letters of Credit (and any amendments thereof) sent to Obligor by the Bank or an Advising Bank, as well as all other instruments and documents delivered to Obligor from time to time, and, in the event Obligor has any claim of noncompliance with the instructions or of any discrepancy or other irregularity, Obligor will promptly notify the Bank and Advising Bank thereof in writing, and Obligor will conclusively be deemed to have waived any such claim against the Bank, Advising Bank and any of the Bank’s other correspondents unless such prompt notice is given as aforesaid.

B)	The Bank or Advising Bank may (but need not) pay any drafts otherwise in order which are signed or issued by, or accompanied by required statements or documents otherwise in order which are signed or issued by, the custodian, executor, administrator, trustee in bankruptcy, debtor in possession, assignees for the benefit of creditor, liquidator, receiver or other agent or legal representative of the beneficiary of the Letters of Credit or other party who is authorized under the Letter of Credit to draw or issue any drafts, required statements or other documents.

C)	Neither the Bank nor any Advising Bank or any of the Bank’s other correspondents shall be responsible for, and neither the Bank’s or Advising Bank’s powers and rights hereunder nor Obligor’s obligations shall be affected by: (i) any act or omission pursuant to Obligor’s instructions; (ii) any other act or omission of the Bank, Advising Bank or any of the Bank’s other correspondents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of drafts, documents or required statements, even if such drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Obligor shall have notified Bank, Advising Bank or any of Bank’s other correspondents thereof); (iv) failure of any draft to bear any reference or adequate reference to the Letters of Credit; (v) errors, omissions, interruptions or delays in transmission or delivery of any messages however sent and whether or not in code or cipher; (vi) any act, default, omission, insolvency or failure in business of any other person (including any correspondent) or any consequences arising from causes beyond the Bank’s, Advising Bank’s or the Bank’s other correspondents’ control; or (vii) any acts or omissions of any beneficiary of the Letters of Credit or transferee of the Letters of Credit, if transferable.

D)

Except to this extent this Agreement expressly provides otherwise, this Agreement, the Letters of Credit and all transactions thereunder are subject to the “Uniform Customs and Practice for Documentary Credits” of the International Chamber of Commerce as in effect when the subject Letter of Credit is issued or renewed. Except as otherwise expressly provided, the Bank, Advising Bank and/or the Bank’s other correspondents may, to the extent that the Bank, Advising Bank or the Bank’s other correspondents deem appropriate: (i) consider applicable to the Letters of Credit and any or all transactions thereunder any laws, regulations, customs, or usages, foreign or domestic, deemed appropriate and not inconsistent with said “Uniform Customs and Practice for Documentary Credits”; and (ii) accept bills of lading not marked notify the account party named in the Letters of Credit or not indicating the reference number of the subject Letter of Credit notwithstanding anything herein specified to the contrary.

E)	Obligor will cause the property covered by the Letters of Credit to be adequately insured in amounts, against risks and by companies satisfactory to the Bank, assign the policies or certificates thereof to the Bank or make loss payable to the Bank, at its option, and furnish the Bank upon request evidence of compliance with the foregoing. If the Bank at any time deems such insurance inadequate for any reason, the Bank may procure such insurance as it deems necessary, at Obligor’s expense.

F)	Obligor will procure promptly necessary import, export or shipping licenses for the property covered by the Letters of Credit, comply with all governmental regulations, foreign or domestic (including exchange regulations) with regard thereto or the financing thereof, and furnish to the Bank, upon request, certificates evidencing the foregoing, and on demand, pay to the Bank any amount(s) the Bank may be required to expend in respect thereto.

G)	For such Letters of Credit expiring at the Bank’s counters, the Bank is the nominated bank for payment or acceptance. For such Letters of Credit not expiring at the Bank’s counters, if Obligor does not nominate a bank to be available for payment, acceptance or negotiation of the Letters of Credit, then the Bank may issue the Letters of Credit as negotiable by any bank or the Bank may nominate any of its branches or affiliates or Advising Bank or any of its other correspondents of its choice. It is further understood that the Bank may, in its sole discretion, waive its stipulation of the nominated bank and accept presentations of documents from a bank not so nominated by Obligor.

H)	Without limiting other forms of action, the Bank, Advising Bank and/or the Bank’s other correspondents may accept and act on telefacsimile, Internet-based, electronic, digital or other machine-readable instructions and/or documentation relating to, or in connection with, Letters of Credit.

7. Obligor agrees that the Bank may at any time and from time to time, in its discretion, by agreement with Obligor, and, if this Agreement is executed by two or more Obligors, each Obligor agrees that the Bank may at any time, and from time to time, in its discretion, by agreement with one or more Obligors (whether or not such other Obligor(s) shall have been so appointed in any joint application agreement): (i) further finance or refinance any transaction under the Letters of Credit; (ii) renew, extend or change the time of payment or the manner, place or terms of payment of any of the obligations; (iii) settle or compromise any of the obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Obligor which may at the time be due or owing to the Bank; or (iv) release any Obligor or any guarantor or any collateral, or modify the terms under which such collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or the Letters of Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as he Bank may deem proper and without notice of further assent from such Obligor. In any such event, each Obligor shall remain bound by such event and this Agreement after giving effect to such event, and the obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced.

8. If the Bank is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank, or any other condition is imposed upon the Bank, which imposes a cost upon the Bank, and the result, in the determination of the Bank, is to increase the cost to the Bank of maintaining the Letters of Credit or paying or funding the payment of any draft thereunder, or to reduce the amount of any sum received or receivable by the Bank hereunder, or reduce the return to the Bank, Obligor will pay to the Bank upon demand such amount in respect of such increased cost or reduction as the Bank may determine to be the additional amount or amounts required to compensate the Bank for such increased cost or reduction. In making the determinations contemplated hereunder, the Bank may make such estimates, assumptions, allocations and the like which the Bank in good faith determines to be appropriate, and the Bank’s selection thereof and the Bank’s determinations based thereon shall be final and binding and conclusive upon Obligor.

9. An event of default shall exist upon the occurrence and during the continuance of any or any combination of the following: (i) failure by the Obligor to make a payment when due hereunder; or (ii) failure (after any applicable grace period) to perform any other obligation of the Obligor to the Bank under this Agreement or to the Bank, Advising Bank or any other of the Bank’s correspondents under any other document or agreement with the Bank, Advising Bank or any of the Bank’s other correspondents; or (iii) an “Event of Default” occurring under the terms of the Credit Agreement (as that quoted term is defined therein).

10. The Bank’s rights and interests hereunder shall continue unimpaired, and the Obligor shall be and remain obligated in accordance with the terms and provisions hereof, notwithstanding the release or substitution of any property which may be held as security hereunder at any time or the decline or impairment of the value, saleability or utility of such property, or of any rights or interest therein or the release of or compromise with any other party who may be primarily or secondarily liable for the obligations of the Obligor hereunder or otherwise in connection with this Agreement. No delay, extension of time, renewal, compromise or other indulgence which may occur or be granted by the Bank shall impair the Bank’s rights or powers hereunder. The Bank shall not be deemed to have waived any of its rights hereunder unless the Bank or its authorized agent shall have signed such waiver in writing. No such waiver, unless expressly stated therein, shall be effective as to any matter not expressly referred to therein or which occurs subsequent to the date of such waiver, nor as to any continuance of a breach after such waiver. All rights granted to the Bank hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to Bank under applicable law and nothing herein shall be construed as limiting any such other right.

11. Obligor agrees to reimburse the Bank upon demand for and to indemnify and hold Bank harmless from and against all claims, liabilities, losses, costs and expenses, including, but not limited to, attorneys’ fees and disbursements, incurred or suffered by the Bank in connection with the Letters of Credit; such claims, liabilities, losses, costs and expenses shall include but not be limited to all such incurred or suffered by the Bank in connection with (a) the Bank’s exercise of any right or remedy granted to it hereunder, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement, (c) the collection or enforcement of any obligations owed to the Bank, (d) the Bank’s, Advising Bank’s or the Bank’s other correspondents’ accepting and acting on telefacsimile, Internet-based, electronic, digital or other machine-readable instructions and/or documentation (absent gross negligence or intentional misconduct on the part of the Bank), and (e) any of the events or circumstances referred to in paragraph 6(c) hereof.

12. In no event will the Bank, Advising Bank or any of the Bank’s other correspondents be responsible for any special, incidental or consequential damages that Obligor or any other person may incur or experience by reason of Obligor’s having entered into or relied on this Agreement or arising out of or in connection with the Letters of Credit even if the Bank, Advising Bank or any of the Bank’s other correspondents have been advised of the possibility of such damages. The limitations of liability in this Agreement shall apply regardless of the form in which such liability is asserted (whether in contract, tort [including negligence, gross negligence or strict liability] or otherwise), and regardless of whether the remedies hereunder fail of their essential purpose.

13. This Agreement shall become effective upon its receipt by the Bank, shall be governed by the laws of the State of Connecticut without regard to the laws of any other state under any rules pertaining to conflict of laws. The law of Connecticut shall govern in all respects including, without limitation, matters of title, construction, validity, performance and discharge, and shall be binding upon the Obligor and its successors, assigns, and legal representatives, and shall not be waived, altered, modified or amended as to any of its terms or provisions, except as the Bank may consent thereto in writing duly signed for and on its behalf.

14. No assignment or other transfer of all or any of the rights or obligations of the Obligor hereunder, whether with regard to any property or otherwise, may be made without the prior consent in writing of the Bank.

15. The execution, delivery and performance of this Agreement and any evidence of indebtedness have been and will be authorized by requisite action of the Obligor, contain the requisite number of signatures, and will not violate any provisions of any law, any order of any court, or any provision of any indenture, agreement, or other instrument to which the Obligor is a party or by which it, or any of its property is bound.

16. This Agreement shall continue in full force and effect until the expiration of the last of the Letters of Credit. Notwithstanding any such expiration, this Agreement shall continue in full force and effect until all obligations then outstanding (whether absolute or contingent) shall have been paid in full and all rights of the Bank hereunder shall have been satisfied or other arrangements for the securing of such rights satisfactory to the Bank’s shall have been made.

17. If this Agreement is executed by two or more Obligors, they shall be jointly and severally liable hereunder, and without limiting the above, all provisions hereof regarding collateral shall apply to the obligations and collateral of any or all of them.

18. This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Obligors, and shall inure to the benefit of and be enforceable by Bank, its successors, transferees and assigns.

19. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

20. “Letter of Credit” as used herein shall refer to any letter of credit issued by the Bank for the account of Obligor, as such letter of credit may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and thereafter.

21. The terms of this Agreement are intended by the parties to be cumulative with, and in addition to, and not in derogation of, the terms of the Credit Agreement as they relate to the issuance and administration of, and the reimbursement for drawings under, Letters of Credit. In the event of any conflict or contradiction between the terms of this Agreement and such terms of the Credit Agreement, the terms of this Agreement shall govern and control.

22. THE OBLIGOR ACKNOWLEDGES AND AGREES THAT THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT CONSTITUTE A COMMERCIAL TRANSACTION AS THAT TERM IS DEFINED IN SECTION 52-278(A) OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED.

23. THE OBLIGOR HEREBY WAIVES AND RELINQUISHES ANY RIGHTS WHICH IT MAY HAVE, PURSUANT TO ANY LAW OR CONSTITUTIONAL PROVISION, INCLUDING, WITHOUT LIMITATION, SECTION 52-278(A) ET SEQ. OF THE CONNECTICUT GENERAL STATUTES, TO ANY NOTICE OR HEARING OR THE POSTING OF A BOND PRIOR TO ANY ATTEMPT BY THE BANK TO OBTAIN A PREJUDGMENT REMEDY AGAINST THE OBLIGOR IN CONNECTION WITH SUCH TRANSACTIONS.

24. THE OBLIGOR HEREBY WAIVES TRIAL BY JURY AND ANY OBJECTION TO THE VENUE OF ANY ACTION BROUGHT IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREIN AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

Dated as of November [    ], 2004.

“OBLIGOR”

MEMRY CORPORATION, Individually, and as Borrowing Representative for all Borrowers under the Credit Agreement

By:
Name:
Title:

EXHIBIT “B”

AUTOMATED LETTER OF CREDIT AGREEMENT

This Agreement is entered into as of November 9, 2004, by the undersigned individually and collectively (the “Obligor”), to and in favor of WEBSTER BANK, NATIONAL ASSOCIATION (the “Bank”).

RECITALS

At the request of the Obligor, the Bank has agreed to issue certain Letters of Credit for the account of Obligor pursuant to a Master Letter of Credit Agreement dated of even date herewith between the Bank and the Obligor (as it may be modified or amended from time to time, the “Master Letter of Credit Agreement”; capitalized terms used herein, but not expressly defined herein, shall have the meanings given to such terms in the Master Letter of Credit Agreement or in the Credit Agreement defined therein).

The Bank will provide an Automated Letter of Credit Service (the “Service”) that facilitates the electronic transmission of data related to the Letters of Credit. Such Service may be provided to the Bank under license from a third-party (the “Licensor”) and such Service may include, among other things, use of certain Licensor Software (the “Licensor Software”). (Any reference in this Agreement to “Service” shall include, but not be limited to, any Licensor Software provided to Obligor.) In such case, the Bank will provide such Service to Obligor by sublicense.

NOW THEREFORE, for valuable consideration, the Obligor, intending to be legally bound, hereby covenants and agrees with the Bank as follows:

1.	Right to Use Service.

(a) Subject to the terms of this Agreement, Bank hereby grants to Obligor a non-exclusive, non-transferable right, for the term of this Agreement to use the Service for the sole purpose of exchanging information concerning requests by Obligor to the Bank to issue Letters of Credit and to exchange information regarding Letters of Credit issued by Bank (or on its behalf) to Obligor.

(b) Any Licensor Software included in the Services shall be provided in object code format only.

2.	Maintenance/Modification.

(a) The Bank will provide Obligor, in the Bank’s sole discretion, with new versions of any manuals (“Manuals”) for the Service as such may be issued from time to time. Such Manuals shall be provided by license or sublicense to Obligor for use only in connection with the Service hereunder.

(b) The Bank will furnish telephone support to Obligor in the use and operation of the Service during the Bank’s normal business hours which are 9:00 a.m. to 5:00 p.m., Monday thru Friday, exclusive of Bank observed holidays.

(c) The Bank reserves the right to modify the Service at any time, provided that the Bank will give reasonable advance notice to Obligor of any modification that will affect the functioning of the Service.

(d) Obligor shall immediately notify Bank in writing of any errors, omissions or interruption in, or delay or unavailability of, any part of the Service identified by Obligor.

3.	Disclosure of Obligor Information.

(a) Obligor shall make available to the Bank on demand such documentation and information concerning Obligor as the Bank or any Licensor shall reasonably require in connection with providing the Service, or compliance with applicable law, including information and documentation concerning the identity of Obligor, the nature of the business of Obligor and the nature of transactions for which Obligor uses or intends to use the Service (“Obligor Information”).

(b) THE BANK WILL MAKE AVAILABLE TO ANY LICENSOR, ON DEMAND BY SUCH LICENSOR, SUCH OBLIGOR INFORMATION AS LICENSOR SHALL REASONABLY REQUIRE IN CONNECTION WITH PROVIDING THE SERVICE OR COMPLIANCE WITH APPLICABLE LAW.

(c) THE BANK SHALL REQUIRE ANY LICENSOR TO MAINTAIN SUCH OBLIGOR INFORMATION IN CONFIDENCE AND TO LIMIT ITS DISCLOSURE (A) TO ITS OFFICERS, DIRECTORS, AND EMPLOYEES, AFFILIATES, AUDITORS AND ATTORNEYS WHO HAVE A NEED TO KNOW IN CONNECTION WITH PROVIDING THE SERVICE IN CONNECTION WITH THIS AGREEMENT; (B) TO ITS AGENTS AND SUBCONTRACTORS WHO HAVE A NEED TO KNOW IN CONNECTION WITH PROVIDING THE SERVICE IN CONNECTION WITH THIS AGREEMENT, PROVIDED THAT SUCH THIRD PARTY HAS AGREED IN WRITING TO MAINTAIN THE CONFIDENTIALITY OF SUCH INFORMATION ON TERMS NO LESS STRICT THAN THOSE HEREIN; AND (C) TO REGULATORY OFFICIALS OR AS REQUIRED BY LAW. THE BANK WILL REQUIRE ANY LICENSOR TO USE THE OBLIGOR INFORMATION ONLY FOR PURPOSES OF PROVIDING THE SERVICE IN CONNECTION WITH THIS AGREEMENT.

(d) THE OBLIGATIONS IMPOSED UNDER SECTION 3.3 ABOVE SHALL NOT APPLY TO OBLIGOR INFORMATION THAT IS MADE PUBLIC BY OBLIGOR; BECOMES GENERALLY AVAILABLE TO THE PUBLIC; IS RECEIVED FROM A THIRD-PARTY WITHOUT RESTRICTION, AND WHO IS NOT SUBJECT TO A DUTY OF CONFIDENTIALITY; IS DEVELOPED INDEPENDENTLY BY THE RECEIVING PARTY; OR IS DISCLOSED WITH WRITTEN CONSENT OF OBLIGOR.

(e) OBLIGOR ACKNOWLEDGES THAT ITS INFORMATION WILL BE DISCLOSED AS PROVIDED ABOVE IN SECTION 3.3 AND 3.4, AND OBLIGOR HEREBY CONSENTS TO SUCH DISCLOSURE BY THE BANK TO ANY LICENSOR AND TO THE DISCLOSURE AND USE OF SUCH OBLIGOR INFORMATION BY THE BANK AND ANY LICENSOR AS PROVIDED IN SECTION 3.3 AND 3.4 ABOVE.

4.	Representations and Warranties of Obligor.

(a) Obligor represents and warrants to the Bank as follows (and such representations and warranties shall survive execution of this Agreement):

(i) No transaction to be processed through use of these Services is prohibited by applicable law, regulation or rule;

(ii) Obligor is not a national of a designated blocked country or “Specially Designated National”, “Blocked Entity”, “Specially Designated Terrorist”, “Specially Designated Narcotics Trafficker” or “Foreign Terrorist Organization”, as defined by the United States Office of Foreign Assets Control;

(iii) This Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of Obligor. The execution, delivery and performance of this Agreement by Obligor do not and will not violate any applicable law, rule or regulation and do not require the consent or approval of any governmental or other regulatory body except for such consent and approvals as have been obtained and are in full force and effect.

(iv) Obligor will comply with all laws, rules and regulations applicable to the Service.

(v) Obligor will not export or transship any Licensor Software in violation of any United States or other laws or regulations.

5.	Confidentiality.

(a) Obligor acknowledges that any computer, software, Licensor Software, information and data processes and documentation of the Bank or any Licensor, including but not limited to the Manuals, in connection with the Service (collectively the “Material”) are the exclusive and confidential property of the Bank or any Licensor, as the case may be. Obligor shall hold the Material in trust and confidence, keep the Material confidential and not disclose the Material to any persons other than its respective employees who need to know such information in order for them to use the Service and who have been advised of the confidential nature of the Material, provided, however, that this sentence does not apply to information in the public domain other than by reason of a breach of this Agreement or any written agreement. Obligor assumes full liability for any breach of this paragraph by its employees.

(i) Upon termination of this Agreement for any reason, Obligor shall return to the Bank all copies of the Material, and any portion thereof, in its possession or control or certify to the Bank in writing that all such copies of the Material, and any portion thereof, have been destroyed. The provisions of this Section 5.1 shall not affect the copyright status of any of the Material that may be copyrighted and shall apply to all Material whether or not copyrighted.

6.	Codes, Passwords and Encryption

(a) The Bank may provide authorization codes, passwords and authentication keys for use by Obligor to gain access to the Service, and may provide Obligor with the ability to establish its own authorization codes, passwords and authentication keys. Obligor shall treat all codes, passwords and authentication keys with extreme care. The Bank may from time to time direct the change or replacement of codes or passwords, and Obligor shall cause its employees to implement any such changes in a timely manner. Obligor agrees to indemnify and hold harmless the Bank and any Licensor from all costs incurred and losses suffered by either of them arising from or in connection with (a) the misappropriation of any codes, passwords or authentication keys or (b) any unauthorized use of the Service by persons gaining access thereto from or through Obligor.

(b) The Bank or any Licensor may provide the Services in encrypted transmission versions and in an unencrypted transmission version, based on the Bank’s or Licensor’s understanding of regulatory directives and the business needs of the Bank and Obligor. Neither the Bank nor any Licensor shall have any liability to Obligor arising out of the failure to provide an encrypted version of the Service to Obligor, nor shall Bank or Licensor be liable for any failures, errors, defects, inadequacies or omissions in the encryption features that may be provided with the Service. The encryption features of the Service may be deactivated without notice at any time for maintenance and repair purposes.

7.	Warranty.

(A) THE BANK, ANY LICENSOR AND EITHER OF THEIR MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICE, OR ANY OTHER INFORMATION OR MATERIALS PROVIDED HEREUNDER, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE SERVICE AND OTHER INFORMATION AND MATERIALS ARE PROVIDED ON AN “AS IS” BASIS.

8.	Limitation of Liability.

(a) The Bank shall have no liability for any losses, damages, injuries, claims, costs or expenses incurred by Obligor or any other person arising out of or in connection with this Agreement or the Service or any Material or information supplied by the Bank or any Licensor in connection therewith except for money damages suffered as the direct result of the gross negligence or willful misconduct of the Bank.

(b) Any Licensor, its affiliates, and their respective directors, officers, employees, agents, suppliers and contractors, shall have no liability for any losses, damages, injuries, claims, costs or expenses incurred by Obligor or any other person arising out of or in connection with this Agreement or the Service or any Materials or information supplied by the Bank or such Licensor in connection therewith.

(c) In no event shall the Bank, any Licensor, their affiliates, or any of their respective directors, officers, employees, agents, suppliers and contractors, be responsible for any special,

incidental or consequential damages that Obligor or any other person may incur or experience by reason of Obligor’s having entered into or relied on this Agreement or arising out of or in connection with the Service or Material, even if the Bank or any Licensor has been advised of the possibility of such damages, nor shall the Bank or any Licensor be liable for acts of God, machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar causes beyond such persons’ reasonable control.

(d) The limitations of liability in this Agreement shall apply regardless of the form in which such liability is asserted (whether in contract, tort[ including negligence, gross negligence or strict liability] or otherwise), and regardless of whether the remedies available hereunder fail of their essential purpose.

9.	Modifications to the Service.

(a) Obligor agrees not to copy, modify, attempt to modify, decompile or reverse engineer the Service or Material without the Bank’s prior written consent. In the event that Bank should decide to permit Obligor to make a copy of any Licensor Software or Manuals provided, Obligor will reproduce all of Bank’s and any Licensor’s proprietary notices on such copies.

(b) Obligor agrees that any modification to the Service by Obligor, whether with or without the Bank’s or Licensor’s consent, shall become property of the Bank or any Licensor as the case may be.

(c) Obligor shall install any update or upgrade to the Licensor Software if so required by the Bank.

10.	Termination.

(a) Except as may be otherwise provided in this Section 10, either party may terminate this Agreement upon thirty (30) days prior written notice to the other.

(b) The Bank shall have the right to terminate this Agreement immediately if (i) the contractual relationship between the Bank and any Licensor is terminated for any reason; (ii) Obligor defaults in a material respect in the performance or observance of any covenant or agreement required to be performed by it pursuant to this Agreement and such default shall continue for ten (10) days after the Bank gives written notice to Obligor specifying the default. The Bank shall also have the right to terminate the provision of this Service to any Obligor upon twenty (20) days prior written notice to such Obligor.

(c) Upon termination of this Agreement for any reason, the licenses and rights granted to Obligor under this Agreement shall immediately terminate. The provisions of Sections 3, 4.1, 5, 6, 7, 8, 9, 10.3, 11, 12, 13, 16 and 17 shall survive the expiration or termination of this Agreement for any reason.

11.	Ownership of Services and Materials.

(a) Obligor acknowledges and agrees that the Service and Material are the sole property of the Bank or any Licensor, as the case may be,  , and Obligor has no rights in any of them, or any other property of any Licensor (or its licensors), other than those rights expressly granted under this Agreement.

12.	Indemnification.

(a) Obligor shall indemnify and hold the Bank, any Licensor and each of their affiliates, and each of their respective officers, directors, employees, agents, contractors, licensors and suppliers, harmless from and against any and all losses, damages, liabilities, claims, judgments, costs or expenses (including, but not limited to, reasonable fees and expenses of counsel) incurred by any of them and arising out of or relating in any way to (i) this Agreement, (ii) Obligor’s breach of this Agreement, and (iii) the Service and Material.

13.	Notices.

All notices required or permitted to be given hereunder shall be in writing and shall be given by mailing the same, certified mail, return receipt requested, postage prepaid, and addressed to the party being given the same at such address as such party may, after the date hereof, have last specified for notices thereafter given to it, or if such party shall not have so specified any such address, then at the address for such party set out below:

Address for Bank:

Webster Bank, National Association

CityPlace II, 185 Asylum Street

Hartford, CT 06103

Attention: Mr. Dana Jositas

Address for Obligor:

See Signature Page of this Agreement

Any notice so mailed shall be deemed given, and shall be effective for all purposes, two days after the mailing thereof. Any specification by a party of an address for notices thereafter given to such party shall be made by notice given hereunder to the other party.

14.	Assignment.

(a) Neither party may assign this Agreement, or any of its rights hereunder, or (except as contemplated hereby) delegate any of its duties hereunder, without the prior written consent of the other party, except that the Bank may assign this Agreement and its rights hereunder and delegate its duties hereunder without Obligor’s consent to its parent or a subsidiary thereof or an entity into or with which it may be merged or consolidated or to which substantially all of its stock or assets may be transferred.

15.	General.

(a) The invalidity, illegality or enforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. This Agreement contains the final, complete and exclusive understanding of, and supersedes all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between the parties relating to the subject matter of this Agreement except for the Master Letter of Credit Agreement, which shall remain in effect in accordance with its terms. The parties further agree that this Agreement may not in any way be explained or supplemented by a prior or existing course of dealings between the parties, by any usage of trade or custom, or by any prior performance between the parties pursuant to this Agreement or otherwise. Notwithstanding the above, the Bank may add additional terms to this Agreement to the extent requested to do so by any Licensor as such Licensor deems reasonably necessary to protect its rights and Obligor agrees to the incorporation of such additional terms. This Agreement shall become effective upon its receipt by the Bank.

16.	Jurisdiction: Jury Trial Waiver.

(a) All actions and proceedings relating directly or indirectly to this Agreement shall be litigated in, and only in, courts located in the State of Connecticut. Notwithstanding the above, if the Service is provided by license or sublicense from a Licensor pursuant to an agreement between the Bank and such Licensor governed by New York law, then all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in, and only in, courts located in the borough of Manhattan, City of New York, State of New York. The parties agree that such courts as referred to above are convenient forums for them and irrevocably submit to the exclusive personal jurisdiction of such courts. EACH PARTY HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

17.	Governing Law.

(a) This Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws, and not the choice of law rules, of the State of Connecticut, United States of America. Notwithstanding the above, if the Services are provided by license or sublicense from a Licensor pursuant to an agreement between the Bank and such Licensor that is governed by New York law, then this Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws, and not the choice of law rules, of the State of New York.

IN WITNESS WHEREOF, the Obligor has caused this Agreement to be executed as of the date first above written.

“OBLIGOR”

MEMRY CORPORATION, Individually, and as Borrowing Representative for all Borrowers under the Credit Agreement

By:
Name:
Title:

Address for Notices:

Attn:

EXHIBIT 2.1(a)

FORM OF REVOLVING CREDIT NOTE

$6,500,000	November 9, 2004
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, “Borrower”), promise to pay to the order of WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation (“Lender”; Lender, together with any other holder hereof, sometimes referred to herein as the “Holder”), at the office of Lender located at One State Street, New York, New York 10004 or at such other place as Lender may from time to time designate to Borrower in writing, the principal sum of SIX MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($6,500,000), or such lesser amount as may be outstanding under Revolving Advances made pursuant to the Credit Agreement (defined below), at such time or times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term, subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the rate specified with respect to the Revolving Advances in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

It is contemplated that the principal sum evidenced hereby may be reduced from time to time as a result of the repayment of Revolving Advances and that additional Revolving Advances may be made from time to time but not to exceed the Maximum Revolving Amount, as provided in the Credit Agreement.

This Note is the “Revolving Credit Note” issued to evidence the Revolving Advances being made available by the Lender to Borrower pursuant to the provisions of the Credit and Security Agreement, dated of even date herewith (herein, as at any time amended, restated, modified or supplemented, called the “Credit Agreement”; capitalized terms used herein and not defined herein having the meanings assigned to them in the Credit Agreement), between Borrower and Webster Business Credit Corporation, as Lender to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure or guarantee the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8, 11.9 or 11.20 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur and be continuing under the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note (except for notices expressly provided for in the Credit Agreement or the Other Documents).

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICER OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

“BORROWER”

MEMRY CORPORATION

By:
Robert P. Belcher
Its Senior Vice President and Chief Financial Officer

STATE OF CONNECTICUT	)
	)	ss.	Hartford
COUNTY OF HARTFORD	)

On November 9, 2004, before me personally came Robert P. Belcher, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of each entity described in and which executed the foregoing instrument as “Borrower”; and that he signed his name thereto by order of the board of directors (or other governing body) of said entity.

NOTARY PUBLIC

EXHIBIT 2.1(b)

FORM OF TERM LOAN A NOTE

$1,900,000	November 9, 2004
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, “Borrower”), promises to pay to the order of WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation (“Lender”; Lender, together with any other holder hereof, sometimes referred to herein as the “Holder”), at the office of Lender located at One State Street, New York, New York 10004, or at such other place as Lender may from time to time designate to Borrower in writing, the principal sum of ONE MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,900,000), in lawful money of the United States of America, payable in installments in such amounts and at such times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the rate specified with respect to Term Loan A in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

This Note is the Term Loan A Note issued to evidence the Term Loan A made by Lender to Borrower pursuant to the Credit and Security Agreement, dated of even date herewith (herein, as it may be amended, restated, modified or supplemented form time to time, (called the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), between Borrower and Lender, to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure or guarantee the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8, 11.9 or 11.20 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur and be continuing under the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note (except for notices expressly provided for in the Credit Agreement or the Other Documents).

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICER OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

“BORROWER”

MEMRY CORPORATION

By:
Robert P. Belcher
Its Senior Vice President and Chief Financial Officer

STATE OF CONNECTICUT	)
	)	ss.	Hartford
COUNTY OF HARTFORD	)

On November 9, 2004, before me personally came Robert P. Belcher, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of each entity described in and which executed the foregoing instrument as “Borrower”; and that he signed his name thereto by order of the board of directors (or other governing body) of said entity.

NOTARY PUBLIC

EXHIBIT 2.1(c)

FORM OF TERM LOAN B NOTE

$2,500,000	November 9, 2004
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, “Borrower”), promises to pay to the order of WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation (“Lender”; Lender, together with any other holder hereof, sometimes referred to herein as the “Holder”), at the office of Lender located at One State Street, New York, New York 10004, or at such other place as Lender may from time to time designate to Borrower in writing, the principal sum of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000), in lawful money of the United States of America, payable in installments in such amounts and at such times as are provided in the Credit Agreement (defined below) and, in any event, on the Term Loan B Maturity Date (as defined in the Credit Agreement) subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the rate specified with respect to Term Loan B in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

This Note is the Term Loan B Note issued to evidence the Term Loan B made by Lender to Borrower pursuant to the Credit and Security Agreement, dated of even date herewith (herein, as it may be amended, restated, modified or supplemented form time to time, (called the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), between Borrower and Lender, to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure or guarantee the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8, 11.9 or 11.20 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur and be continuing under the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note (except for notices expressly provided for in the Credit Agreement and the Other Documents).

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICER OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

“BORROWER”

MEMRY CORPORATION

By:
Robert P. Belcher
Its Senior Vice President and Chief Financial Officer

STATE OF CONNECTICUT	)
	)	ss.	Hartford
COUNTY OF HARTFORD	)

On November 9, 2004, before me personally came Richard P. Belcher, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of each entity described in and which executed the foregoing instrument as “Borrower”; and that he signed his name thereto by order of the board of directors (or other governing body) of said entity.

NOTARY PUBLIC

EXHIBIT 2.1(d)

FORM OF CAPITAL EXPENDITURE LOAN NOTE

$1,000,000	November 9, 2004
New York, New York

FOR VALUE RECEIVED, the undersigned (jointly and severally, individually and collectively, “Borrower”), promises to pay to the order of WEBSTER BUSINESS CREDIT CORPORATION, a New York corporation (“Lender”; Lender, together with any other holder hereof, sometimes referred to herein as the “Holder”), at the office of Lender located at One State Street, New York, New York 10004, or at such other place as Lender may from time to time designate to Borrower in writing, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000), or, if less, the outstanding principal amount of the Capital Expenditure Loan, in lawful money of the United States of America, payable in installments in such amounts and at such times as are provided in the Credit Agreement (defined below) and, in any event, on the last day of the Term subject to acceleration upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or earlier termination of the Credit Agreement pursuant to the terms thereof, together with interest on the unpaid principal balance hereof from the date hereof until the payment in full of this Note at the rate specified with respect to the Capital Expenditure Loan in the Credit Agreement, payable at the times and in the manner provided in the Credit Agreement.

This Note is the Capital Expenditure Loan Note issued to evidence the Capital Expenditure Loan made by Lender to Borrower pursuant to the Credit and Security Agreement, dated of even date herewith (herein, as it may be amended, restated, modified or supplemented form time to time, (called the “Credit Agreement”; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), between Borrower and Lender, to which reference is hereby made for a statement of the terms, conditions and covenants under which the indebtedness evidenced hereby was made and is to be repaid, including, but not limited to, those related to voluntary or mandatory prepayment of the indebtedness represented hereby, to the maturity of the indebtedness represented hereby upon the termination of the Credit Agreement and to the interest rate payable hereunder. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

Payment of this Note is secured by the Collateral and Holder is entitled to the benefit of the Credit Agreement and any Other Document at any time delivered in connection with the foregoing to secure or guarantee the Obligations, and is subject to all of the agreements, terms and conditions therein contained.

If an Event of Default under Sections 11.7, 11.8, 11.9 or 11.20 of the Credit Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur and be continuing under the Credit Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Credit Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Borrower hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note (except for notices expressly provided for in the Credit Agreement or the Other Documents).

WITNESS THE DUE EXECUTION HEREOF BY THE RESPECTIVE DULY AUTHORIZED OFFICER OF THE UNDERSIGNED AS OF THE DATE FIRST ABOVE WRITTEN.

“BORROWER”

MEMRY CORPORATION

By:
Robert P. Belcher
Its Senior Vice President and Chief Financial Officer

STATE OF CONNECTICUT	)
) ss. Hartford
COUNTY OF HARTFORD	)

On November 9, 2004, before me personally came Robert P. Belcher, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of each entity described in and which executed the foregoing instrument as “Borrower”; and that he signed his name thereto by order of the board of directors (or other governing body) of said entity.

NOTARY PUBLIC

EXHIBIT 2.10(b)

FORM OF EXCESS CASH FLOW CERTIFICATE

This certificate is given pursuant to Section 2.10(b) of that certain Credit and Security Agreement, dated as of November 9, 2004, among MEMRY CORPORATION, as Borrowing Representative, any other Borrowers party thereto and WEBSTER BUSINESS CREDIT CORPORATION, as Lender (as such agreement has been, or may be, amended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer of Borrowing Representative executing this certificate is a Designated Officer of Borrowing Representative having the title inscribed below and as such is duly authorized to execute and deliver this certificate on behalf of Borrowing Representative.

By executing this certificate, such officer hereby certifies on behalf of the Borrower to Lender that:

(a)	set forth below is a schedule of Excess Cash Flow for the Fiscal Year ended , and the calculation of the required repayment of $ ;

(b)	the schedule set forth below is based on the audited financial statements which have been delivered to Lender in accordance with subsection 10.7

IN WITNESS WHEREOF, the undersigned has executed this Certificate in his (her) official capacity, and not individually, as of                          , 200[  ].

MEMRY CORPORATION

By:
Name:
Title:

[TO BE USED POST-CLOSING]

EXCESS CASH FLOW CERTIFICATE

Date:                     ,

Excess Cash Flow is calculated as follows for the period consisting of the Fiscal Year ending                     , 200  :

EBITDA:

1.	net income (or loss) of Borrowers on a consolidated basis (as applicable) for such period (excluding extraordinary gains and losses but including, for the avoidance of doubt, the net proceeds from business interruption insurance), plus	$

2.	all interest expense of Borrowers on a consolidated basis for such period, plus	$

3.	amounts expensed by Borrowers on a consolidated basis for such period for federal, state and local taxes (including the use of deferred tax assets), plus	$

4.	depreciation expenses for such period, plus	$

5.	amortization expenses for such period, plus	$

6.	any fees and expenses incurred in connection with the consummation of the transactions contemplated by the Credit Agreement, the Subordinated Debt Documents, or the acquisition referred to in Section 9.1(z) of the Credit Agreement, to the extent same are not capitalized and not exceeding the Maturity Threshold plus	$

7.	any non-cash charges or expenses as a result of the operation of SFAS 141 or 142 and relating to the impairment of goodwill	$

8.	Sum of items 1 through 7.	$
(EBITDA)

EXCESS CASH FLOW

A.	EBITDA	$

Less:	Unfinanced Capital Expenditures	$

	Fixed Charges	$

	Voluntary Principal Prepayments of the Term Loans and the Capital Expenditure Loan	$

Total Deductions	$

EXCESS CASH FLOW	$

Required prepayment percentage	50%

Required Prepayment Amount	$

EXHIBIT 4.8

FORM OF ACCOUNTANTS’ ACCESS LETTER

November 9, 2004

Via Certified Mail -
Return Receipt Requested
______________ ______
______________ ______	[NAME AND ADDRESS OF BORROWERS’ CPA]
______________ ______

Attn: _________ ______

Ladies and Gentlemen:

Please be advised that in connection with a Credit and Security Agreement and related agreements thereto (as amended, modified, restated or supplemented from time to time, the “Agreements”), each dated as of the date hereof, by and between ourselves as a Borrower and as Borrowing Representative for all Borrowers so identified therein, certain Lender as so identified therein, and Webster Business Credit Corporation, as Lender, we have agreed, among other things, that the Lender may, from time to time, confer directly with you with respect to our business and financial affairs and that we would direct you, which we hereby do, to answer questions with respect to our business and financial affairs, directly as and when requested. If and when such requests are made, please advise us of the nature of the request and your response thereto.

The instructions given by this letter shall be irrevocable so long as we have any obligations for money borrowed under the Agreements.

Very truly yours,

MEMRY CORPORATION
Borrowing Representative on behalf of all Borrowers

By:
Robert P. Belcher
Its Senior Vice President and Chief Financial Officer

EXHIBIT 4.8(b)

FORM OF ACCOUNTANTS’ RESPONSE LETTER

(See attached)

Exhibit 4.8(b)

to Credit Agreement

Dear Sir:

We have received your letter dated [date], a copy of which is enclosed. Please be advised that Deloitte & Touche LLP will comply with applicable professional standards concerning the disclosure of confidential client information with respect to any questions regarding financial matters of Blank Company (the “Company”) directed to us by [name of third party specified] in connection with our engagement to audit [review] the Company’s financial statements. We do not, however, deliver to a lender or any third party, a company’s financial statements, or reports that we may issue to such company. Furthermore, we do not have, and we specifically disclaim, notwithstanding your authorization and direction, any obligation to deliver reports or disclose information to [name of third party specified]. In addition, we will not attend any meeting with [name of third party specified] or respond to any significant inquiry concerning the internal affairs of the Company without a representative from the Company’s management present. Furthermore, we may determine that certain inquiries or requests that might be directed to us should be directed to the Company’s management, or that we are not in a position to respond to certain questions or requests for information. Accordingly, this letter is not an agreement to respond, nor should the letter be construed as our agreement to respond, to inquiries from [name of third party specified]. We also wish to emphasize that our working papers are not the property of the Company and that we have not agreed to provide [name of third party specified] access to such working papers. We also wish to emphasize that our “management letters” are, as stated in such reports, “intended solely for the information and use of the audit committee, management, and others within the organization” and accordingly, should not be provided to third parties.

Yours truly,

DELOITTE & TOUCHE LLP

EXHIBIT 10.9

FORM OF COMPLIANCE CERTIFICATE

Delivered Pursuant to §10.9 of

the Credit and Security Agreement

dated as of November 9, 2004 (the “Credit Agreement”)

The undersigned, the [                    ] of Memry Corporation (“Borrower”), hereby certifies (on behalf of the Borrower and not in his or her individual capacity) as follows:

FINANCIAL COVENANTS

1.	Fixed Charge Coverage Ratio

	(i)	net income (or loss) of Borrowers on a consolidated basis (as applicable) (after eliminating extraordinary non-recurring items of income but including business interruption proceeds) for the period ending , 200	$

	(ii)	depreciation and amortization for such period	$

	(iii)	amounts expensed by Borrowers on a consolidated basis for such period for federal, state and local income taxes (including the use of tax deferred assets)	$

	(iv)	fees or expenses incurred in connection with the consummation of the transactions of the transaction contemplated by the Credit Agreement, the Subordinated Debt Documents or the acquisition referred to in Section 9.1(z) of the Credit Agreement (to the extent not capitalized and not exceeding the Materiality Threshold; amounts capitalized being covered by clause (ii) above)	$

	(v)	interest expense of Borrowers on a consolidated basis for such period	$

	(vi)	other non cash charges for such period as a result of the operation of SFAS 141 or 142	$

	(vii)	the sum of (i), (ii), (iii), (iv), (v) and (vi)	$

	(viii)	Capital Expenditures (not financed with purchase money Indebtedness or capitalized leases) made during such period	$

	(ix)	(vii) minus (viii)	$

	(x)	cash interest required to be paid during such period	$

	(xi)	Scheduled principal payments on Funded Indebtedness during such period (excluding Revolving Advances)	$

	(xii)	all capitalized lease payment of Borrowers on a consolidated basis made during such period	$

	(xiii)	Cash income taxes	$

	(xiv)	The sum (without duplication) of (x), (xi), (xii) and (xiii)	$

	(xv)	Ratio (of (ix) : (xiv)) for Period	:

	(xvi)	Minimum Ratio permitted by the Credit Agreement	1.25 : 1.00

2.	Leverage Ratio

	(i)	Indebtedness for money borrowed, including the Advances but excluding the Subordinated Debt as at , 200	$

	(ii)	Indebtedness for the deferred payment for a term of one (1) year or more for the purchase price of any asset at such date

	(iii)	Indebtedness consisting of capitalized lease obligations at such date

	(iv)	Subordinated Debt outstanding on such date	$

	(v)	the sum (without duplication) of (i), (ii), (iii) and (iv)	$

	(vi)	Cash and cash equivalents at such date	$

	(vii)	(v) minus (vi)	$

	(viii)	net income (or loss) of Borrowers on a consolidated basis (as applicable) (after eliminating extraordinary non-recurring items of income but including business interruption proceeds) for the period ending	$

	(ix)	depreciation and amortization for such period	$

	(x)	amounts expensed by Borrowers on a consolidated basis for such period for federal, state and local income taxes (including the use of tax deferred assets)	$

	(xi)	fees or expenses incurred in connection with the consummation of the transactions of the transaction contemplated by the Credit Agreement, the Subordinated Debt Documents or the acquisition referred to in Section 9.1(z) of the Credit Agreement (to the extent not capitalized and not exceeding the Materiality Threshold; amounts capitalized being covered by clause (ix) above)	$

	(xii)	interest expense of Borrowers on a consolidated basis for such period	$

	(xiii)	other non cash charges for such period as a result of the operation of SFAS 141 or 142	$

	(xiv)	The sum of (viii), (ix), (x), (xi), (xii), and (xiii) [add the following if for period ending on any of the first three fiscal quarters in 2005: “multiplied by ”]

	(xv)	Ratio (of (vii) : (xiv)) for period	______ :

	(xvi)	Maximum Ratio Permitted by the Credit Agreement	2.25 : 1.00

EVENTS OF DEFAULT

No Event of Default, or event or condition which with notice on the lapse of time or both would constitute an Event of Default, has occurred and is continuing on the date hereof other than                                          .

MEMRY CORPORATION

By:
Its

EXHIBIT 10.10

FORM OF BORROWING BASE CERTIFICATE

(see attached)

MEMRY CORPORATION

BETHEL, CT

BORROWING BASE CERTIFICATE

DATE:___________________	CERTIFICATE	#	204ME-preliminary

Pursuant to the Credit and Security Agreement dated as of November 9, 2004 (as same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement” ) between Memry Corporation ( the “Borrower” ) and Webster Business Credit Corporation (the “Lender” ), the undersigned hereby certifies, represents and warrants (on behalf of the Borrower and not personally) that the following Borrowing Base Certificate is a true, correct and complete statement regarding the status of the collateral and loans of the Borrower as of above date and that the amounts set forth are in compliance with provisions of the Agreement.

1 (A)	Total of outstanding accounts from line 1.(E) of last certificate				$

(B)	Less: Credits to accounts receivable			$—

(C)	Adjustments (explain on page 2)			$—

(D)	Plus: new accounts rising since last certificate			$—

(E)	Aggregate amount of accounts

(F)	Less: Ineligible accounts, as per the Agreement as of (Date)	01/00/00

(G)	Net amount of eligible accounts

(H)	85 % of line 1.(G)

(I)	Value of eligible inventory as of:	01/00/00	Raw Finished WIP

(J)	Less: ineligible items per the Agreement (Date:11/09/04)		WIP Reserves	—

—
(K)	Net amount of eligible inventory					$—

(L)	The lesser of 55 % of line 1.(K) or,					$—

	$3,000,000.00					$—

(M)	Collateral Base [line 1.(H) + 1.(L)]					$—

(N)	Less: Availability Reserves, etc.			$—

(O)	Borrowing Base [Line
	1. (M) minus 1. (N)]					$—

(P)	Maximum Revolving Amount					$6,500,000.00

(Q)	[Lesser of Line
	1. (O) or 1. (P)					$—

WEBSTER BUSINESS CREDIT CORPORATION

BORROWING BASE CERTIFICATE

2 (A)	The aggregate unpaid principal balance of Revolving Advances and Letters of Credit is				$—

(B)	Less Deposits:
	A/R Receipts (Date) Transfer to Checking	01/00/00	$—
	Other deposits (Date) Explain on reverse	01/00/00	$0 —

(C)	New unpaid credit balance				$—

(D)	Principal amount of additional borrowing of Revolving Advances or Letters of Credit this request, if any, is		—	$ $	— —

(E)	Total Loan [line 2.(C) plus 2. (D)] which cannot exceed line 1. (P)				$—

(F)	Revolver Availability (Overadvance) [ line1 (Q) minus 2. (E)]				$—

Memry Corporation
Company Name

BY:

X:

ITS:	(Duly Authorized)

COMMENTS: adjustments		non AR cash rec’d
	apply payment clear interco invoices wire fees Other discount		unapplied payment other cash receipt vendor refund
postage & freight
—		—
—		—

(Definitional Note: For purposes of all of the following Schedules, “Acquisition Subsidiary” shall mean MPAV Acquisition LLC, a Connecticut limited liability company (soon to be renamed Putnam Plastics Company LLC)

Schedule 4.5 – Equipment and Inventory Locations

See Schedule 4.14(c) for chief executive offices.

See Schedule 5.25 for leased locations.

In addition to the above locations, Borrower and Acquisition Subsidiary from time to time have inventory at customer and vendor facilities.

Borrower also keeps equipment and files not being used, and small amounts of inventory, at offsite locations in each of Bethel and Menlo Park.

Schedule 4.14(c) – Chief Executive Office

Borrower’s chief executive office is at 3 Berkshire Blvd., Bethel, CT 06801.

Acquisition Subsidiary’s chief executive office is at 3 Berkshire Blvd., Bethel, CT 06801.

Schedule 5.2 – Organizational Data and Numbers; Qualifications

1.	Borrower:

a.	State of Organization:	Delaware

	Also Qualified in:	California; Connecticut

b.	Org. ID No.:	0925992

c.	Subsidiaries:	(1) Acquisition Subsidiary and (2) Wright Machine Corporation (see below)

d.	Equity: Authorized:	40,000,000 shares of Common, par value $0.01 100,000 shares of Preferred, par value $100

	Issued and Outstanding:	(publicly held)

2.	Acquisition Subsidiary:

a.	State of Formation:	Connecticut

	Also Qualified in:	None

b.	Org. ID No.:	0797271

c.	Subsidiaries:	None

d.	Equity: Authorized:	1,000 units

	Issued and Outstanding:	1,000 units to Borrower

3.	Wright Machine Corporation: (This Subsidiary has no material assets.)

a.	State of Formation:	Delaware

	Also Qualified in:	None

b.	Org. ID No.:	2194920

c.	Subsidiaries:	None

d.	Equity: Authorized:	3,000 shares of Common, par value $1.00

	Issued and Outstanding:	100 shares of Common to Borrower

Schedule 5.3 – Federal Tax Identification Numbers

Borrower	-	06-1084424

For Information Only:

Acquisition Subsidiary	-	20-1692483

Wright Machine Corporation	-	06-1273353

Schedule 5.5 – Prior Names, etc.

1.	Borrower:

None

2.	Acquisition Subsidiary:

Upon the funding of the Initial Advance, Acquisition Subsidiary is purchasing substantially all of the assets of Putnam Plastics Corporation under the Putnam Acquisition Agreement.

Immediately following the funding of the Initial Advance, Acquisition Subsidiary will be renamed Putnam Plastics Company LLC

Schedule 5.6 – OSHA and Environmental Compliance

None.

Schedule 5.8 – Litigation

Memry Corporation vs. Kentucky Oil, NV et al. The referenced action was filed by Borrower in the U.S. District Court for the Southern District of Texas on May 14, 2004. Borrower filed the action in response to written statements made by defendants to a third-party known as Schlumberger Technologies (“Schlumberger”) alleging that Borrower had misappropriated proprietary technology from defendants and improperly transferred it to Schlumberger. In its complaint, Borrower alleged that the defendants committed libel, business disparagement, and engaged in unfair business practices against Borrower as a result of the statements. In addition, Borrower requested a declaratory judgment that no misappropriation of technology occurred. Pursuant to a stipulation between the parties, the civil action was transferred to the Northern District of California, San Jose Division, on September 13, 2004. Further, as result of the stipulation, defendants waived their objections to personal jurisdiction and Borrower withdrew its claims for libel, disparagement, and unfair business practices, leaving Borrower’s claim for a declaratory judgment as the sole remaining count. An initial Case Management Conference is currently scheduled before the California court for January 18, 2005. Defendants have recently added Schlumberger as an additional defendant to their cross-complaint.

Schedule 5.9 – Indebtedness

1. The Existing Loans, which Existing Loans are being paid off upon Closing.

2. Auto financing loan with Chase on a company owned vehicle, with remaining principal balance of approximately $9,000.

3. Capitalized lease buyout with GE Capital, with remaining principal balance of approximately $24,000.

Schedule 5.10 – Violations

None

Schedule 5.11 – Plans

Borrower’s Benefit Plans:

* 401(k) Plan - currently with Merrill Lynch. (This is only “Pension Plan” listed.)

Stock Plan (and some stock option agreements and a de minimus amount of stock appreciation rights still in effect under a prior Stock Plan)

Medical Plan - currently with Anthem B/C and B/S Century Preferred

Dental Plan - currently with MetLife.

** Section 125 Plan - currently with Guardian Life Insurance

* Life Insurance Plan - currently with MetLife

Supplemental Life Insurance Plan - currently with Guardian Life Insurance

* AD&D Plan - currently with MetLife

* Short Term Disability Plan - currently with MetLife

* Long Term Disability Plan - currently with MetLife

Acquisition Subsidiary’s Benefit Plans (upon the funding of the Initial Advance and simultaneous closing under the Putnam Acquisition Agreement):

Medical Plan - currently with U.S. Healthcare.

Dental Plan - currently a self-administered, fixed-dollar benefit program.

Supplemental Life Insurance Plan - currently with Hartford Life Insurance Co.

Section 125 Plan - currently with Ceridian (through year-end 2004). Starting January 2005, Acquisition Subsidiary’s employees are expected to join Borrower’s Section 125 plan, marked with two asterisks (**) above.

Others: - See Borrower programs above marked with an asterisk (*), which will also be offered to Acquisition Subsidiary’s employees.

Schedule 5.12 – Intellectual Property

Patents

Borrower: See attached (i) Schedule of Patents, (ii) Schedule of Joint Patents and (iii) Schedule of Licensed Patents.

Acquisition Subsidiary: Upon closing under the Putnam Acquisition Agreement, the following patent will be assigned to Acquisition Subsidiary: Patent No. 4,888,146 issued 12/19/89 to James V. Dandeneau for method and apparatus of forming extruded article.

Trademarks

Borrower: See attached Schedule of Trademarks.

Copyrights

None.

Schedule of Patents

((*) = Lien of record for Connecticut Innovations Incorporated)

Patent No.	Title	Abstract	App Date	Iss Date	Exp Date	Foreign Coverage	Note
5807189	High Damping Capacity Metal Striking Face	Uses of shape memory alloys for golf club face inserts	12/7/1995	9/15/1998	12/7/2015	None

4778104	Temperature Responsive Line Valve	Original Memrysafe antiscald safety valve	7/31/1986	10/18/1988	7/3/2006	None	(*)

4848388	Emergency Valve with Test Capability	Firechek emergency fire safety shut-off valve	10/19/1987	7/18/1989	10/19/2007	None	(*)

4875623	Valve Control	Electronic controlled Ultravalve	7/17/1987	10/24/1989	10/24/2007	Belgium, France, Germany, Italy & Great Britain	Licensed to Automation Electronics, Inc. (*)

4969598	Valve Control	Electronic controlled Ultravalve	8/22/1989	11/13/1990	8/22/2009		Licensed to Automation Electronics, Inc.; cip of 4875623 (*)

5259554	Temperature Responsive Pilot Operated Line Valve	Pilot operated design of Memrysafe antiscald safety valve	5/15/1992	11/9/1993	5/15/2012	Australia, Canada, Belgium, Swizerland, Germany, France, Italy & Great Britain	(*)

5397053	Temperature Responsive Pilot Operated Line Valve	Pilot operated design of Memrysafe antiscald safety valve	11/8/1993	3/14/1995	11/8/2013		div of 5259554

5261597	Temperature Responsive Three-Way Line Valve	Hot fluid flow control diverter valve	5/4/1993	11/16/1993	5/4/2013	None	(*)

4935068	Methods of Treating a Sample of an Alloy	Warm forming process for shaping NiTi parts	1/23/1989	1/19/1990	1/23/2009	None

4821147	Mounting Assembly Comprising an Electronic Component	Electronics mounting method using shape memory effect	10/5/1987	4/11/1989	10/5/2007	None

Patent No.	Title	Abstract	App Date	Iss Date	Exp Date	Foreign Coverage	Note
6053992	Shape Memory Alloy Sealing Components	High pressure sealing sealing plugs for Disel Tech & Bosch fuel injectors	9/30/1997	4/25/2000	9/30/2017	patent agreement with Bosch/DTC provides coverages in Europe, and Canada, pending in Japan

5709021	A Process for the Manufacture of Metal Tubes	Soft mandrel drawing process for making NiTi tubes	5/11/1994	1/20/1998	1/20/2015	None

6258182	Pseudoelastic Beta Ti Alloys and Uses Thereof	Flexium compositions and processing methods	3/5/1999	7/10/2001	3/5/2019	pending in Europe, Japan and Korea

6419358	Pseudoelastic Beta Ti Eyeglass Components	Memryflex (Flexium) eyewear applications	11/24/1999	7/16/2002	11/24/2019		div of 6258182

6375458	Medical Instruments and Devices and Parts	Ni-rich NiTi and processes for manufacturing medical devices	5/17/1999	4/23/2002	5/17/2019	pending in Canada and Australia

6799357	Manufacture of Metal Tubes	Hybrid tube drawing process for making NiTi tubes	9/5/2002	10/5/2004	9/5/2022	pending in Europe, Canada, Japan and China

Pending; Applic. No. 10/287140	Work Hardened Pseudoelastic Guidewire	High stiffness NiTi guidewire and manufacturing process	11/4/2002			PCT application pending

Pending; Applic. No. 10/609003	beta titanium compositions and methods of manufacture thereof	Expanded Flexium compositions	6/27/2003			PCT application pending

Pending; Applic. No. 10/755034	Beta titanium compositions and methods of manufacture thereof (cip I)	Improved processing methods for Flexium alloys	1/8/2004			PCT application pending

Pending; Applic. No. 10/869359	Superelastic B-Ti Eyewear And Eyewear Components (cip II)	Further improved processing methods for Flexium alloys	6/16/2004			PCT application pending

Pending; Applic. No. 03/020081	Method For Manufacturing Superelastic Beta Titanium Articles and the Articles Derived Therefrom	Manufacturing processes for expanded Flexium compositions	6/27/2003			PCT application pending

Pending; Applic. No. 03/024857	Implantable Artificial Pancreas	System integration of sensor and thin film NiTi insulin pump	8/7/2003			PCT application pending

Patent No.	Title	Abstract	App Date	Iss Date	Exp Date	Foreign Coverage	Note
Pending; Applic. No. 10/811466	Drug Eluting Stents Of NiTi Alloys	NiTi compositions for drug eluting stents	3/26/2004			PCT application pending

Pending; Applic. No. 10/844018	Semi-Reusable Surgical Instrument for Specimen Retrieval	Improvements of Endocatch spring designs	5/12/2004			PCT application pending

Provisional; Applic. No. 60/552277	Finishing Processes for Improving Fatigue Life of Metal Components	Improvement of NiTi fatigue life by mechnical finishing	3/11/2004

Provisional; Applic. No. 60/577743	Replacement Discs for the Spine (Lumbar Column)	Design concepts of replacement discs	6/7/2004

Provisional; Applic. No. 60/577528	Methods of Attachment of Endografts for Abdominal Aortic Aneurysms	Design concepts of endograft attachments	6/7/2004

Provisional; Applic. No. 60/577680	Methods and Articles for Attaching Objects to the Lumina	Design concepts for vascular closure devices	6/7/2004

Schedule of Joint Patents

File number	Country [W]	Title (Internal )	Filing date	Filing number	Publication date	Publication number	Grant date	Grant number	List of Inventors
68.0210	ANGOLA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	19/OCT/2001	1845					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0292	AUSTRALIA	EXPANDABLE CELLS	16/JAN/2002	10199/02					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0210	BELGIUM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	22/OCT/2001	2001/0680			01/JUN/2004	1014914A5	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0348	BRAZIL	EXPANDABLE DEVICES AND METHODS	06/AUG/2003	PI0302738-4					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	BRAZIL	EXPANDABLE CELLS	16/JAN/2002	PI0201817-9					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0210	BRAZIL	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	19/OCT/2001	PI0107164-5					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0348	CANADA	EXPANDABLE DEVICES AND METHODS	05/AUG/2003	2436640					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	CANADA	EXPANDABLE CELLS	15/JAN/2002	2367810					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0210	CANADA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	17/OCT/2001	2359450					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0292	EUROPEAN	EXPANDABLE CELLS	15/JAN/2002	02290106.0	17/JUL/2002	EP 1 223 305			HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	GERMANY	EXPANDABLE CELLS	16/JAN/2002	102 01 631.3	28/NOV/2002	DE 102 01 631			HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

File number	Country [W]	Title (Internal )	Filing date	Filing number	Publication date	Publication number	Grant date	Grant number	List of Inventors
68.0210	INDONESIA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	19/OCT/2001	P-00200100828					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0292	ITALY	EXPANDABLE CELLS	16/JAN/2002	MI2002A 000077					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	JAPAN	EXPANDABLE CELLS	16/JAN/2002	2002 - 044030					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	NETHERLANDS	EXPANDABLE CELLS	16/JAN/2002	1019753			23/JUL/2002	1019753	HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	NETHERLANDS	EXPANDABLE CELLS	15/JUL/2002	1021076			14/JAN/2003	1021076	HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	NETHERLANDS	EXPANDABLE CELLS	16/JAN/2002	1022037			27/MAY/2003	1022037	HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0210	NETHERLANDS	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	18/OCT/2001	1019192			23/APR/2002	1019192	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	NIGERIA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	29/OCT/2001	436/2001			29/JAN/2003	RP 14851	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0348	NORWAY	EXPANDABLE DEVICES AND METHODS	05/AUG/2003	2003 3471					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0292	NORWAY	EXPANDABLE CELLS	15/JAN/2002	2002 0225					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0210	NORWAY	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	18/OCT/2001	2001 5069					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	RUSSIAN FEDERATION	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	26/NOV/2003	2003134377					HART Barrie, JOHNSON Craig D., SHETKY L. M.

File number	Country [W]	Title (Internal )	Filing date	Filing number	Publication date	Publication number	Grant date	Grant number	List of Inventors
68.0210	RUSSIAN FEDERATION	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	19/OCT/2001	2001128440	10/MAR/2004	2225497	10/MAR/2004	2225497	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	SAUDI ARABIA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	16/JAN/2002	02 22 0629					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0292	SINGAPORE	EXPANDABLE CELLS	16/JAN/2002	200200294-7					HACKWORTH Matthew R., HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0210	SINGAPORE	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	19/OCT/2001	200106482-3					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	TRINIDAD AND TOBAGO	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	19/OCT/2001	TT/A/2001/00199					HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0348	UNITED KINGDOM	EXPANDABLE DEVICES AND METHODS	05/AUG/2003	0318280.5	11/FEB/2004	2391567			HACKWORTH Matthew R., JOHNSON Craig D.

68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	04/DEC/2003	0328108.6	19/MAY/2004	2395214			HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0292	UNITED KINGDOM	EXPANDABLE CELLS	15/JAN/2002	0200856.3	17/JUL/2002	2371066	05/MAR/2003	2371066	HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	18/OCT/2001	0125006.7	24/APR/2002	GB2368082	21/MAY/2003	2368082	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	05/DEC/2002	0228350.5	19/MAR/2003	GB2379693	20/AUG/2003	2379693	HART Barrie, JOHNSON Craig D., SHETKY L. M.

File number	Country [W]	Title (Internal )	Filing date	Filing number	Publication date	Publication number	Grant date	Grant number	List of Inventors
68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	05/DEC/2002	0228333.1	19/MAR/2003	GB2379691	20/AUG/2003	2379691	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	05/DEC/2002	0228349.7	18/JUN/2003	GB2383058	21/APR/2004	2383058	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	05/DEC/2002	0228386.9	19/MAR/2003	2379694	18/FEB/2004	2379694	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	05/DEC/2002	0228345.5	19/MAR/2003	GB2379692	20/AUG/2003	2379692	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED KINGDOM	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	05/DEC/2002	0228329.9	19/MAR/2003	2379690	08/OCT/2003	2379690	HART Barrie, JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED STATES OF AMERICA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	12/MAR/2004	10/799151					BIXENMAN Patrick W., HACKWORTH Matthew R., JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED STATES OF AMERICA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	23/MAR/2004	10/806509					BIXENMAN Patrick W., HACKWORTH Matthew R., JOHNSON Craig D., SCHETKY L. Mcdonald

68.0348	UNITED STATES OF AMERICA	EXPANDABLE DEVICES AND METHODS	02/JUN/2003	10/452322	12/FEB/2004	US-2004-0026079-A1			HACKWORTH Matthew R., JOHNSON Craig D.

68.0292	UNITED STATES OF AMERICA	EXPANDABLE CELLS	16/JAN/2002	10/050,468	08/AUG/2002	US-2002-0107562-A1			HART Barrie, JOHNSON Craig D., SCHETKY L. Mcdonald

File number	Country [W]	Title (Internal )	Filing date	Filing number	Publication date	Publication number	Grant date	Grant number	List of Inventors

68.0210	UNITED STATES OF AMERICA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	09/OCT/2001	09/973442	25/APR/2002	US-2002-0046840-A1			BIXENMAN Patrick W., HACKWORTH Matthew R., JOHNSON Craig D., SHETKY L. M.
68.0210	UNITED STATES OF AMERICA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	10/DEC/2002	10/315569	01/MAY/2003	US-2003-0079885-A1			BIXENMAN Patrick W., HACKWORTH Matthew R., JOHNSON Craig D., SHETKY L. M.

68.0210	UNITED STATES OF AMERICA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	10/DEC/2002	10/315665	01/MAY/2003	US-2003-0079886-A1	04/MAY/2004	6729403	BIXENMAN Patrick W., HACKWORTH Matthew R., JOHNSON Craig D., SHETKY L. M.

68.0348	VENEZUELA	EXPANDABLE DEVICES AND METHODS	05/AUG/2003	2003-001320					HACKWORTH Matthew R., JOHNSON Craig D.

68.0210	VENEZUELA	APPARATUS COMPRISING EXPANDABLE BISTABLE TUBULARS AND METHODS FOR THEIR USE IN WELLBORES	18/OCT/2001	2001-002197					HART Barrie, JOHNSON Craig D., SHETKY L. M.

Schedule of Licensed Patents

(All are royalty-free licenses from the Raychem acquisition.)

(It is believed that ownership may have been assigned to Advanced

Metal Components Inc. (AMCI)and then to Aerofit Products Inc.)

Patent No.	Title	Iss Date	Exp Date
4770725 License	NiTiNb Shape Memory Alloy & Article	9/13/1988	9/13/2005
4832382 License	Coupling device	5/23/1989	1/25/2008
4934743 License	Assembly for forming a mechanical connection	6/19/1990	2/7/2009
4836586 License	Composite coupling	6/6/1989	6/6/2006
4874193 License	Composite coupling	10/17/1989	10/17/2006
4740253 License	Method for pre-assembling a composite coupling	4/26/1988	10/7/2005
5058936 License	Method of forming a mechanical connection	10/22/1991	2/23/2009

Schedule of Trademarks

((*) = Lien of record for Connecticut Innovations Incorporated)

Current:

CC Docket	PSC Docket	Serial No.	Filing Date	Trademark	Reg. No.	Reg. Date	Note	Comments
MEM-0082-T	T03	74/012224	12/18/1989	FLOW GARD and design	1,670,156	12/31/1991	Anti-scald safety valve	Renewed 12/20/01, in force till 12/20/2011 (*)

MEM-0083-T	T04	74/011955	12/18/1989	SHOWER GARD and design	1,648,776	6/25/1991	Anti-scald safety valve	Renewed 6/20/01, in force till 6/20/11 (*)

MEM-0084-T	T07	73/690661	10/19/1987	MEMRYSAFE	1,494,037	6/28/1988	Anti-scald safety valve	Sec 8 & 15 filed, renewable 6/28/08 (*)

MEM-0080T	T12	74/732305	9/21/1995	ULTRAVALVE	2,122,691	12/23/1997	Assigned to Automation Electronics, Inc. on June 30, 1998

MEM-0095-T		78/290188	8/21/2003	FIRECHEK	2,858,156	6/29/2004	Fire safety valve	registered

MEM-0100-T	T16 JP	08-039739		ZEEMET	4,076,912	10/31/1997	SME alloy for sporting goods	Japanese registration

MEM-0076T	T18	76/377370	3/1/2002	M MEMRY and design	2,814,515	2/17/2004	New Memry Logo	registered

MEM-0078T	T20	76/321255	10/4/2001	MEMRY FLEX			Beta Ti Eyeglass Frames	pending

MEM-0077T	T21	76/321445	10/4/2001	Smart People Smart Metals	2,753,998	8/19/2003	Service mark	registered

MEM-0085T	T25	78/253048	5/22/2003	SIGNAL FLEX			NiTi antenna	allowed

MEM-0086T	T28	78/253054	5/22/2003	FLEXIUM			Beta Ti Biomaterial	allowed

Historical/Contemplated (For Information Only):

CC Docket	PSC Docket	Serial No.	Filing Date	Trademark	Reg. No.	Reg. Date
	T01	73/506528	11/1/1984	MEMERYTEC	1,342,355	6/18/1985	Door opener and actuators	Abandoned

	T05	74/012218	12/12/1989	SHOWERSAFE	1,646,672	6/4/1991	Shower valve actuators	Abandoned

	T06	74/113888	11/9/1990	M MEMRY and design	1,680,708		SME metals & valves	Abandoned, no suitable specimens

	T10	74/114650	11/13/1990	M MEMRY and design	1,680,708	3/24/1992	R&D services	abandon on 9/24/02

MEM-0081T	T11	74/592629	10/31/1994	FIRECHEK	1,931,427	10/31/1995	Fire safety valve	lapsed

	T13			BATHGARD				Not filed

	T15			MEMRYTEC			inadequate specimens	Not filed

	T16	75/045408	1/17/1996	ZEEMET			SME alloy for sporting goods	abandoned

	T17	75/044613	1/17/1996	Z-MET			SME alloy for sporting goods	abandoned

	T19	76/115195	8/23/2000	NIFLEX			AMT NT10 alloy	allowed, abandoned

	T22			FLEXIT				search conducted, not filed

	T23			BETAFLEX				search conducted, not filed

	T24			TITAFLEX				search conducted, not filed

	T26			MICROTUBE			Small dia. NiTi tubing	search conducted, not filed

	T27			X-WIRE			NiTi Guidewire	search conducted, not filed

Schedule 5.25 – Real Property

1.	Borrower leases space at:

(i)	3 Berkshire Blvd., Bethel, CT 06801.

(ii)	4065 Campbell Ave., Menlo Park, CA 94025.

(iii)	4020 Campbell Ave., Menlo Park, CA 94025 (This is currently a sublease of a portion of the building. Borrower is in the process of replacing the sublease with a direct lease from the master landlord of the entire building, and of then subleasing a portion of the building to a third party (the buyer of its former sublandlord’s business).)

2.	Acquisition Subsidiary, upon the funding of the Initial Advance and the simultaneous closing under the Putnam Acquisition Agreement, will lease the entire facility at 130 Louisa Viens Drive, Dayville (Town of Killingly), Windham County, Connecticut 06241.

Schedule 5.26 – Deposit Accounts

Account Name	Bank	Account No.	Use
Memry Corporation	Webster Bank	000885825	Operating account - checking

Memry Corporation	Webster Bank	(Treasury sales)	Jumbo CD/Investments (Purchased through operating account)

Memry Corporation	Webster Bank	0548003578	Money market

Memry Corporation	Webster Bank	0008854979	Cash collateral (lockbox)

Memry Corporation - Sec 125 Health and Dependent Care	Webster Bank	0008896805	Checking/health & dependent care

Memry Corporation	Bank of America	0413403561	Checking (local account for West Coast operations)

Putnam Plastics Company LLC	Fleet Bank (soon to be Bank of America)	95037 33506	Checking (local account)

Schedule 7.3 – Other Existing Liens

1.	Vehicle liens securing vehicle Indebtedness disclosed on Schedule 5.9.

2.	Intellectual property liens for the benefit of Connecticut Innovations Incorporated as disclosed on Schedule 5.12.

3.	UCC financing statements evidencing the capitalized lease described in item 3 on Schedule 5.9.

4.	For Information Only: UCC financing statements evidencing operating leases.